Exhibit 10.111


AGREEMENT AS TO CERTAIN COMMON REPRESENTATIONS,
WARRANTIES, COVENANTS AND OTHER TERMS


     AGREEMENT AS TO CERTAIN COMMON REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER TERMS (this "Agreement"), dated as of November 10, 1994, among VISAYAS GEOTHERMAL POWER COMPANY, a general partnership organized and existing under the laws of the Republic of the Philippines (the "Partnership"), VISAYAS POWER CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("VPCC"), CREDIT SUISSE, a bank organized and existing under the laws of Switzerland, in its capacity as agent for the Banks (as defined below) under the Bank Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Bank Agent"), in its capacity as agent for VPCC as lender under the Project Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "VPCC Agent"), and in its capacity as agent for the Banks, OPIC (as defined below) and VPCC under the Intercreditor Agreement referred to in Schedule X hereto (in such capacity, together with its successors in such capacity, the "Project Administrative Agent"), OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America ("OPIC"), and each of the financial institutions listed on the signature pages hereof under the caption "Banks" (each such financial institution, individually a "Bank" and, collectively the "Banks").

W I T N E S S E T H :

     WHEREAS, the Partnership intends to construct, own and operate the Project;

     WHEREAS, VPCC, the VPCC Agent and the Project Administrative Agent are willing to enter into the Project Credit Agreement with the Partnership, which will provide for, among other things, the making by VPCC of the Project Construction Loans to the Partnership and the conversion of such Project Construction Loans into Project Term Loans to the Partnership, in each case on the terms and subject to the conditions set forth in the Project Credit Agreement for the purpose of financing a portion of the costs of construction of the Project;

     WHEREAS, OPIC is willing to enter into the OPIC Lenders Insurance Contract with VPCC, pursuant to which OPIC will agree, subject to the terms and conditions set forth therein, to insure a portion of the payments of principal and interest on the Project Loans against certain risks described in the OPIC Lenders Insurance Contract;

     WHEREAS, in order to provide a source of funds for the making by VPCC of the Project Construction Loans to the Partnership pursuant to the Project Credit Agreement and for the conversion of such Project Construction Loans into Project Term Loans to the Partnership pursuant to the Project Credit Agreement, the Banks, the Bank Agent and the Project Administrative Agent are willing to enter into the Bank Credit Agreement with VPCC, which will provide for, among other things, the making by the Banks of the Bank Construction Loans to VPCC and the conversion of such Bank Construction Loans into Bank Term Loans to VPCC, in each case on the terms and subject to the conditions set forth in the Bank Credit Agreement;

     WHEREAS, OPIC is willing to enter into the OPIC Finance Agreement with the Partnership, which will provide for, among other things, the making by OPIC of the OPIC Construction Loan to the Partnership and the conversion of such OPIC Construction Loan into the OPIC Term Loan to the Partnership, in each case on the terms and subject to the conditions set forth in the OPIC Finance Agreement for the purpose of financing a portion of the costs of construction of the Project; and

     WHEREAS, the Project Credit Agreement, the OPIC Lenders Insurance Contract, the Bank Credit Agreement and the OPIC
Finance Agreement are each an integral part of the same transaction and, accordingly, the respective parties thereto desire to enter into this Agreement to provide for, among other things, certain common representations, warranties and covenants of the (i) Partnership to the other parties hereto and (ii) VPCC to the other parties hereto (other than the Partnership), certain uniform conditions precedent to all Utilizations and certain common events of default;

     NOW, THEREFORE, in consideration of the premises and in order to induce (i) VPCC, the VPCC Agent and the Project
Administrative Agent to enter into the Project Credit Agreement,
(ii) the Bank Agent, the Banks and the Project Administrative Agent to enter into the Bank Credit Agreement and (iii) OPIC to enter into the OPIC Finance Agreement and the OPIC Lenders
Insurance Contract, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


     Section 1.  Defined Terms and Principles of Construction

     1.1 Defined Terms and Principles of Construction. For all purposes of this Agreement, (a) capitalized terms used but not otherwise defined herein shall have the meanings set forth in
Schedule X attached hereto and (b) the principles of construction set forth in Schedule X shall apply.


     Section 2.  Representations and Warranties of the
Partnership

     In order to induce each of VPCC, the VPCC Agent, OPIC, the Bank Agent, the Project Administrative Agent and the Banks to enter into this Agreement and each of the other Financing
Documents to which it is a party and in order to induce VPCC to make the Project Construction Loans, each of the Banks to make the Bank Construction Loans and OPIC to make the OPIC
Construction Loan, the Partnership makes the following representations, warranties and agreements to such aforementioned Persons as of the Effective Date, which representations, warranties and agreements shall survive the execution and delivery of this Agreement, the making and repayment of the OPIC Construction Loan and the OPIC Term Loan, the making and repayment of the Project Construction Loans and the Project Term Loans and the making and repayment of the Bank Construction Loans and the Bank Term Loans:

     2.1 Status. The Partnership (a) is a general partnership duly organized, validly existing and in good standing under the laws of the Republic, (b) is duly qualified to do business as a foreign general partnership under the laws of each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or as proposed to be conducted makes such qualification necessary or desirable and (c) has full power and authority to own the property and assets owned by it and to lease the properties leased by it and to transact the business in which it is engaged or proposes to be engaged and to do all things necessary or appropriate in respect of the Project and to consummate the transactions contemplated by the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made. Magma Netherlands and TPII are the sole general partners of the Partnership. Magma Netherlands is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands and is the managing general partner of the Partnership. TPII is a corporation duly organized, validly existing and in good standing under the laws of the Republic. Magma Netherlands is duly qualified to do business and is in good standing under the laws of the Republic. Each Partner (a) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or as proposed to be conducted makes such qualification necessary or desirable and (b) has full power and authority to own the property and assets owned by it and to lease the properties leased by it and to transact the business in which it is engaged or proposes to be engaged.

     Section 2.2 Power and Authority. The Partnership and each Partner has full power and authority to execute and deliver, and to perform the terms and provisions of, each of the Project Documents to which it is a party and has taken all necessary and proper action to authorize the execution, delivery and performance by it of each of such Project Documents as have been executed and delivered as of each date this representation and warranty is made or deemed made. The Partnership and each Partner has duly executed and delivered each of the Project Documents to which it is party, and each of such Project Documents constitutes the legal, valid and binding obligations of the Partnership and/or such Partner, as the case may be, enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     Section 2.3 No Violation. Neither the execution and delivery by the Partnership of the Project Documents to which it is a party, nor the Partnership's compliance with or performance of the terms and provisions thereof, nor the use by the Partnership of the proceeds of the Project Construction Loans, the Project Term Loans and the OPIC Loan as contemplated by the Project Credit Agreement, the OPIC Finance Agreement, this Agreement or the other Financing Documents (a) will contravene or violate any provision of any Applicable Law to which the Partnership, any of its assets or the Project is subject, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except any Permitted Liens) upon any of the property or assets of the Partnership pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Partnership is a party or by which it or any of its property or assets is bound or to which it may be subject, (c) will violate any provision of the Partnership Agreement or any other organizational documents of the Partnership or either of the Partners or (d) will, except to the extent set forth in Section 2.12, require any consent or approval of any Governmental Authority or any other Person which has not been obtained.

     Section 2.4 Capitalization. The respective partnership interests of Magma Netherlands and TPII in the Partnership and the respective interests of Magma Netherlands and TPII in the capital and the profits and distributions of the Partnership are as set forth in the Partnership Agreement. All such partnership interests in the Partnership have been duly and validly authorized and issued. Magma Netherlands and TPII own the partnership interests in the Partnership set forth in the Partnership Agreement free and clear of any Liens of any nature on such partnership interests except for the Liens created pursuant to Part D of the Omnibus Security Agreement. The Partnership does not have outstanding any certificates or securities that evidence interests in the Partnership (except for certificates representing the respective partnership interests of Magma Netherlands and TPII in the Partnership), or any securities convertible into or exchangeable for any of its partnership interests or any rights to subscribe for or to purchase, or any warrants or options to purchase, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any such partnership interests, except for those rights established pursuant to Part D of the Omnibus Security Agreement and the Partnership Agreement.

     Section 2.5 No Default, Etc. Neither the Partnership nor any Obligor which is an Affiliate of the Partnership is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any Project Document. To the best knowledge of the Partnership, no other party to any Project Document is in default in any material respect in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained therein. No Default or Event of Default has occurred and is continuing. No Event of Loss has occurred.

     Section 2.6  Subsidiaries.  The Partnership has no
Subsidiaries and owns no equity interest in any other Person.
Except as set forth in Schedule 2.6 hereof, neither of the Partners has any Subsidiaries or owns any equity interest in any other Person.

     Section 2.7 Single-Purpose Partnership. The Partnership (a) has not engaged in any business other than the design, development, ownership, financing, construction and operation of the Project and (b) is not a party to any agreement, contract or commitment (other than (w) the agreements identified in clauses (i) through (iv), clause (vi) and clause (xvi) of the definition of the term Operating Agreements set forth in Schedule X hereto, (x) any agreement identified in clauses (v), (ix), (x), (xii) or (xiii) of the definition of the term Operating Agreements set forth in
Schedule X hereto which is entered into after the Effective Date but on or before any later date on which this representation is made or deemed made, (y) the Financing Documents and (z) agreements, contracts and commitments in respect of Permitted Indebtedness) which, individually, creates an annual financial obligation of the Partnership in excess of $100,000 (or the equivalent in other currency) or which would cause the aggregate annual financial obligations of the Partnership under all agreements, contracts and commitments (other than those specified in clauses (w) through (z) immediately above) to which the Partnership is a party to exceed $300,000 (or the equivalent in other currency).

     Section 2.8 Financial Statements; Financial Condition; Undisclosed Liabilities; Etc. (a) The unaudited financial statements of the Partnership at September 30, 1994, heretofore furnished to the VPCC Agent, the Project Administrative Agent, the Bank Agent, the Banks and OPIC present fairly the financial condition of the Partnership at the date of such financial statements and the results of the operations of the Partnership for such fiscal year. Such financial statements have been prepared in accordance with GAAP. Since September 30, 1994, no event, condition or circumstance (including without limitation "Force Majeure" as defined in Section 14.1(a) of the Energy Conversion Agreement, "Political FM" as defined in Section 14.1(b) of the Energy Conversion Agreement and "Force Majeure" as defined in
Section 1.46 of the Construction Contract) has existed or has occurred which has had or is reasonably likely to have a Material Adverse Effect.

     (b) Except as fully reflected in the financial statements referred to in Section 2.8(a), there are no liabilities or obligations with respect to the Partnership of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such financial statements relate which, either individually or in the aggregate, exceed $1 million (or the equivalent in other currency). The Partnership does not know of any reasonable basis for the assertion against the Partnership of any liability or obligation of any nature whatsoever for such relevant period that is not fully reflected in the financial statements referred to in
Section 2.8(a) which, either individually or in the aggregate, exceed $1 million (or the equivalent in other currency).

     (c) The unaudited statements of financial condition of Magma at September 30, 1994, of Magma Netherlands at September 30, 1994 and of TPII at September 30, 1994, heretofore furnished to the VPCC Agent, the Project Administrative Agent, the Bank Agent, the Banks and OPIC are true, correct and complete as of the dates specified therein, fairly present the financial condition of Magma, Magma Netherlands and TPII, as the case may be, at the respective dates of such statements of financial condition and have been prepared in accordance with GAAP.

     Section 2.9  Litigation.  Except as disclosed in Part A of
Schedule 2.9 hereto, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the best of the Partnership's knowledge, threatened against or affecting the Partnership or any of its properties, revenues or assets or the Project or the Site which has had or is reasonably likely to have a Material Adverse Effect. The Partnership is not in default with respect to any order of any court, arbitrator, administrative agency or other Governmental Authority. There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority directing that any material aspect of the transactions provided for in any of the Project Documents not be consummated as herein or therein provided. To the best of the Partnership's knowledge, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or threatened against or affecting any party to any Project Document which is an Affiliate of the Partnership or any of their properties, revenues or assets, and the Partnership does not have actual knowledge of any such action, suit, investigation or proceeding pending or threatened against or affecting any other party to any Project Document or any of their properties, revenues or assets, in each case described in this sentence which has had, or as to which there is a reasonable possibility of an adverse decision which could result in, a Material Adverse Effect.

     Section 2.10 True and Complete Disclosure. No representation, warranty or other statement made by the Partnership or any Affiliate of the Partnership in this Agreement or in any other Project Document, or in any other document furnished from time to time by the Partnership or any Affiliate of the Partnership in connection herewith or therewith (including the Information Memorandum and the Application (as defined in the OPIC Finance Agreement)) contains or when furnished will contain any untrue statement of a material fact or omits or when furnished will omit to state (as of the date made or furnished) any material fact necessary to make the statements herein or therein not misleading in light of the context (including other representations, warranties and statements in such documents) in which they were or are made and the circumstances under which they were or are made; provided, however, that it is understood and agreed that the foregoing representation and warranty shall not apply to any statements by way of financial projections furnished hereunder or any statements contained in any financial projections and budgets furnished hereunder and that the Partnership's representations and warranties with respect to such financial projections and budgets are those contained in Section 2.22 hereof. To the best of the Partnership's knowledge, there are no facts known to the Partnership which have not been disclosed in writing to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC and which have had or could reasonably be expected to have a Material Adverse Effect. There are in existence no documents or agreements which have not been disclosed to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC which are material in the context of the Project Documents or which have the effect of varying any of the Project Documents. Except as set forth in the Energy Conversion Agreement and the ECA Construction Performance Bond, neither Magma, the Partnership nor any other Affiliate of Magma is a party to any agreement with, or has incurred any liability or obligation to, or has entered into any commitment or undertaking in favor of, PNOC-EDC, in any such case relating to the Project.

     Section 2.11 Tax Returns and Payments. The Partnership has filed or caused to be filed all tax returns required by Applicable Law to be filed by it, has paid all taxes shown to be due and payable by it on such tax returns or on any assessments made against it or any of its properties and all other taxes, fees or other charges imposed on it by any Governmental
Authority, other than taxes, fees, assessments and other charges which are not delinquent and remain payable without penalty or are the subject of a Good Faith Contest by the Partnership, and the Partnership has no knowledge of any actual or additional assessment in connection therewith in a material amount.

     Section 2.12 Governmental Approvals. All Governmental Approvals necessary under Applicable Law in connection with (a) the due execution and delivery of, and performance by the Partnership of its obligations and the exercise of its rights under, the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made, (b) the grant by each of the Partnership, Magma Netherlands and TPII of the Liens created pursuant to the Project Security Documents and the Bank Financing Security Documents and the validity, enforceability and perfection thereof and the exercise by the Collateral Agent, the Co-Collateral Agent or the Bank Agent, as the case may be, of its rights and remedies thereunder and (c) the construction, operation, maintenance and ownership of the Project as contemplated by the Project Documents, to be obtained by the Partnership are, and to be obtained by any other Person (to the best knowledge of the Partnership) are, set forth in Part 1 of Schedule 2.12 hereto.
Each of the Governmental Approvals set forth in Part A of Part 1 of
Schedule 2.12 hereto and each other Governmental Approval obtained after the date hereof but on or prior to the date this representation is made or deemed made, has been duly obtained or made, is validly issued, is in full force and effect, is not subject to appeal and is free from conditions or requirements compliance with which is reasonably likely to have a Material Adverse Effect or which the Partnership does not reasonably expect to be able to satisfy. There is no proceeding pending or, to the best knowledge of the Partnership, threatened which is reasonably likely to result in the recission, revocation, material modification, suspension or determination of invalidity or limitation of effectiveness of any such Governmental Approval. The information set forth in each application and other written material submitted by the Partnership to the applicable Governmental Authority in connection with each such Governmental Approval is accurate and complete in all material respects. The Governmental Approvals set forth in Part B of Part 1 of Schedule
2.12 hereto are required solely in connection with later stages of construction and operation of the Project. The Partnership has no reason to believe that any Governmental Approval that has not been obtained, but which will be required in the future, will not be granted in due course, on or prior to the date when required and free from any condition or requirement compliance with which is reasonably likely to have a Material Adverse Effect or which the Partnership does not reasonably expect to be able to satisfy. The Project, if constructed in accordance with the Construction Contract and the other Project Documents, will conform to and comply in all material respects with all covenants, conditions, restrictions and reservations in the Governmental Approvals and the Project Documents applicable thereto and all Applicable Laws. The Partnership has no reason to believe that the Collateral Agent, the Co-Collateral Agent or the Bank Agent, as the case may be, will not be entitled, without undue expense or delay, to the benefit of each Governmental Approval set forth in Part 1 of Schedule 2.12 hereto upon the exercise of remedies under the Project Security Documents or the Bank Financing Security Documents, as the case may be. The Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC have received a true and complete copy of each Governmental Approval heretofore obtained or made.

     Section 2.13 Compliance with Statutes, Etc. (a) The Partnership has been and is in compliance in all material respects with all Applicable Laws in respect of the conduct of its business and the ownership of its property (including, without limitation, Applicable Laws relating to environmental standards and controls and resettlements and Applicable Laws (including, without limitation, the Board of Investments
Approval) relating to the maintenance of debt to equity ratios).

     (b) Without limitation to the foregoing clause (a), the Partnership's business and the Project are being carried out in compliance in all material respects with applicable Republic environmental guidelines.

     Section 2.14 Environmental Matters. To the best of the Partnership's knowledge, neither the Site nor the Plant (nor any other property with respect to which the Partnership has retained or assumed liability either contractually or by operation of the law) has been affected by any Hazardous Material in a manner which does or is reasonably likely to give rise to any material liability of the Partnership under any Environmental Law or which has had or is reasonably likely to have a Material Adverse Effect.

     Section 2.15 Patents, Licenses, Franchises and Formulas. No patents, trademarks, service marks, trade names, copyrights, licenses, franchises, formulas or agreements with respect to the usage of technology or other permits are necessary for the construction, ownership, operation or maintenance of the Project, except for the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, formulas, agreements or permits which the Partnership owns and has good title to, free and clear of all Liens (other than Permitted Liens), or which the Partnership has the right to use to the extent necessary to permit the construction, ownership, operation and maintenance of the Project in the manner contemplated by the Project Documents.

     Section 2.16 Submission to Law and Jurisdiction. The choice of governing law for each of the respective Project Documents in effect or required to be in effect as of the date this representation is made or deemed made is recognized in the courts of the Republic, and those courts will recognize and give effect to any judgment in respect of such Project Document obtained by or against the Partnership in the courts the jurisdictions of which the Partnership has submitted to.

     Section 2.17 Status of the VPCC Financed Secured Obligations and the OPIC Secured Obligations. The VPCC Financed Secured Obligations and the OPIC Secured Obligations constitute direct, unconditional and general obligations of the Partnership and rank not less than pari passu as to priority of payment to all other Indebtedness of the Partnership. Except as permitted by Section
4.17 of this Agreement, neither the Partnership nor any Partner has secured or agreed to secure any such other Indebtedness by any Lien upon any of its present or future revenues or assets or upon any partnership interests in the Partnership.

     Section 2.18  Documents; Sufficiency of Project Documents.
(a) The Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC have received a complete copy of each Project Document executed on or prior to the date on which this representation is made or deemed made (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any). Each Project Document is in full force and effect. None of the Project Documents which have been executed and delivered has been amended, modified or terminated, except as disclosed in writing to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC and as amended, modified or terminated in accordance with the terms hereof.

     (b) The representations and warranties of the Partnership contained in each Project Document were true and correct on the date made and continue to be true and correct.

     (c) To the best of the Partnership's knowledge, the services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to the Partnership pursuant to the terms of the Project Documents provide or will provide the Partnership with all rights and property interests required to enable the Partnership to obtain all services, materials or rights (including access) required for the design, construction, start-up, operation and maintenance of the Project, including the Partnership's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Project Documents, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business without material additional expense or material delay.

     Section 2.19 Fees and Enforcement. Other than amounts that have been paid in full, no fees or taxes, including without limitation stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Project Documents in effect or required to be in effect as of each date this representation is made or deemed made. This Agreement and each of such Project Documents are each in proper legal form under the laws of the Republic, and under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdiction without any further action on the part of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC, the Co-Collateral Agent, the Collateral Agent or the Banks.

     Section 2.20 Utility Availability. Arrangements reflected accurately and completely in the Construction Budget have been made under the Construction Contract, the Energy Conversion Agreement or otherwise on commercially reasonable terms for the provision of all services, materials and utilities necessary for the construction of the Project as contemplated by the Project Documents. Arrangements have been made under the Energy Conversion Agreement, the Administrative and Technical Services Agreement or otherwise on commercially reasonable terms for the provision of all services, materials and utilities necessary for the operation and maintenance of the Project as contemplated by the Project Documents.

     Section 2.21 Availability and Transfer of Foreign Currency. Except as disclosed in Schedule 2.21, all requisite foreign exchange control approvals and other authorizations, if any, by the Republic or any department or agency thereof have been validly obtained and will be kept current and in full force and effect to assure (a) the ability of the Partnership to receive, and the ability of any other party to make, any and all payments to the Partnership contemplated by the Project Documents, (b) the availability of Dollars to enable the Partnership to perform all of its obligations hereunder and under the other Project Documents, as the case may be, in accordance with their respective terms, and (c) the ability of the Partnership to convert all sums received in Peso amounts from PNOC-EDC under the Energy Conversion Agreement and the PNOC-EDC Consent Agreement and from the Republic under the Performance Undertaking and the Republic Consent Agreement from Pesos to Dollars, immediately upon receipt thereof, and to use the Dollars as necessary to perform all of its obligations under the Project Documents, in accordance with their respective terms. Except as disclosed in Schedule 2.21, there are no restrictions or requirements which limit the availability or transfer of foreign exchange, or the conversion to a foreign exchange, for the purpose of the performance by the Partnership of its obligations under this Agreement or under any of the other Project Documents.

     Section 2.22 Construction Budget; Base Case Forecast. (a) The Construction Budget as in effect on the Effective Date is attached hereto as Schedule 2.22. The Construction Budget accurately specifies, to the best of the Partnership's knowledge, all Project Costs incurred and anticipated to be incurred through and including the Conversion Date. In addition, to the best of the Partnership's knowledge, the amount of all Project Costs required to be paid or incurred through and including the Conversion Date does not exceed the amount reflected in the Construction Budget.

     (b) All projections and budgets (including the Construction Budget and the Base Case Forecast) furnished or to be furnished to the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC, the Collateral Agent or the Banks by or on behalf of the Partnership and the significant assumptions related thereto (i) have been and will be prepared in good faith with due care, (ii) taken as a whole, fairly present, and will fairly present, to the best of the Partnership's knowledge, the Partnership's expectations as to the matters covered thereby as of their date, (iii) are based on, and will be based on, reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs) and (iv) are in all material respects consistent with, and will be in all material respects consistent with, the material provisions of the Project Documents. The Base Case Forecast as in effect on the Effective Date is attached hereto as Schedule 2.22(b).

     Section 2.23 Titles; Liens. The Partnership (i) is the legal and beneficial owner of the Right to Use the Site (as defined in Section 1.01 of Part B of the Omnibus Security Agreement) and (ii) is the legal and beneficial owner of, with good, marketable and valid title to, all of its properties and assets (it being understood, however, that the Partnership's Right to Use the Site (as defined in Section 1.01 of Part B of the Omnibus Security Agreement) is solely as set forth in the Energy Conversion Agreement), in each case, free and clear of all Liens other than Permitted Liens. No mortgage or financing statement or other instrument or recordation executed or authorized to be filed by the Partnership or, to the best of the Partnership's knowledge, by any other Person covering all or any part of the property or assets of the Partnership is on file in any recording office, except such as relate only to Permitted Liens described in clauses (b) and (c) of
Section 4.17 hereof.

     Section 2.24 Transactions with Affiliates. The Partnership is not a party to any contracts or agreements with, or any other commitments to, whether or not in the ordinary course of business, any Affiliate, except for the Equity Funding Agreement, the Omnibus Security Agreement, the Administrative and Technical Services Agreement, the Assignment and Assumption Agreement and the O&M Agreement (if such agreement shall have been entered into on or prior to the date this representation is made or deemed made).

     Section 2.25 No Additional Fees. Other than as expressly set forth in the Construction Budget, the Partnership has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Project
Documents.

     Section 2.26 Regulation of Parties. None of the Partnership, its Affiliates, any of the Project Secured Parties nor any of the Bank Financing Secured Parties is or will be, solely as a result of the participation by such parties separately or as a group in the transactions contemplated hereby or by any other Project Document, or as a result of the ownership, use or operation of the Project, subject to regulation by any Governmental Authority of the United States as a "public utility", an "electric utility", an "electric utility holding company", a "public utility holding company", a "holding company", or an "electrical corporation" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the United States (including, without limitation, PUHCA and FPA) or by any Governmental Authority of the Republic as a "public utility" under any Applicable Law of the Republic. So long as the owner and operator of the Project is an "exempt wholesale generator" under Section 32 of PUHCA or a "foreign utility company" under Section 33 of PUHCA, none of the Project Secured Parties or the Bank Financing Secured Parties will by reason of its or their ownership or operation of the Project upon the exercise of remedies under the Project Security Documents or the Bank Financing Security Documents be subject to regulation by any Governmental Authority of the United States as a "public utility", an "electric utility", an "electric utility holding company", a "holding company", or an electric corporation" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the United States (including, without limitation, PUHCA and FPA).

     Section 2.27 Regulatory Status. The Partnership is not subject to regulation as a "subsidiary company" of a holding company under PUHCA.

     Section 2.28 ERISA and Employees. The Partnership does not sponsor, maintain, administer, contribute to, participate in, or have any obligation to contribute to or any liability under, any Plan nor since the date which is six years immediately preceding the Credit Date has the Partnership established, sponsored, maintained, administered, contributed to, participated in, or had any obligation to contribute to or liability under, any Plan. A Termination Event has not occurred with respect to any Plan the occurrence of which has had or is reasonably likely to have a Material Adverse Effect. Neither the Partnership nor any ERISA Affiliate has failed to make a required contribution or payment to a Multiemployer Plan when due, the failure of which has had or is reasonably likely to have a Material Adverse Effect. To the Partnership's knowledge, no accumulated funding deficiency as defined in Section 412 of the Code has been incurred nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Partnership or any ERISA Affiliate failed to make any contribution or to pay any amount due and owing as required by Section 412 of the Code,
Section 302 of ERISA or the terms of any Pension Plan, nor has there been any event requiring disclosure under Section 4041(c)(3)(C) or Section 4063 of ERISA with respect to any Pension Plan, the event or occurrence of which has had or is reasonably likely to have a Material Adverse Effect. To the Partnership's knowledge, the Partnership and each ERISA Affiliate has met its minimum funding requirements under ERISA and the Code with respect to the Plans and all benefit liabilities under each Pension Plan are being funded in accordance with applicable legal requirements and reasonable actuarial assumptions and methods as set forth in ERISA and the Code. To the Partnership's knowledge, no material proceeding, claim, lawsuit and/or investigation exists or, to the best of the Partnership's knowledge, is threatened concerning any
(a) Pension Plan or (b) Multiemployer Plan the occurrence of which has had or is reasonably likely to have a Material Adverse Effect. Neither the Partnership nor to the Partnership's knowledge, any ERISA Affiliate has incurred any liability to the PBGC other than for insurance premiums with respect to a Pension Plan, the payment of which is not yet due.

     Section 2.29 Investment Company Act. Neither the Partnership nor any of its Affiliates is an "investment company" or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     Section 2.30 Project Completion. The Partnership's good faith estimate of the date on which (i) Final Completion with respect to Unit 2 and Unit 3 will occur is no later than the Deadline Date, (ii) the Commercial Operation Date for Unit 1 will occur is no later than the Guaranteed Completion Date for Unit 1,
(iii) the Commercial Operation Date for Unit 2 will occur is no later than the Guaranteed Completion Date for Unit 2 and (iv) the Commercial Operation Date for Unit 3 will occur is no later than the Guaranteed Completion Date for Unit 3.

     The Partnership warrants to VPCC, the VPCC Agent, the Bank Agent, the Project Administrative Agent, OPIC and the Banks that each of the foregoing representations is true and correct in all material respects as of the Effective Date and that none of them omits any matter necessary to make such representation not misleading. The rights and remedies of VPCC, the VPCC Agent, the Bank Agent, the Project Administrative Agent, OPIC and the Banks in relation to any misrepresentations or breach of warranty on the part of the Partnership shall not be prejudiced by any investigation by or on behalf of any of VPCC, the VPCC Agent, the Bank Agent, the Project Administrative Agent, OPIC and the Banks or any of them into the affairs of the Partnership, by the execution, delivery or performance of this Agreement or any other Financing Document or by any other act or thing which may be done by or on behalf of VPCC, the VPCC Agent, the Bank Agent, the Project Administrative Agent, OPIC and the Banks or any of them in connection with this Agreement or any other Financing Document and which might, apart from this Section, prejudice such rights or remedies.

     Section 2A.  Representations and Warranties of VPCC

     In order to induce each of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC and the Banks to enter into this Agreement and each of the other Financing Documents to which it is a party and in order to induce the Banks to make the Bank Construction Loans and OPIC to make the OPIC Construction Loan and to enter into the OPIC Lenders Insurance Contract, VPCC makes the following representations, warranties and agreements to such aforementioned Persons as of the Effective Date, which representations, warranties and agreements shall survive the execution and delivery of this Agreement, the making and repayment of the OPIC Construction Loan and the OPIC Term Loan and the making and repayment of the Bank Construction Loans and the Bank Term
Loans:

     Section 2A.1 Status. VPCC (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or as proposed to be conducted makes such qualification necessary or desirable and (c) has full power and authority to own the property and assets owned by it and to lease the properties leased by it and to transact the business in which it is engaged or proposes to be engaged and to consummate the transactions contemplated by the Project Documents to which it is a party in effect or required to be in effect as of each date this representation is made or deemed made.

     Section 2A.2 Power and Authority. VPCC has full power and authority to execute and deliver, and to perform the terms and provisions of, each of the Project Documents to which it is a party and has taken all necessary and proper action to authorize the execution, delivery and performance by it of each of such Project Documents as have been executed and delivered as of each date this representation and warranty is made or deemed made. VPCC has duly executed and delivered each of the Project Documents to which it is party, and each of such Project Documents constitutes the legal, valid and binding obligations of VPCC, enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     Section 2A.3 No Violation. Neither the execution and delivery by VPCC of the Project Documents to which it is a party, nor VPCC's compliance with or performance of the terms and provisions thereof, nor the use by VPCC of the proceeds of the Bank Construction Loans and the Bank Term Loans as contemplated by the Bank Credit Agreement, this Agreement or the other Financing Documents (a) will contravene or violate any provision of any Applicable Law to which VPCC or any of its assets is subject, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except any Lien permitted to be incurred, created or assumed or permitted to exist in accordance with Section 4A.13 of this Agreement) upon any of the property or assets of VPCC pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which VPCC is a party or by which it or any of its property or assets is bound or to which it may be subject, (c) will violate any provision of the Articles of Incorporation or By-Laws of VPCC or (d) will require any consent or approval of any Governmental Authority or any other Person which has not been obtained.

     Section 2A.4 Capitalization. The authorized capital stock of VPCC consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued, outstanding, fully paid and non-assessable. All of such issued and outstanding shares of common stock are owned and held by Broad Street. VPCC does not have outstanding (i) any securities convertible into or exchangeable for its capital stock or (ii) any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for those rights established by the VPCC Stock Pledge Agreement.

     Section 2A.5 No Default, Etc. Neither VPCC nor any Obligor which is an Affiliate of VPCC is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any Project Document.

     Section 2A.6 Subsidiaries. VPCC has no Subsidiaries and owns no equity interest in any other Person.

     Section 2A.7 Single-Purpose Corporation. VPCC (a) has not engaged in any business other than the financing of the Project strictly in accordance with the Financing Documents and (b) is not a party to any agreement, contract or commitment other than this Agreement, the Project Credit Agreement, the Bank Credit Agreement, the Bank Notes, the Collateral Agency Agreement, the VPCC Assignment and Security Agreement, the OPIC Lenders Insurance Contract, the Equity Funding Agreement, the Intercreditor Agreement, the Post Closing Conditions Agreement, the Credit Suisse Fee Letter Agreement, the Management Agreement and the Loan Services Agreement.

     Section 2A.8 Financial Statements; Financial Condition; Undisclosed Liabilities; Etc. (a) The unaudited financial statements of VPCC at December 1, 1994, heretofore furnished to the Bank Agent, the VPCC Agent, the Project Administrative Agent, the Banks and OPIC present fairly the financial condition of VPCC at the date of such financial statements and the results of the operations of VPCC for such fiscal year. Such financial statements have been prepared in accordance with GAAP. Since December 1, 1994, no event, condition or circumstance has existed or has occurred which has had or is reasonably likely to have a Material Adverse Effect.

     (b) Except as fully reflected in the financial statements referred to in Section 2A.8(a), there are no liabilities or obligations with respect to VPCC of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such financial statements relate. VPCC does not know of any reasonable basis for the assertion against VPCC of any liability or obligation of any nature whatsoever for such relevant period that is not fully reflected in the financial statements referred to in Section 2A.8(a).

     Section 2A.9 Litigation. There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the best of VPCC's knowledge, threatened against or affecting VPCC or any of its properties, revenues or assets. VPCC is not in default with respect to any order of any court, arbitrator, administrative agency or other Governmental Authority. There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority directing that any material aspect of the transactions provided for in any of the Project Documents to which VPCC is a party not be consummated as herein or therein provided. To the best of VPCC's knowledge, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or threatened against or affecting any party to any Project Document which is an Affiliate of VPCC or any of their properties, revenues or assets, in each case which has had, or as to which there is a reasonable possibility of an adverse decision which could result in, a Material Adverse Effect.

     Section 2A.10 True and Complete Disclosure. No representation, warranty or other statement made by VPCC or any Affiliate of VPCC in this Agreement or in any other Project Document, or in any other document furnished from time to time by VPCC or any Affiliate of VPCC in connection herewith or therewith contains or when furnished will contain any untrue statement of a material fact or omits or when furnished will omit to state (as of the date made or furnished) any material fact necessary to make the statements herein or therein not misleading in light of the context (including other representations, warranties and statements in such documents) in which they were or are made and the circumstances under which they were or are made. There are in existence no documents or agreements which have not been disclosed to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC which are material in the context of the Project Documents to which VPCC or any Affiliate of VPCC is a party or which have the effect of varying any of the Project Documents to which VPCC or any Affiliate of VPCC is a party.

     Section 2A.11 Tax Returns and Payments. VPCC has filed or caused to be filed all tax returns required by Applicable Law to be filed by it, has paid all taxes shown to be due and payable by it on such tax returns or on any assessments made against it or any of its properties and all other taxes, fees or other charges imposed on it by any Governmental Authority, other than taxes, fees, assessments and other charges which are not delinquent and remain payable without penalty or are the subject of a Good Faith Contest by VPCC, and VPCC has no knowledge of any actual or additional assessment in connection therewith in a material amount.

     Section 2A.12 Governmental Approvals. All Governmental Approvals necessary under Applicable Law in connection with (a) the due execution and delivery of, and performance by VPCC of its obligations and the exercise of its rights under, the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made and (b) the grant by each of VPCC, Broad Street and Magma Netherlands of the Liens created pursuant to the Bank Financing Security Documents and the validity, enforceability and perfection thereof and the exercise by the Bank Agent of its rights and remedies thereunder, to be obtained by VPCC are, and to be obtained by any other Person (to the best knowledge of VPCC) are, set forth in Part 2 of Schedule
2.12 hereto. Each of the Governmental Approvals set forth in Part 2 of Schedule 2.12 hereto and each other Governmental Approval obtained in connection with the matters described in the first sentence of this Section 2A.12 after the date hereof but on or prior to the date this representation is made or deemed made, has been duly obtained or made, is validly issued, is in full force and effect, is not subject to appeal and is free from conditions or requirements compliance with which is reasonably likely to have a Material Adverse Effect or which VPCC does not reasonably expect to be able to satisfy. There is no proceeding pending or, to the best knowledge of VPCC, threatened which is reasonably likely to result in the recission, revocation, material modification, suspension or determination of invalidity or limitation of effectiveness of any such Governmental Approval. The information set forth in each application and other written material submitted by VPCC to the applicable Governmental Authority in connection with each such Governmental Approval is accurate and complete in all material respects. The Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC have received a true and complete copy of each Governmental Approval set forth on Part 2 of Schedule 2.12.

     Section 2A.13 Compliance with Statutes, Etc. VPCC has been and is in compliance in all material respects with all Applicable
Laws in respect of the conduct of its business and the ownership of its property.

     Section 2A.14  Status of the Bank Financing Secured
Obligations. The Bank Financing Secured Obligations constitute direct, unconditional and general obligations of VPCC. VPCC has not incurred any Indebtedness other than Indebtedness constituting Bank Financing Secured Obligations.

     Section 2A.15  Documents; Sufficiency of Project Documents.
(a) The Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC have received a complete copy of each Project Document executed by VPCC on or prior to the date on which this representation is made or deemed made (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any). Each such Project Document is in full force and effect. None of the Project Documents which has been executed and delivered by VPCC has been amended, modified or terminated, except as disclosed in writing to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC and as amended, modified or terminated in accordance with the terms hereof.

     (b) The representations and warranties of VPCC contained in each Project Document were true and correct on the date made and continue to be true and correct.

     Section 2A.16 Fees and Enforcement. Other than the amounts set forth on Schedule 2A.16, all of which have been paid in full, no fees or taxes, including without limitation stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Project Documents executed and delivered by VPCC or required to have been executed and delivered by VPCC on or before each date this representation is made or deemed made. Each of this Agreement and such Project Documents is in proper legal form under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdiction without any further action on the part of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC, the Co-Collateral Agent, the Collateral Agent or the Banks.

     Section 2A.17 Titles; Liens. VPCC is the legal and beneficial owner of, with good, marketable and valid title to, all of its properties and assets free and clear of all Liens other than any Lien permitted to be incurred, created or assumed or permitted to exist in accordance with Section 4A.13 hereof. No mortgage or financing statement or other instrument or recordation executed or authorized to be filed by VPCC, or, to the best of VPCC's knowledge, by any other Person covering all or any part of the property or assets of VPCC, is on file in any recording office, except such as relate only to Liens described in clause (b) of
Section 4A.13 hereof.

     Section 2A.18 Transactions with Affiliates. VPCC is not a party to any contracts or agreements with, or any other commitments to, whether or not in the ordinary course of business, any Affiliate, except for the Management Agreement.

     Section 2A.19 No Additional Fees. Other than as expressly set forth in the Bank Credit Agreement, VPCC has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Project
Documents.

     Section 2A.20 ERISA and Employees. Neither VPCC nor any ERISA Affiliate sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, any Plan nor since the date which is six years immediately preceding the Credit Date has VPCC or any ERISA Affiliate established, sponsored, maintained, administered, contributed to, participated in, or had any obligation to contribute to or liability under, any Plan. A Termination Event has not occurred with respect to any Plan. Neither VPCC nor any ERISA Affiliate has failed to make a required contribution or payment to a Multiemployer Plan when due, the failure of which has or could result in any liability on the part of VPCC. No accumulated funding deficiency as defined in Section 412 of the Code has been incurred nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has VPCC or any ERISA Affiliate failed to make any contribution or to pay any amount due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan, nor has there been any event requiring disclosure under Section 4041(c)(3)(C) or Section 4063 of ERISA with respect to any Pension Plan, the event or occurrence of which has or could result in any liability on the part of VPCC. VPCC and each ERISA Affiliate has met its minimum funding requirements under ERISA and the Code with respect to the Plans and all benefit liabilities under each Pension Plan are being funded in accordance with applicable legal requirements and reasonable actuarial assumptions and methods as set forth in ERISA and the Code. No proceeding, claim, lawsuit and/or investigation exists or is threatened concerning any (a) Pension Plan or (b) Multiemployer Plan the occurrence of which has or could result in any liability on the part of VPCC. Neither VPCC nor any ERISA Affiliate has incurred any liability to the PBGC.

     Section 2A.21 Investment Company Act. Neither VPCC nor any of its Affiliates is an "investment company" or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     VPCC warrants to the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC and the Banks that each of the foregoing representations is true and correct in all material respects as of the Effective Date and that none of them omits any matter necessary to make such representation not misleading. The rights and remedies of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC and the Banks in relation to any misrepresentations or breach of warranty on the part of VPCC shall not be prejudiced by any investigation by or on behalf of any of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC and the Banks or any of them into the affairs of VPCC, by the execution, delivery or performance of this Agreement or any other Financing Document or by any other act or thing which may be done by or on behalf of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC and the Banks or any of them in connection with this Agreement or any other Financing Document and which might, apart from this Section, prejudice such rights or remedies.

     Section 3.  Conditions Precedent

     Section 3.1 Conditions to Effectivity. The obligation of (i) VPCC, the VPCC Agent and the Project Administrative Agent to close the transactions contemplated by this Agreement and the Project Credit Agreement, (ii) the Bank Agent, the Project Administrative Agent and the Banks to close the transactions contemplated by this Agreement and the Bank Credit Agreement and (iii) OPIC to close the transactions contemplated by this Agreement and the OPIC Finance Agreement shall be subject to the satisfaction of the following conditions on or prior to the date of such closing (and after giving effect to such closing) (such date, the "Effective Date"):

     (a) Project Documents. Each of the Project Documents (excluding the O&M Agreement, the Debt Service Reserve LC, the PCA Letter of Credit, the Commercial Insurance Contracts set forth in
Part 3 of Schedule 3.1(b) hereto, the Governmental Approvals set forth in Part B of Part 1 of Schedule 2.12 hereto, the Chemical Supply Contracts, the Accommodation Village Contracts, the Bank Term Notes, the Project Term Note, the OPIC Term Note and any Replacement Operating Agreements) shall have been entered into by the respective parties thereto, shall be unconditional and fully effective in accordance with their respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of effectiveness of any of such documents) and shall be in form and substance satisfactory to the Bank Agent, the Banks, the VPCC Agent, the Project Administrative Agent and OPIC. In addition, (i) the Partnership shall have provided to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC executed copies of the Power Purchase Agreements and, in the PNOC-EDC Consent Agreement, PNOC-EDC shall have furnished its acknowledgment and agreement that effectivity under each of the Power Purchase Agreements has occurred and that the same are in full force and effect, and (ii) (w) the Partnership shall have submitted to PNOC-EDC detailed plans showing anticipated construction working areas and PNOC-EDC shall have approved the same, in each case as contemplated by Section B3.2 of Annex B to the Energy Conversion Agreement, and the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC and the Independent Engineer shall have received copies of such plans and evidence, reasonably satisfactory to the Bank Agent, the VPCC Agent and OPIC, of PNOC-EDC's approval of the same, (x) PNOC-EDC and the Partnership shall have agreed to any additions to interface points and any modifications to interface parameters, as contemplated by Sections C1 and C2, respectively, of Annex C to the Energy Conversion Agreement and any such additions and modifications shall have been incorporated as an addendum to the Energy Conversion Agreement, which addendum shall be in form and substance reasonably satisfactory to OPIC, the VPCC Agent and the Bank Agent with the advice of the Independent Engineer, (y) PNOC-EDC and the Partnership shall have finalized all condensate return specifications as contemplated by Section C2.2 of Annex C to the Energy Conversion Agreement and an agreement evidencing the finalization of such specifications shall have been incorporated as an addendum to the Energy Conversion Agreement, which addendum shall be in form and substance reasonably satisfactory to OPIC, the VPCC Agent and the Bank Agent with the advice of the Independent Engineer, and (z) as contemplated by Annex I to the Energy Conversion Agreement, PNOC-EDC and the Partnership shall have developed an expanded version of such Annex showing the Guaranteed Net Plant Steam Rate (as defined in the Energy Conversion Agreement) for each Billing Period (as defined in the Energy Conversion Agreement), which expanded Annex I shall have been incorporated as an addendum to the Energy Conversion Agreement in form and substance reasonably satisfactory to the Bank Agent, the VPCC Agent and OPIC with the advice of the Independent Engineer.

     (b) Insurance. (i) The Partnership shall have caused the Construction Contractor to have obtained the insurances described in Part 2 of Schedule 3.1(b) hereto with financially sound and reputable insurers satisfactory to the Secured Parties and pursuant to policies (w) naming the Collateral Agent as sole loss payee thereunder (except in the case of third-party liability, worker's compensation and automobile liability insurances), (x) naming, in the case of all insurances, the Collateral Agent as additional insured thereunder, (y) naming, in the case of third party liability insurances, the Collateral Agent, the Bank Agent, the Banks, the VPCC Agent, the Project Administrative Agent, VPCC, and OPIC as additional insureds thereunder and (z) containing cut-through endorsements to reinsurers and provisions requiring that the Bank Agent, the VPCC Agent, OPIC and the Collateral Agent shall receive notices of any non-payment of premiums. None of the policies for insurances described in subparagraphs (a), (b), (c) and (d) of Part 2 of Schedule 3.1(b) hereto shall contain any cancellation provision. The Partnership shall have caused the Construction Contractor to have furnished to the Bank Agent, the VPCC Agent and OPIC certificates of insurance relating to the insurances required by Part 2 of Schedule 3.1(b) (together with copies of the policies relating to such insurances, if and to the extent then available) from the insurers or insurance brokers for such insurance, which certificates shall indicate the type of insurance, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the policies and shall be accompanied by written confirmation of premium payments.

     (ii) The Partnership shall have obtained the insurances described in Part 1 of Schedule 3.1(b) hereto with financially sound and reputable insurers satisfactory to the Project Secured Parties, and pursuant to policies (x) naming, in the case of all insurances, the Collateral Agent as additional insured thereunder,
(y) naming, in the case of third party liability insurances, the Collateral Agent, the Bank Agent, the Banks, the VPCC Agent, the Project Administrative Agent, VPCC and OPIC as additional insureds thereunder and (z) containing cut-through endorsements to reinsurers and provisions requiring that the Bank Agent, the VPCC Agent, OPIC and the Collateral Agent shall receive notices of any non-payment of premiums. None of the policies for insurances referred to in subparagraphs (a), (b), (c) and (d) of Part 1 of
Schedule 3.1(b) hereto shall contain any cancellation provision. The policies for the other insurances described in Part 1 of
Schedule 3.1(b) hereto, if cancelable, shall only be cancelable for non-payment of premiums and then only upon sixty (60) days prior written notice to the Bank Agent, the VPCC Agent, OPIC and the Collateral Agent. The Partnership shall have furnished to the Bank Agent, the VPCC Agent and OPIC certificates of insurance relating to the insurances required by Part 1 of Schedule 3.1(b) (together with copies of the policies relating to such insurances, if and to the extent then available) from the insurers or insurance brokers for such insurance, which certificates shall indicate the type of insurance, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the policies and shall be accompanied by written confirmation of premium payments.

     (c) Opinions of Counsel. The Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent, the Banks, the Collateral Agent and the Co-Collateral Agent shall have received signed legal opinions of counsel to the Partnership, VPCC, each of the Obligors and the Republic and each such other Person as the Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent, the Co-Collateral Agent, the Collateral Agent or any Bank may reasonably require, each of which shall be in form and substance reasonably satisfactory to the Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent, the Banks, the Collateral Agent and the Co-Collateral Agent and shall be dated the Effective Date.

     (d)  Organizational Documents; Proceedings.

   (i)The Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent, VPCC and the Banks shall have received a certificate, dated the Effective Date, signed by a Financial Officer of the Partnership, and attested to by the Secretary or any Assistant Secretary of the Managing General Partner, in form and substance satisfactory to the Bank Agent, the VPCC Agent and OPIC, together with copies of the Partnership Agreement and other organizational documents of the Partnership and resolutions of the Board of Directors of the Managing General Partner reasonably requested by the Bank Agent, the VPCC Agent or OPIC.

            (ii) The Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent, VPCC and the Banks shall have received a certificate, dated the Effective Date, signed by a Financial Officer of each Obligor (other than PNOC-EDC, the VPCC Manager and Broad Street) and attested to by the Secretary or any Assistant Secretary of the Obligor, in form and substance satisfactory to the Bank Agent, the VPCC Agent and OPIC, together with copies of the Articles of Incorporation and By-Laws or equivalent organizational documents of the Obligor and resolutions of the Obligor reasonably requested by the Bank Agent, the VPCC Agent or OPIC (it being understood that neither the Bank Agent, the VPCC Agent or OPIC shall require resolutions of the Construction Contractor or shall require that the certificate of a Financial Officer of the Construction Contractor referred to in this clause (ii) be attested
to).

           (iii) The Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent, VPCC and the Banks shall have received evidence, in form and substance satisfactory to the Bank Agent, the VPCC Agent and OPIC, indicating that the Committee (as defined in the Partnership Agreement) has, in accordance with Section 12 and
Section 14 of the Partnership Agreement, (x) consented to the grant of a security interest in, and pledge of, the Pledged Interests of each Partner under Part D of the Omnibus Security Agreement, (y) consented to the transfer of such Pledged Interests to any designee of the Collateral Agent in accordance with Part D of the Omnibus Security Agreement and to the granting to any such designee of the right to become a substituted partner in the Partnership and (z) been authorized by the Partners to admit as a general partner to the Partnership any designee of the Collateral Agent in accordance with Part D of the Omnibus
Security Agreement.

            (iv) Arrangements satisfactory to the Bank Agent, the VPCC Agent and OPIC shall have been made for the appointment of Coopers & Lybrand or such other firm of independent public accountants acceptable to the Required Project Secured Parties, as Auditors.

             (v) The Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent and the Banks shall have received a certificate, dated the Effective Date, signed by a Financial Officer of VPCC, and attested to by the Secretary or any Assistant Secretary of VPCC, in form and substance satisfactory to the Bank Agent, the VPCC Agent and OPIC, together with copies of the Articles of Incorporation and By-Laws of VPCC and resolutions of the Board of Directors of VPCC reasonably requested by the Bank Agent, the VPCC Agent or OPIC.

            (vi) The Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent and the Banks shall have received a certificate, signed by an officer of PNOC-EDC, to the effect that
(i) PNOC-EDC is a corporation duly formed and validly existing under the laws of the Republic, (ii) PNOC-EDC has the power and authority to execute, deliver and perform its obligations under the Energy Conversion Agreement, (iii) the Energy Conversion Agreement has been duly authorized, executed and delivered by PNOC-EDC and
(iv) PNOC-EDC has no knowledge of any default, breach or abandonment by the Partnership in any respect in the performance of any provision of the Energy Conversion Agreement (including under Section 15.4.1 thereof and any violation of the definition of "Operator Philippines" contained therein).

          (e) Auditors. The Bank Agent, the VPCC Agent and OPIC shall have received a copy of the authorization to the Auditors referred to in Section 4.2(b).

          (f) ECA Construction Performance Bond. The Partnership shall have caused the Construction Contractor and Magma to establish, as co-principal obligors, the ECA Construction
Performance Bond in favor of PNOC-EDC.

          (g) Consent Letters. The Bank Agent, the VPCC Agent and OPIC shall have received a letter, in form and substance satisfactory to each of them, from The Prentice-Hall Corporation Systems Inc., presently located at 15 Columbus Circle, New York, New York 10023, indicating (i) the consent of The Prentice-Hall Corporation Systems, Inc. to its appointment by the Partnership, Magma, Magma Netherlands, TPII and VPCC as their agent to receive service of process as specified in Section 6.5(b) hereof and in the Collateral Agency Agreement, in the case of the Partnership, in the Equity Funding Agreement, the Project Completion Agreement, the Political Risk Agreement and the VPCC Stock Pledge Agreement, in the case of Magma, in the Equity Funding Agreement and the Omnibus Security Agreement, in the case of Magma Netherlands and TPII, and in Section 6.5(b) hereof and in the VPCC Assignment and Security Agreement, in the case of VPCC, and (ii) the receipt by the Prentice-Hall Corporation Systems Inc. of payment of all agency fees payable to it by the Partnership, Magma, Magma Netherlands, TPII and VPCC for the period commencing on the Effective Date and ending on September 15, 2005. OPIC shall have received a letter, in form and substance satisfactory to it, from the Prentice-Hall Corporation Systems Inc., presently located at 1090 Vermont Avenue, N.W., Washington, D.C. 20005, indicating (i) the consent of the Prentice-Hall Corporation Systems Inc. to its appointment by the Partnership and Magma as their agent to receive service of process in accordance with Section 7.03(b) of the OPIC Finance Agreement and Section 9.06 of the OPIC Participation and Guaranty Agreement, in the case of the Partnership, and in accordance with the Project Completion Agreement, in the case of Magma, and (ii) the receipt by the Prentice-Hall Corporation Systems Inc. of payment of all agency fees payable to it by the Partnership and Magma for the period commencing on the Effective Date and ending on September 15, 2005.

          (h) Energy Conversion Agreement Effectiveness. In the PNOC-EDC Consent Agreement, PNOC-EDC shall have represented that the Effectivity Date (as defined in the Energy Conversion Agreement) has occurred. In addition, the Partnership shall have issued to the Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent and the Banks a certification confirming that the Effectivity Date (as defined in the Energy Conversion Agreement) has occurred.

          (i) Certificates. The Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent and the Banks shall have received copies of each executed Project Document, together with (i) a certificate of a Financial Officer of the Partnership certifying that (x) neither the Partnership nor any Obligor which is an Affiliate of the Partnership is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained therein and, to the best of the Partnership's knowledge, no other party to any such Project Document is in default in any material respect in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained therein and (y) in the case of each such document to which any of the Bank Agent, the VPCC Agent, the Project Administrative Agent or OPIC is not a party, (A) that such document is in full force and effect, (B) that, to the best of the Partnership's knowledge, no force majeure has occurred thereunder and that (C) the copy thereof delivered to the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC and the Banks is true, correct and complete and (ii) a certificate of a Financial Officer of VPCC certifying that (x) neither VPCC nor the VPCC Manager nor Broad Street is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any Project Document to which VPCC, the VPCC Manager or Broad Street, as the case may be, is a party and
(y) in the case of each such document to which any of the Bank Agent, the VPCC Agent, the Project Administrative Agent or OPIC is not a party and to which VPCC, the VPCC Manager or Broad Street is a party, (A) that such document is in full force and effect, (B) that, to the best of VPCC's knowledge, no force majeure has occurred thereunder and that (C) the copy thereof delivered to the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC and the Banks is true, correct and complete. The Bank Agent, the VPCC Loan Agent and OPIC shall have received evidence or copies of all Governmental Approvals set forth in Schedule 2.12 hereof (other than those set forth in Part B of Part 1 thereof), certified by (i) in the case of all Governmental Approvals set forth in Part A of
Part 1 of Schedule 2.12, a Financial Officer of the
Partnership as being in full force and not subject to appeal and
(ii) in the case of all Governmental Approvals set forth in Part 2 of Schedule 2.12, a Financial Officer of VPCC as being in full force and not subject to appeal.

          (j) Construction Budget; Base Case Forecast. The Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent and each Bank shall have received the Construction Budget and the Base Case Forecast, each of which shall be in form and substance satisfactory to the Bank Agent, the VPCC Agent, OPIC, the Administrative Agent, the Banks and the Independent Engineer.

          (k) Reports of Consultants. The Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent and each Bank shall have received the Independent Engineer's Report. The Bank Agent, the VPCC Agent and each Bank shall also have received the Environmental Consultant's Permitting Report and the Environmental Consultant's Site Assessment, each of which shall be in form and substance reasonably satisfactory to the Bank Agent, the VPCC Agent and each Bank and shall either (i) be addressed to the Bank Agent, the VPCC Agent and each Bank or (ii) be accompanied by a letter addressed to each Person described in the immediately preceding clause (i), which letter shall be in form and substance reasonably satisfactory to such Persons, to the effect that each such Person shall be entitled to rely on such report and assessment to the same extent as if the same had been addressed to such Person on the date thereof.

          (l) Financial Statements. The Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent and each Bank shall have received copies of the most recent audited financial statements of Magma and the Construction Contractor and of the most recent unaudited financial statements of the Partnership, VPCC, Magma Netherlands and TPII, in each case showing, for each such Person, no material adverse change in the financial condition of such Person since the date of the last financial statements provided to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC prior to the date of this Agreement,
(i) certificates dated the Effective Date and signed by a Financial Officer of each such Person (other than the Construction Contractor) stating that (x) such financial statements of such Person are true, complete and correct and (y) no material adverse change in the financial condition, operations, properties, business or prospects of such Person has occurred since the date of such financial statements and (ii) a certificate dated the Effective Date and signed by a Financial Officer of the Construction Contractor stating that no material adverse change in the financial condition, operations, properties, business or prospects of the Construction Contractor has occurred since the date of such financial statements of the Construction Contractor that could have a material adverse effect on the Construction Contractor's ability to perform its obligations under the Construction Contract.

          (m) Evidence of Authority. The Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC shall have received evidence, reasonably satisfactory to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC (i) of the authority of the Partnership to enter into this Agreement, the Project Credit Agreement, the OPIC Finance Agreement and the other documents required by this Agreement to be entered into by the Partnership as of the Effective Date, (ii) of the authority of VPCC to enter into this Agreement, the Bank Credit Agreement and the other documents required by this Agreement to be entered into by VPCC as of the Effective Date, (iii) of the names, specimen signatures and authority of the Persons signing, on behalf of the Partnership, this Agreement, the Project Credit Agreement, the Project Construction Note, the OPIC Finance Agreement, the OPIC Construction Note and the other documents required by this Agreement to be entered into by the Partnership as of the Effective Date, and who, as of the Effective Date, will act as representatives of the Partnership in the operation of the credit facilities provided under the Project Credit Agreement and the OPIC Finance Agreement and (iv) of the names, specimen signatures and authority of the Persons signing, on behalf of VPCC, this Agreement, the Bank Credit Agreement, the Bank Construction Notes, the Project Credit Agreement and the other documents required by this Agreement to be entered into by VPCC as of the Effective Date, and who, as of the Effective Date, will act as representatives of VPCC in the operation of the credit facilities provided under the Bank Credit Agreement.

          (n) No Violation of Law, etc. No Applicable Law, regulation, ruling, guideline or other governmental action or inaction of any Governmental Authority shall be in effect or shall have occurred or be proposed, the effect of which is to prevent, directly or indirectly, the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC, any Bank, the Partnership, VPCC or any other party to any Project Document from fulfilling their respective obligations hereunder or under any other Project Document, where, in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC, the failure to fulfill such obligations would have a Material Adverse Effect, or which would subject any Project Secured Party or any Bank Financing Secured Party to any unreimbursed liability by reason of the performance of its obligations hereunder or under any other Project Document (other than taxes levied on the income of such Project Secured Party or such Bank Financing Secured Party which do not constitute Republic Taxes) or make it illegal for any Project Secured Party or any Bank Financing Secured Party to perform its obligations under the Financing Documents. In addition, the Project, the Partnership, VPCC, each Partner and Magma shall each be in compliance in all material respects with all Applicable Laws.

          (o) No Legal Proceedings. There shall be no (i) injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority directing that the transactions provided for herein or in any of the other Project Documents not be consummated as herein or therein provided or (ii) action, suit, litigation, investigation or proceeding of or before any arbitrator, court, administrative agency or other Governmental Authority pending or threatened against or affecting any party to any Project Document, or any of their properties, revenues or assets, or with respect to this Agreement or the other Project Documents or any of the transactions contemplated hereby or thereby or with respect to the Plant or the Site which, in the instance of clause (i) or (ii) above, in the reasonable opinion of the Bank Agent, the VPCC Agent or OPIC has had or is reasonably likely to have a Material Adverse Effect.

          (p) Interest Rate Hedging Instruments. VPCC shall have entered into one or more interest rate cap agreements providing interest rate hedging protection to VPCC with respect to not less than 100% of the Total Bank Commitment, the form and substance of which agreements shall have been approved by the Bank Agent, the VPCC Agent and OPIC, which approvals shall not be unreasonably withheld.

          (q) Notice to Proceed and Construction Contractor's Representation. The Partnership shall have delivered to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC a copy of the Final Notice to Proceed (as defined in the Construction Contract) with respect to Unit 1 and the Final Notice to Proceed (as so defined) with respect to Phase 2 (as defined in the Construction Contract), each of which shall have been issued on or prior to the Effective Date. The Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent and each Bank shall have received a certification of the Construction Contractor, contained in the Construction Contractor Consent Agreement, to the effect that (i) as of the date of the Construction Contractor Consent Agreement, the First Unit Performance Test Completion Deadline (as defined in the Construction Contract) is June 1, 1996, (ii) as of the date of the Construction Contractor Consent Agreement, each of the Second Unit Performance Test Completion Deadline and the Third Unit Performance Test Completion Deadline (each of such terms as defined in the Construction Contract) is June 1, 1997, (iii) the Construction Contractor has no knowledge of any default by the Partnership in any respect in the performance of any provision of the Construction Contract, (iv) the Construction Contractor is not entitled to any Change Orders under the Construction Contract (other than any Change Orders previously disclosed to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC in writing as of the date of the Construction Contractor Consent Agreement) and is not as of the date of the Construction Contractor Consent Agreement aware of any other Change Orders required under the Construction Contract (however, the Construction Contractor and the Partnership are currently discussing amendments to the Work Scope (as defined in the Construction Contract) which may result in the deletion from the Work Scope of the requirement for, or modifications of the specifications of, the hydrogen sulfide abatement system and/or the addition of the Malitbog 230-kv switchyard to the Work Scope) and (v) to the Construction Contractor's knowledge, no event of Force Majeure (as defined in the Construction Contract) has occurred.

          (r)  No Default; Representations and Warranties.

             (i) No Default or Event of Default shall have occurred and be continuing.

            (ii) All representations and warranties made by the Partnership, VPCC and any Obligor which is an Affiliate of the Partnership or VPCC and contained herein or in the other Project Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date, except where expressed to be made only as of an earlier date.

          (s) Security. The Project Security, in form and substance satisfactory to the Bank Agent, the VPCC Agent and OPIC, shall have been duly created, perfected and, where appropriate, registered, to create a first priority security interest and charge over the Project Collateral in existence at the Effective Date, and the Bank Financing Security, in form and substance satisfactory to the Bank Agent, shall have been duly created, perfected and, where appropriate, registered, to create a first priority security interest and charge over the Bank Financing Collateral. Without limitation to the preceding sentence, the Partnership, VPCC, Broad Street, Magma Netherlands and TPII, as the case may be, shall have duly authorized, executed and delivered or, as the case may be, provided:

             (i) acknowledgment copies of proper financing statements or other instruments duly filed under the Applicable Law of each jurisdiction as (A) may be necessary or, in the reasonable opinion of the Bank Agent, the VPCC Agent or OPIC, desirable to perfect the charges and security interests purported to be created by the Project Security Documents and (B) may be necessary or, in the reasonable opinion of the Bank Agent, desirable to perfect the charges and security interests purported to be created by the Bank Financing Security Documents;

            (ii) certified copies of requests for information or copies, or equivalent reports, listing the financing statements and instruments referred to in clause (i) above and all other effective financing statements that name the Partnership, VPCC, Broad Street, Magma Netherlands and TPII, as the case may be, as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such other financing statements and instruments (none of which shall cover the Project Collateral except to the extent evidencing Permitted Liens and none of which shall cover the Bank Financing Collateral except to the extent evidencing Liens created pursuant to the Bank Financing Security Documents);

           (iii) evidence of (A) the completion of all other recordings and filings of, or with respect to, the Bank Financing Security Documents as may be necessary or, in the reasonable opinion of the Bank Agent, desirable to perfect the security interests purported to be created by the Bank Financing Security Documents and (B) the completion of all other recordings and filings of, or with respect to, the Project Security Documents as may be necessary or, in the reasonable opinion of the Bank Agent, the VPCC Agent or OPIC, desirable to perfect the security interests purported to be created by the Project Security Documents; and

            (iv) evidence that (A) all other actions necessary or, in the reasonable opinion of the Bank Agent, desirable to perfect and protect the security interests purported to be created by the Bank Financing Security Documents have been taken and (B) all other actions necessary or, in the reasonable opinion of the Bank Agent, the VPCC Agent or OPIC, desirable to perfect and protect the security interests purported to be created by the Project Security Documents have been taken.

          (t) Consents and Approvals. There shall have been obtained, or there shall have been made arrangements, reasonably satisfactory to the Bank Agent, the VPCC Agent and OPIC, for obtaining, in addition to the Project Documents, all other governmental, corporate, creditors', shareholders' and other necessary licenses, approvals or consents (other than any board or other internal approval or consents to be obtained by any Bank or OPIC from the management or shareholders of its respective institution or any approval which a Bank or OPIC is required by the laws or applicable regulations of its domicile to obtain prior to the making of a Bank Construction Loan or an OPIC Disbursement, as the case may be) for: (i) the financing by each of the Banks under the Bank Credit Agreement, the financing by VPCC under the Project Credit Agreement and the financing by OPIC under the OPIC Finance Agreement; (ii) the carrying on of the respective business of the Partnership and VPCC as it is presently carried on and is contemplated to be carried on; (iii) the carrying out of the Project; (iv) the due execution and delivery of, and performance under, each Project Document which has been entered into at the Effective Date, the Project Security, the Bank Financing Security, and any documents in implementation of any thereof; and (v) the remittance to the Collateral Agent and by the Collateral Agent to the Project Secured Parties or their respective assignees, in Dollars, of all monies payable pursuant to each Project Document which has been entered into at the Effective Date, and any documents in implementation of any thereof. In addition, a true and complete copy of each material license, approval or consent described in this Section 3.1(t) shall have been delivered by the Partnership to the Bank Agent, the VPCC Agent and OPIC.

          (u) Force Majeure. No event of "Force Majeure" (as defined in either of the Energy Conversion Agreement or the Construction Contract) or "Political FM" (as defined in the Energy Conversion Agreement) shall have occurred which has had, or in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC is reasonably likely to have, a Material Adverse Effect. No events shall have occurred pursuant to which a claim could be made by VPCC under the OPIC Lenders Insurance Contract or pursuant to which a claim could be made by Magma or Magma Netherlands under the OPIC Equity Insurance Contract.

          (v) Energy Conversion Agreement. The Bank Agent, the VPCC Agent and OPIC shall have received from the Partnership a certification, in form and substance satisfactory to the Bank Agent, the VPCC Agent and OPIC, signed by an authorized representative of the Partnership and expressed to be effective as of the Effective Date, stating that the Partnership is in compliance in all material respects with all provisions of the Energy Conversion Agreement.

          (w) No Material Adverse Effect. No event or events shall have occurred which, in the reasonable judgment of the Bank
Agent, the VPCC Agent or OPIC, has had or is reasonably likely to have a Material Adverse Effect.

          (x) Costs; Construction Progress. The Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC shall be satisfied (and the Independent Engineer shall have delivered a certificate to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC stating that it is satisfied) that
(i) all the Project Costs to be paid or incurred through the Conversion Date are not likely to exceed $280,000,000; (ii) Final Completion with respect to Unit 2 and Unit 3 is likely to occur by the Deadline Date; (iii) the Commercial Operation Date for Unit 1 is likely to occur by the Guaranteed Completion Date for Unit 1;
(iv) the Commercial Operation Date for Unit 2 is likely to occur by the Guaranteed Completion Date for Unit 2; and (v) the Commercial Operation Date for Unit 3 is likely to occur by the Guaranteed Completion Date for Unit 3.

          (y) Fees and Expenses. Each of the Partnership and VPCC shall have paid or arranged for payment of all fees, expenses and other charges then payable by it under the Financing Documents and the Partnership shall have paid or arranged for payment of all fees then payable by it under the Credit Suisse Fee Letter Agreement.

          (z) Certificates of Partnership Interests and VPCC Stock; Project Construction Note. Magma Netherlands and TPII shall have delivered to the Collateral Agent, as pledgee, certificates evidencing all of the respective partnership interests of Magma Netherlands and TPII in the Partnership, together with undated and duly executed instruments of transfer, Broad Street shall have delivered to the Bank Agent, as pledgee, certificates representing all of the outstanding capital stock of VPCC, together with duly executed and undated stock powers, and VPCC shall have delivered to the Bank Agent, as pledgee, the Project Construction Note, together with a duly executed instrument of transfer.

          (aa)  Confirmation of Operative Date Occurrence.  The
VPCC Agent, VPCC and the Bank Agent shall have received written confirmation from OPIC that the "operative date" referred to in the OPIC Lenders Insurance Contract has occurred.

          (bb) Governmental Approval Schedule. The Partnership and PNOC-EDC shall have agreed to the schedule for submission of permit applications and issuance of permits referred to in subparagraph (u) of the PNOC-EDC Consent Agreement and the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC shall have received evidence of such agreement in form and substance reasonably satisfactory to the Bank Agent, the VPCC Agent and OPIC.

          (cc) VPCC Authority to Do Business. The Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC shall have received a good standing certificate issued by the New York
Department of State certifying that VPCC is authorized to transact business in the State of New York as a foreign corporation and is in good standing under the laws of the State of New York.

          (dd) OPIC Funding Documents. OPIC shall have received duly executed copies of the OPIC Funding Documents in form and substance satisfactory to OPIC.

          (ee) Certificates. The Partnership and VPCC shall each have delivered to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC a certification, signed by a Financial Officer of the Partnership or VPCC, as the case may be, and expressed to be effective as of the Effective Date with respect to the satisfaction of the foregoing conditions of this Section 3.1.

          Section 3.2 Conditions of First Utilization. The initial Utilization, whether it be the making of a Project Construction Loan, a Bank Construction Loan or an OPIC Disbursement, shall be subject to the satisfaction of the following conditions on or prior to the date of such initial Utilization (such date, the "Credit Date"):

          (a) Equity Contributions; Debt Service Reserve LC. Magma shall have caused (i) the Partners to make cash equity contributions to the Partnership in an aggregate amount equal to the Funding Amount and (ii) the Debt Service Reserve LC to be issued to the Collateral Agent.

          (b) Confirmation of Conditions to Effectivity. Each condition precedent set forth in Section 3.1 hereof that was fulfilled on the Effective Date shall be fulfilled on and as of the Credit Date and the Bank Agent, the VPCC Agent and OPIC shall have received such evidence as they deem necessary to confirm the same including, without limitation, (i) a confirmation from (x) the Independent Engineer that the conclusions in the Independent Engineer's Report issued by it and described in Section 3.1(k) hereof are reaffirmed as of the Credit Date and (y) the Environmental Consultant that the conclusions in the Environmental Consultant's Permitting Report and the
Environmental Consultant's Site Assessment issued by it and described in Section 3.1(k) hereof are reaffirmed as of the Credit Date, (ii) signed bring-downs, dated the Credit Date, of the opinions of counsel delivered on the Effective Date pursuant to
Section 3.1(c) hereof (it being understood and agreed that no bring-downs of the opinions of counsel to PNOC-EDC, the Republic and the Construction Contractor shall be required), (iii) a signed bring-down, dated the Credit Date, of the certification of the Construction Contractor described in the last sentence of Section 3.1(q) hereof and (iv) a signed bring-down, dated the Credit Date, of the certificate of a Financial Officer of the Partnership and of the certificate of a Financial Officer of VPCC, in each case delivered on the Effective Date pursuant to Section 3.1(i) hereof.

          (c) Cut-through Endorsements. The Insurance Commission of the Republic shall have approved all cut-through endorsements contained in any insurance policy required to be in effect on the Credit Date, and the Bank Agent, the VPCC Agent and OPIC shall have received evidence, in form and substance reasonably satisfactory to each of them, of such approvals.

          (d) Board of Investments Approval. The Partnership shall have obtained an amendment to the Board of Investments Approval, in form and substance reasonably satisfactory to the Bank Agent, the VPCC Agent and OPIC, providing (i) that the Partnership shall commence operation of the Plant in October 1996, (ii) that the Partnership's six-year income tax holiday shall commence on the later to occur of July 1996 and the actual date of commencement of commercial operation of Unit 1, (iii) permission for the Partnership to make investments in accordance with the Financing Documents and to make loans to its Affiliates and (iv) permission for the pledge of the partnership interests in the Partnership pursuant to Part D of the Omnibus Security Agreement and the transfer of such partnership interests upon the exercise of remedies in accordance with Part D of the Omnibus Security Agreement.

          (e)   ECA Construction Performance Bond.  The
Partnership shall have delivered to the Bank Agent, the VPCC Agent and OPIC evidence, in the form of the certificate attached hereto as Exhibit E, of PNOC-EDC's acceptance of the ECA
Construction Performance Bond.

          (f)  Additional Conditions.  The requirements of  Section
3.3 hereof shall have been satisfied.

          Section 3.3  Conditions of Each Utilization.  Each
Utilization shall be subject to the satisfaction of the following conditions:

          (a)  No Default; Representations and Warranties.
Immediately before and after giving effect to such Utilization:

             (i) no Default or Event of Default shall have occurred and be continuing;

   (ii)all representations and warranties made by the Partnership, VPCC and any Obligor which is an Affiliate of the Partnership or VPCC and contained herein (other than the representations made pursuant to Section 2.8(b) and Section 2A.8(b) hereof) or in the other Project Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Utilization, except where expressed to be made only as of an earlier date (it being understood that the representations and warranties made by the Partnership in Section 2 of this Agreement and the representations and warranties made by VPCC in Section 2A of this Agreement shall not be deemed to be made only as of an earlier date notwithstanding that the preamble to each such Section states that such representations and warranties are made as of the Effective Date);

           (iii) the following representations and warranties shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Utilization: (A) except as fully reflected in each financial statement delivered prior to such Utilization pursuant to Sections 4.1(a) and 4.1(b), there has been, as of the date of such financial statement, no liabilities or obligations with respect to the Partnership of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, exceed $1 million (or the equivalent in other currency) and (B) the Partnership does not know of any reasonable basis for the assertion against the Partnership of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Sections 4.1(a) and 4.1(b) which, either individually or in the aggregate, exceed $1 million (or the equivalent in other currency); and

            (iv) the following representations and warranties shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Utilization: (A) except as fully reflected in each financial statement delivered prior to such Utilization pursuant to Sections 4A.1(a) and 4A.1(b), there has been, as of the date of such financial statement, no liabilities or obligations with respect to VPCC of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) and (B) VPCC does not know of any reasonable basis for the assertion against VPCC of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Sections 4A.1(a) and 4A.1(b).

          (b) Security. The Project Security, in form and substance satisfactory to the Project Administrative Agent, shall have been duly created, perfected and, where appropriate, registered, to create a first priority security interest and charge over the Project Collateral in existence at the date of such Utilization, and the Bank Financing Security, in form and substance satisfactory to the Bank Agent, shall have been duly created, perfected and, where appropriate, registered, to create a first priority security interest and charge over the Bank Financing Collateral. Without limitation to the preceding sentence, the Partnership, VPCC, Broad Street, Magma Netherlands and TPII, as the case may be, shall have duly authorized, executed and delivered or, as the case may be, provided:

             (i) acknowledgment copies of proper financing statements or other instruments duly filed under the Applicable Law of each jurisdiction as (A) may be necessary or, in the reasonable opinion of the Project Administrative Agent, desirable to perfect the charges and security interests purported to be created by the Project Security Documents and (B) may be necessary or, in the reasonable opinion of the Bank Agent, desirable to perfect the charges and security interests purported to be created by the Bank Financing Security Documents;

            (ii) certified copies of requests for information or copies, or equivalent reports, listing the financing statements and instruments referred to in clause (i) above and all other effective financing statements that name the Partnership, VPCC, Broad Street, Magma Netherlands and TPII, as the case may be, as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such other financing statements and instruments (none of which shall cover the Project Collateral except to the extent evidencing Permitted Liens and none of which shall cover the Bank Financing Collateral except to the extent evidencing Liens created pursuant to the Bank
Financing Security Documents);

           (iii) evidence of (A) the completion of all other recordings and filings of, or with respect to, the Bank Financing Security Documents as may be necessary or, in the reasonable opinion of the Bank Agent, desirable to perfect the security interests purported to be created by the Bank Financing Security Documents and (B) the completion of all other recordings and filings of, or with respect to, the Project Security Documents as may be necessary or, in the reasonable opinion of the Project Administrative Agent, desirable to perfect the security interests purported to be created by the Project Security Documents;

            (iv) evidence, in form and substance reasonably satisfactory to each of the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC, of the execution, delivery and registration of each Mortgage Supplement (as defined in Section
1.01 of Part B of the Omnibus Security Agreement) required to have been executed, delivered and registered at the time of such Utilization in accordance with Sections 3.03(b), 4.03(b) and 5.01 of Part B of the Omnibus Security Agreement (it being understood that if the Project Administrative Agent shall not have received written notice from OPIC, on or before the date which is six (6) Business Days after the OPIC Confirmed Receipt Date with respect to the Application for Funding of which such Utilization is the subject, stating that in OPIC's judgment the conditions set forth in this clause (iv) have not been satisfied, then without prejudice to the rights of the Bank Agent, the VPCC Agent and the Project Administrative Agent under this clause (iv) to make their own respective determinations as to the satisfaction of the conditions set forth in this clause (iv), OPIC shall be deemed to have determined that such conditions have been satisfied); and

   (v)evidence that (A) all other actions necessary or, in the reasonable opinion of the Bank Agent, desirable to perfect and protect the security interests purported to be created by the Bank Financing Security Documents have been taken and (B) all other actions necessary or, in the reasonable opinion of the Bank Agent, OPIC or the Project Administrative Agent, desirable to perfect and protect the security interests purported to be created by the Project
Security Documents have been taken.

          (c) Consents and Approvals. There shall have been obtained, or there shall have been made arrangements, reasonably satisfactory to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC, for obtaining, in addition to the Project Documents, all other governmental, corporate, creditors', shareholders' and other necessary licenses, approvals or consents (other than any board or other internal approval or consents to be obtained by any Bank or OPIC from the management or shareholders of its respective institution or any approval which a Bank or OPIC is required by the laws or applicable regulations of its domicile to obtain prior to the making of a Bank Construction Loan or an OPIC Disbursement, as the case may be) for: (i) the financing by each of the Banks under the Bank Credit Agreement, the financing by VPCC under the Project Credit Agreement and the financing by OPIC under the OPIC Finance Agreement; (ii) the carrying on of the respective business of the Partnership and VPCC as it is presently carried on and is contemplated to be carried on; (iii) the carrying out of the Project; (iv) the due execution and delivery of, and performance under, each Project Document which has been entered into at the time of such Utilization, the Project Security, the Bank
Financing Security and any documents in implementation of any thereof; and (v) the remittance to the Collateral Agent and by the Collateral Agent to the Project Secured Parties or their respective assignees, in Dollars, of all monies payable pursuant to each Project Document which has been entered into at the time of such Utilization, and any documents in implementation of any thereof.
In addition, a true and complete copy of each material license, approval or consent described in this Section 3.3(c) shall have been delivered by the Partnership to the Bank Agent, the VPCC Agent and OPIC.

          (d)  No Project Document Default; Governmental
Approvals. Each of the Project Documents which has been entered into or which is required to have been entered into at the time of such Utilization shall be in full force and effect and no material breach or default shall have occurred under any such Project Document. No event of "Force Majeure" (as defined in either of the Energy Conversion Agreement or the Construction Contract) or "Political FM" (as defined in the Energy Conversion Agreement) shall have occurred which has had, or in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC is reasonably likely to have, a Material Adverse Effect. No events shall have occurred pursuant to which a claim could be made by VPCC under the OPIC Lenders Insurance Contract or pursuant to which a claim could be made by Magma or Magma Netherlands under the OPIC Equity Insurance Contract.

          (e) Limitations on Indebtedness; Pro Rata Fundings. Immediately before and after giving effect to such Utilization, (i) the Secured Principal Amount Outstanding shall not exceed the lesser of $210 million or 75% of the Total Funded Amount, (ii) the aggregate principal amount of the Project Construction Loans outstanding (excluding any portion of the outstanding principal amount of the Project Construction Loans allocated to the payment of "value added taxes" in respect of the Project or import duties on capital equipment provided under the Construction Contract) shall not exceed a percentage of the Secured Principal Amount Outstanding (excluding any portion of the outstanding principal amount of the Project Construction Loans allocated to the payment of "value added taxes" in respect of the Project or import duties on capital equipment provided under the Construction Contract) equal to the product of (x) the quotient obtained by dividing 135 by 210 times (y) 100, (iii) the aggregate principal amount of the OPIC Loan outstanding shall not exceed a percentage of the Secured Principal Amount Outstanding (excluding any portion of the outstanding principal amount of the Project Construction Loans allocated to the payment of "value added taxes" in respect of the Project or import duties on capital equipment provided under the Construction Contract) equal to the product of (x) the quotient obtained by dividing 75 by 210 times (y) 100 and (iv) the respective aggregate principal amounts of the Project
Construction Loans outstanding and the Bank Construction Loans outstanding shall be equal.

          (f) Energy Conversion Agreement. The Bank Agent, the VPCC Agent and OPIC shall have received from the Partnership the certification contained in the form of Application for Funding attached to each of the Bank Credit Agreement, the Project Credit Agreement and the OPIC Finance Agreement, stating that the Partnership is in compliance in all material respects with all provisions of the Energy Conversion Agreement.

          (g)  No Material Adverse Effect.  Since the Effective
Date, no event or events shall have occurred which, in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC, has had or is reasonably likely to have a Material Adverse
Effect.

          (h) Costs; Construction Progress. The Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC shall be satisfied that (i) all the Project Costs to be paid or incurred through the Conversion Date are not likely to exceed
$280,000,000; (ii) Final Completion with respect to Unit 2 and Unit 3 is likely to occur by the Deadline Date; (iii) the Commercial Operation Date for Unit 1 is likely to occur by the Guaranteed Completion Date for Unit 1; (iv) the Commercial Operation Date for Unit 2 is likely to occur by the Guaranteed Completion Date for Unit 2; and (v) the Commercial Operation Date for Unit 3 is likely to occur by the Guaranteed Completion Date for Unit 3 (it being understood that if the Project
Administrative Agent shall not have received a written notice from OPIC, on or before the date that is five (5) Business Days prior to the date of the relevant Utilization, stating that OPIC is not so satisfied, then without prejudice to the rights of the Bank Agent, the VPCC Agent and the Project Administrative Agent under this clause (h), OPIC shall be deemed to have acknowledged its satisfaction as to the matters set forth in subclauses (i) through
(v) of this clause (h)).

          (i) Insurance. Unless the Bank Agent, the VPCC Agent and OPIC shall notify the Partnership otherwise, the Bank Agent, the VPCC Agent and OPIC shall have received a certificate from the Insurance Consultant stating that the insurance policies required pursuant to Section 4.3 hereof to be in effect on the date of such Utilization are in full force and effect.

          (j)  Financing Fees and Expenses.  Each of the
Partnership and VPCC shall have paid or arranged for payment
(including, to the extent permitted, arrangement for payment out of Utilizations) of all fees, expenses and other charges then payable by it under the Financing Documents.

          (k) Lien Waivers. The Bank Agent, the VPCC Agent, OPIC and the Project Administrative Agent shall have received invoices showing full payment, except for any applicable retention, of all subcontractors whose subcontract is valued at $50,000 or more or who can claim a Lien of $50,000 or more for which a prior Utilization or a prior Required Equity Contribution has been made who have not been paid directly by the Collateral Agent or, in lieu thereof, (i) conditional Lien waivers for the Utilization requested and unconditional Lien releases for all prior Utilizations and Required Equity Contributions from such subcontractors or (ii) a certificate executed by the Construction Contractor to the effect that all such subcontractors have been paid to the extent that such amounts are then due or that payment is subject to a good faith contest which is being diligently pursued by the Construction Contractor; provided, however, that (x) in any case in which payment of not more than $2 million is subject to such a contest, such contest is being pursued in a manner and on a basis acceptable to the Project Administrative Agent and (y) in any case in which payment of more than $2 million is subject to such a contest, such contest is being pursued in a manner and on a basis acceptable to each of the Bank Agent, the VPCC Agent and OPIC.

          (l) Application for Funding. The Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC shall have received a fully completed Application for Funding with respect to such Utilization (including fully completed and executed copies of Exhibit B thereto and all other exhibits thereto) and shall have approved the same (it being understood that if the Project Administrative Agent shall not have received a written notice from OPIC, on or before the date which is five (5)
Business Days after the OPIC Confirmed Receipt Date with respect to any fully completed Application for Funding (other than the Application for Funding with respect to the initial Utilization and any Application for Funding with respect to an OPIC
Designated Funding), to the effect that OPIC has disapproved such Application for Funding, then without prejudice to the independent approval and disapproval rights of the Bank Agent, the VPCC Agent and the Project Administrative Agent under this clause
(l), OPIC shall be deemed to have acknowledged its approval of such Application for Funding).

          (m) No Violation of Law, etc. No Applicable Law, regulation, ruling, guideline or other governmental action or inaction of any Governmental Authority shall be in effect or shall have occurred or be proposed, the effect of which is, or if enacted or taken would be, to prevent, directly or indirectly, the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC, any Bank, the Partnership, VPCC or any other party to any Project Document from fulfilling their respective obligations hereunder or under any other Project Document, where, in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC, the failure to fulfill such obligations would have a Material Adverse Effect, or which would subject any Project Secured Party or any Bank Financing Secured Party to any unreimbursed liability by reason of the performance of its obligations hereunder or under any other Project Document (other than taxes levied on the income of such Project Secured Party or Bank Financing Secured Party which do not constitute Republic Taxes) or make it illegal for any Project Secured Party or any Bank Secured Party to perform its obligations under the Financing Documents. In addition, the Project, the Partnership, VPCC, each Partner and Magma shall each be in compliance in all material respects with all Applicable Laws.

          (n) No Legal Proceedings. There shall be no (i) injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority directing that the transactions provided for herein or in any of the other Project Documents not be consummated as herein or therein provided or (ii) action, suit, litigation, investigation or proceeding of or before any arbitrator, court, administrative agency or other Governmental Authority pending or threatened against or affecting any party to any Project
Document, or any of their properties, revenues or assets, or with respect to this Agreement or the other Project Documents or any of the transactions contemplated hereby or thereby or with respect to the Plant or the Site which, in the instance of clause
(i) or (ii) above, in the reasonable opinion of the Bank Agent, the VPCC Agent or OPIC has had or is reasonably likely to have a Material Adverse Effect.

          (o) Other Conditions. The obligation of the Banks, VPCC and OPIC to make any Utilization shall also be subject to the conditions that:

             (i) the Partnership shall have the partnership authority to borrow the amount of each Project Construction Loan and OPIC Disbursement requested to be disbursed and VPCC shall have the corporate authority to borrow the amount of each Bank
Construction Loan requested to be disbursed;

            (ii) after giving effect to such Utilization, the Partnership shall not be in violation of the Partnership
Agreement or any of its organizational documents, any provision contained in any document to which the Partnership is a party (including this Agreement) or by which the Partnership is bound, or any Applicable Law directly or indirectly limiting or otherwise restricting the Partnership's borrowing power or authority or its ability to borrow (including, without limitation, any Applicable Law (including, without limitation, the Board of Investments Approval) requiring the maintenance of a debt to equity ratio); and

           (iii) the Partnership shall have delivered to the Bank Agent, the VPCC Agent and OPIC evidence of all partnership and legal proceedings necessary in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC to authorize the transactions contemplated in this Agreement.

          (p) Certificates. Each of the Partnership and VPCC shall have delivered to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC a certification, signed by one of its respective Financial Officers and expressed to be effective as of the date of the relevant Utilization with respect to the satisfaction of the foregoing conditions of this Section 3, each of which certifications shall be substantially in the form of the appropriate exhibit to the Application for Funding in respect of such Utilization. Such certification shall also include: (i) such other evidence as to the proposed utilization of the proceeds of the relevant Utilization and the utilization of the proceeds of any prior Utilization as the Bank Agent, the VPCC Agent or OPIC shall reasonably require; and (ii) if the Bank Agent, the VPCC Agent or OPIC shall so reasonably request, a legal opinion or opinions, in form and substance satisfactory to the Bank Agent, the VPCC Agent and OPIC and, of counsel acceptable to the Bank Agent, the VPCC Agent and OPIC, with respect to any matters incident to the Utilization.

          Section 3.4 No Waivers. (a) No course of dealing or waiver by the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC or the Banks in connection with any condition of Utilization under this Agreement shall impair any right, power or remedy of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC or the Banks with respect to any other condition of Utilization, or be construed to be a waiver thereof; nor shall the action of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC or the Banks in respect of any Utilization affect or impair any right, power or remedy of the Bank Agent, the VPCC Agent, the Project
Administrative Agent, OPIC or the Banks in respect of any other
Utilization.

          (b) Unless otherwise notified to the Partnership by the Project Administrative Agent and without prejudice to the generality of subsection (a) above, the right of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC or the Banks to require compliance with any condition under this Agreement which may be waived by the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC or the Banks in respect of any Utilization is expressly preserved for the purposes of any subsequent Utilization.

          (c) The acceptance of the benefits of any Utilization shall constitute a representation and warranty by the Partnership and VPCC to the Bank Agent, the Project Administrative Agent, the VPCC Agent, OPIC and each of the Banks that all the conditions specified in this Section 3 have been satisfied (unless waived in accordance with this Agreement) as of that time. All the certificates, legal opinions, bylaws, articles of incorporation and other documents and papers referred to in this Section 3, unless otherwise specified, shall be delivered to the parties entitled to receive the same at their addresses specified in Section 6.1 of this Agreement, or at such other office as any of them may hereafter designate in writing to the other parties hereto, in sufficient counterparts for the Bank Agent, the Project Administrative Agent, the VPCC Agent, OPIC and each of the Banks, and shall be satisfactory in form and substance to the Bank Agent, the VPCC Agent and OPIC.

          Section 3.5 Conditions Precedent to Conversion. The occurrence of the conversion of the Project Construction Loans into the Project Term Loans as contemplated by the Project Credit Agreement, the occurrence of the conversion of the Bank Construction Loans into the Bank Term Loans as contemplated by the Bank Credit Agreement and the conversion of the OPIC
Construction Loan into the OPIC Term Loan as contemplated by the OPIC Finance Agreement, are subject to the fulfillment of each of the conditions precedent set forth below on the Conversion Date (and after giving effect to the transactions to be consummated hereunder on the Conversion Date):

          (a) No Default. No Default or Event of Default shall have occurred and be continuing and each of VPCC and the Partnership shall have delivered to the Bank Agent, the VPCC Agent and OPIC a certificate dated the Conversion Date to such effect.

          (b)  Correctness and Representations.  All
representations and warranties contained in each Project Document and in any writing delivered to any of the Project Secured
Parties or any of the Bank Financing Secured Parties pursuant hereto or thereto made by the Partnership, VPCC and each Obligor which is an Affiliate of the Partnership or VPCC shall be true and correct in all material respects as of the Conversion Date with the same effect as though such representations and warranties had been made on and as of the Conversion Date (other than those representations and warranties expressly made only as of an earlier date (it being understood that the representations and warranties made by the Partnership in Section 2 hereof and by VPCC in Section 2A hereof shall not be deemed to be made only as of an earlier date notwithstanding that the preamble to each such Section states that such representations and warranties are made as of the Effective Date)), and each of the Partnership and VPCC shall have delivered to the Bank Agent, the VPCC Agent and OPIC a certificate to such effect of its Financial Officer dated the Conversion Date.

          (c) Real Estate Mortgage. Section 3.01(d) of Part B of the Omnibus Security Agreement shall have been modified to specify the actual principal amount secured by the Real Estate Mortgage (as defined in Section 1.01 of Part B of the Omnibus Security Agreement) and any other matters reasonably required to reflect the conversion.

          (d) Project Documents. Each of the Project Documents shall be in full force and effect and all conditions precedent to the material unperformed obligations of the parties to the Project Documents then required to be fulfilled shall have been fulfilled.

          (e) Material Adverse Effect. Since the Effective Date, no event or events shall have occurred which, in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC, has had or could reasonably be expected to have a Material Adverse
Effect.

          (f) Governmental Requirements. The Bank Agent, the VPCC Agent and OPIC shall have received, in form and substance reasonably satisfactory to them and the Independent Engineer, originals (or copies certified by a Financial Officer to be true copies) or evidence otherwise reasonably satisfactory to the Bank Agent, the VPCC Agent, OPIC and the Independent Engineer of all Governmental Approvals referred to in Sections 2.12 and 2A.12 hereof not previously provided to the Bank Agent, the VPCC Agent, OPIC and the Independent Engineer, other than those Governmental Approvals referred to in Section 2.12 as to which the Bank Agent, the VPCC Agent and OPIC shall have received a certificate of a Financial Officer of the Partnership to the effect that (i) each of such Governmental Approvals are required solely in connection with later stages of operation of the Plant and (ii) the Partnership has no reason to believe that any such Governmental Approval will not be granted in due course, on or prior to the date required and free from any condition or requirement compliance with which is reasonably likely to have a Material Adverse Effect or which the Partnership does not reasonably expect to be able to satisfy.

          (g) Perfected First-Priority Interests. The execution and delivery of the Project Security Documents and the Bank Financing Security Documents, the filing of financing statements or other instruments and any other necessary action on the part of the Partnership, VPCC, TPII, Magma Netherlands or Broad Street, as the case may be, shall have created, as security for the Project Secured Obligations or the Bank Financing Secured Obligations, as the case may be, valid and perfected first- priority security interests in and liens on the Project Collateral or the Bank Financing Collateral, as the case may be, in each case with priority dating from no later than the Effective Date.

          (h) Insurance. The Bank Agent, the VPCC Agent and OPIC shall have received (i) a certified copy of each of the insurance policies (or duly issued binders therefor) required by Section 4.3 hereof, such policies to be in form and substance, and issued by companies, satisfactory to the Required Project Secured Parties, together with evidence reasonably satisfactory to the Bank Agent, the VPCC Agent and OPIC that such insurance complies with the provisions of Section 4.3 hereof and with the provisions of each of the Project Documents, and that all premiums then due with respect to such insurance have been paid, and (ii) a written report of the Insurance Consultant describing the insurance obtained by the Partnership as of the Conversion Date with respect to the Project and stating that the insurance required to be obtained as of the Conversion Date pursuant to the Project Documents is in full force and effect and provides reasonable and adequate coverage for the Project.

          (i) Completion Certificate. The Independent Engineer shall have delivered a certificate certifying that:

             (i)  Final Completion of each of Unit 1, Unit 2 and
Unit 3 has occurred and the Plant has been completed in a good and workmanlike manner in accordance with good construction and engineering practices and the requirements and specifications of the Construction Contract;

            (ii)  all facilities necessary for the
interconnection of the Plant to the electrical system of NAPOCOR have been completed and the Plant is fully and properly interconnected with the electrical system of NAPOCOR and has been safely placed in commercial operation;

           (iii) the Commercial Operation Date for each of Unit 1, Unit 2 and Unit 3 has occurred;

            (iv) no known defective or uncompleted work exists that can reasonably be expected to materially and adversely affect the electrical output or steam efficiency of the Facility;

             (v) the Plant as constructed complies in all material respects with all Applicable Laws, and all Governmental Approvals set forth in Schedule 2.12 hereof that are required for the operation of the Plant have been obtained and are in full force and effect, other than those which are required solely in connection with later stages of operation of the Plant and as to which the Independent Engineer has no reason to believe will not be granted in due course, on or prior to the date required and free from any condition or requirement compliance with which is reasonably likely to have a Material Adverse Effect or which the Independent Engineer does not reasonably expect the Partnership to be able to satisfy; and

            (vi) the performance tests conducted pursuant to the Construction Contract demonstrate that the Plant, as built, is capable of operating for the full term of the Cooperation Period (as defined in the Energy Conversion Agreement) at a level which, after giving effect to the application, in accordance with
Section 3.07(d) of the Disbursement Agreement, of all Buy-Down Amounts paid by the Construction Contractor, will allow the financial projections set forth in the Base Case Forecast as in effect on the Effective Date to be met or exceeded.

          (j) Projections and Operating Budget. The Bank Agent, the VPCC Agent, OPIC and the Independent Engineer shall have received from the Partnership and approved the current Annual Budget. In the reasonable judgment of the Bank Agent, the VPCC Agent and OPIC there shall be no reason to believe that the Base Case Forecast, as in effect on the Effective Date, if restated to reflect the Partnership's financial performance and circumstances since the date of such projections and the Partnership's then-current financial condition would demonstrate a change in such financial performance, changed circumstances or financial condition which constitutes or can reasonably be expected to constitute a Material Adverse Effect and the Bank Agent, the VPCC Agent and OPIC shall have received a certificate from the Independent Engineer to the foregoing effect.

          (k) Occurrence of Certain Dates. The Conversion Date shall be no later than the Deadline Date.

          (l) Opinions of Counsel. The Bank Agent, the VPCC Agent, the Project Administrative Agent, the Banks and OPIC shall have received opinions, in form and substance reasonably satisfactory to the Bank Agent, the VPCC Agent and OPIC, of (1) Sycip Salazar Hernandez & Gatmaitan or other special counsel for the Partnership satisfactory to the Bank Agent, the VPCC Agent and OPIC to the effect that the Partnership has obtained all Governmental Approvals that are then required for operation of the Plant and as to other matters incident to the transactions occurring on the Conversion Date as the Bank Agent, the VPCC Agent, the Project Administrative Agent or OPIC may reasonably request (including, without limitation, the execution and delivery of the Project Term Note and the OPIC Term Note) and (ii) United States counsel to VPCC and the Partnership as to such matters incident to the transactions occurring on the Conversion Date as the Bank Agent, the VPCC Agent, the Project Administrative Agent or OPIC may reasonably request (including, without limitation, the execution and delivery of the Project Term Note, the Bank Term Notes and the OPIC Term Note).

          (m) Construction Contractor's Liquidated Damages. All liquidated damages (excluding PNOC-EDC Delay Liquidated Damages (as defined in Section 20.1 of the Construction Contract)) then required to be paid pursuant to the Construction Contract shall have been paid in full by the Construction Contractor to the Collateral Agent for deposit in the Contingency Account.

          (n) Additional Conditions. The requirements set forth in Sections 3.3(m) and 3.3(n) hereof shall have been satisfied.

          (o) Term Notes. The Project Term Note shall have been duly executed and delivered by the Partnership to VPCC, the OPIC Term Note shall have been duly executed and delivered by the Partnership to OPIC and the Bank Term Notes shall have been duly executed by VPCC and delivered to the appropriate Banks. VPCC shall have delivered to the Bank Agent, as pledgee, the Project Term Note, together with a duly executed instrument of transfer.

          (p) Other Information. Each of the Partnership and VPCC shall have used reasonable efforts to provide such other statements, certificates, opinions, documents and information with respect to the Plant, the Site or matters contemplated by this Agreement or the other Financing Documents as the Bank Agent, the VPCC Agent or OPIC may reasonably request relating to events or circumstances arising after the Credit Date.

          Section 4.  Covenants of the Partnership

          The Partnership covenants and agrees that until the Project Termination Date, and unless otherwise waived in writing by the Required Project Secured Parties:

          Section 4.1  Information Covenants.  The Partnership
shall furnish to the Bank Agent (in sufficient quantities for each of the Banks), to the VPCC Agent, to the Project
Administrative Agent and to OPIC:

          (a) Quarterly Financial Statements of Partnership. As soon as available but, in any event, within sixty (60) days after the close of each of the first three quarterly accounting periods in each Fiscal Year,

             (i) complete unaudited financial statements of the Partnership as at the end of such quarterly period with related statements of income and retained earnings and statements of changes in financial position for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all of which shall be in form reasonably satisfactory to the Bank Agent, the VPCC Agent and OPIC and certified as to fairness of presentation, United States generally accepted accounting principles and consistency by the chief financial officer of the Managing General Partner of the Partnership, subject to normal year-end audit adjustments;

            (ii) a report on any event or condition which has had or which is reasonably likely to have a Material Adverse Effect;
and

           (iii) a statement of all financial transactions in such Quarter between the Partnership and any Affiliate of the Partnership, including a certification that such transactions were on ordinary commercial terms negotiated on an arms-length basis.

          (b) Annual Financial Statements of Partnership. As soon as available but, in any event, within one hundred twenty (120) days after the close of each Fiscal Year, the following, all in form reasonably satisfactory to the Bank Agent, the VPCC Agent and
OPIC: (i) financial statements of the Partnership as at the end of such Fiscal Year with the related statements of income and retained earnings and statements of changes in financial position for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year and certified without material exception by the Auditors (all such statements being in agreement with the Partnership's books of account and prepared in accordance with
GAAP), and (ii) a report of the Auditors stating that in the course of its regular audit of the financial statements of the Partnership, which audit was conducted in accordance with United States generally accepted auditing standards, the Auditors obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of the Auditors such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (c) Annual Financial Statements of Magma and Other Obligors. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of such Obligor (other than PNOC-EDC, the Construction Contractor, the VPCC Manager and Broad Street) and within one hundred eighty (180) days after the end of each fiscal year of the Construction Contractor, (i) a balance sheet of such Obligor as of the end of such fiscal year, and the related statements of income, equity and changes in financial position or cash flows for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, and prepared in accordance with GAAP (in the case of the financial statements of Magma, Magma Netherlands and TPII) and generally accepted Japanese accounting principles (in the case of the financial statements of the Construction Contractor), in each case consistently applied, and with respect to each of the Obligors to be audited by, and to carry the unqualified report of, independent certified public accountants of nationally recognized standing, and (ii) such additional financial information as shall be reasonably required by the Bank Agent, the VPCC Agent or OPIC from time to time with respect to the Project; provided, however, that so long as Magma Netherlands or TPII, as the case may be, engage in no business other than the holding of their respective partnership interests in the Partnership, the Partnership shall be deemed to have complied with its obligations under clause (i) of this Section 4.1(c) to deliver audited financial statements of such Person if the Partnership instead furnishes unaudited financial statements of such Person which have been reviewed by independent certified public accountants of nationally recognized standing, together with a certificate of the chief financial officer of such Person certifying that such Person is engaged in no other business.

          (d) Quarterly Financial Statements of Magma and Other Obligors. As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of such Obligor (other than PNOC-EDC, the Construction Contractor, the VPCC Manager and Broad Street), (i) an unaudited balance sheet of such Obligor as of the end of such quarter, and the related statements of income, equity and changes in financial position or cash flows for such quarter and for the portion of the year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding portion of the previous year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted United States accounting principles and consistency by the chief financial officer, treasurer or chief accounting officer of such Person, and (ii) such additional financial information as shall be reasonably required by the Bank Agent, the VPCC Agent or OPIC from time to time with respect to the Project.

          (e)   Management Letters.  Promptly after the
Partnership's receipt thereof, a copy of any "management letter" or other similar communication received by the Partnership from the Auditors in relation to the Partnership's financial, accounting and other systems, management and accounts.

          (f) Annual Operating Budget. As soon as available but, in any event, within sixty (60) days prior to (i) the Operation Date of Unit 1 and, thereafter, (ii) the commencement of each Fiscal Year, an annual cash operating budget (the "Annual Budget") prepared by the Partnership and accompanied by a statement of the chief financial officer of the Managing General Partner of the Partnership to the effect that, to the best of his or her knowledge, the Annual Budget is a reasonable estimate for the period covered thereby. The first Annual Budget shall cover the period from the Operation Date of Unit 1 through the end of the Fiscal Year in which the Operation Date of Unit 1 occurs and, if such period consists of less than six (6) months, for the immediately succeeding Fiscal Year. Each Annual Budget shall contain complete, fair and accurate estimates (by principal components) of Delivery Proceeds (with Dollar-denominated and Peso-denominated Delivery Proceeds stated separately), Operating and Maintenance Costs (with Dollar-denominated and Peso-denominated Operating and Maintenance Costs stated separately) and Debt Service for each Month covered by such Annual Budget based on the Partnership's best projections at such time. Unless otherwise consented to by the Bank Agent (or, if a change therein, in the reasonable judgment of the Bank Agent, has had or is reasonably likely to have a Material Adverse Effect, the Required Banks), the VPCC Agent and OPIC, which consents shall not be unreasonably withheld, the Annual Budget from year to year shall be based on the same format as the Base Case Forecast and be maintained on the same basis and provide sufficient detail to permit a meaningful comparison. The Bank Agent, the VPCC Agent, OPIC and the Independent Engineer shall have the right to approve (such approvals not to be unreasonably withheld) each Annual Budget. The Bank Agent, the VPCC Agent, OPIC and the Independent Engineer will endeavor to notify the Partnership of their approval or disapproval of an Annual Budget within thirty (30) days of their receipt thereof. If the Bank Agent, the VPCC Agent, OPIC and the Independent Engineer do not approve an Annual Budget, the Project Administrative Agent shall notify the Partnership of the items which are disapproved and the reason for such disapproval. Until such Annual Budget is so approved, the Annual Budget most recently in effect shall continue to apply, except that any items of the then proposed Annual Budget that have been approved shall also be given effect. From time to time, but not more frequently than once per Quarter, the Partnership may propose amendments to an Annual Budget, and the Bank Agent, the VPCC Agent, OPIC and the Independent Engineer may reject such proposal if in their reasonable judgment such amendment is not reasonably necessary or advisable for operation of the Project. The Bank Agent, the VPCC Agent, OPIC and the Independent Engineer will endeavor to notify the Partnership of their acceptance or rejection of such proposal within ten (10) Business Days from the date the Partnership submits such proposal. If in the reasonable judgment of the Bank Agent, any such amendment proposed by the Partnership has had or is reasonably likely to have a Material Adverse Effect, the Bank Agent will so notify the Partnership and promptly provide such proposal to the Banks and the Required Project Secured Parties may reject the same in their reasonable judgment. The Banks will endeavor to notify the Partnership, through the Bank Agent, of their acceptance or rejection of such proposal within ten (10) Business Days from the date the Bank Agent provides such proposal to such Persons.
Not later than three (3) Business Days after the effective date of each Annual Budget and of any amendment thereto, the Partnership shall provide a copy of the same to the Collateral Agent.

          (g) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 4.1(a) and (b), a certificate of a Financial Officer of the Partnership to the effect that, to the best of his or her knowledge, (i) no Default or Event of Default has occurred and is continuing and (ii) no breach or default (or event that with the passage of time, the giving of notice or both would constitute a breach or default) with respect to the Partnership under any of the other Financing Documents or Project Documents exists or is imminent on the date of such certificate or has occurred and is continuing since the date of the immediately preceding certificate, or if any such Default, Event of Default, breach, default or event has occurred or is imminent, setting forth the details thereof and what action the Partnership has taken, is taking or proposes to take in response thereto.

          (h) Notice of Default, Litigation, etc. (i) As soon as practicable but in no event more than three (3) Business Days after the occurrence of any Default or Event of Default or any breach or default (or event that with the passage of time, the giving of notice or both would constitute a breach or default) hereunder or under any of the other Project Documents by the Partnership or (where the Partnership has knowledge) by any other party thereto, a certificate of the chief financial officer, treasurer or chief accounting officer of the Partnership setting forth the details thereof and the action which the Partnership is taking and proposes to take with respect thereto; and (ii) as soon as practicable but in no event more than five (5) Business Days after the Partnership obtains knowledge thereof, written notice of:

               (A) any information, development or knowledge of any adverse change in the business, prospects, properties, condition (financial or otherwise) or operations, present or prospective, of any party to any of the Project Documents which are material to such party's ability to perform thereunder or which has had or could have a Material Adverse Effect and of any other event which has had, or may reasonably be expected to have, a Material Adverse Effect;

               (B)  (x) any material dispute involving the
Partnership or any other party to any of the Project Documents and relating to any of the transactions contemplated by any such document (and promptly upon any decision relating to any such dispute having been made, a copy of such decision), and (y) any litigation, investigation, proceeding, material claim or material controversy (1) involving or affecting the Partnership or any of its properties, revenues or assets, or the Site or the Plant, (2) involving or affecting any Partner, or any of their properties, revenues or assets, in each case which relate to the Site or the Plant and as to which there is a reasonable possibility of a Material Adverse Effect, (3) involving or affecting any other party to any of the Project Documents or any of their properties, revenues or assets and as to which there is a reasonable possibility of a Material Adverse Effect, (4) which could cause a Default or an Event of Default, or (5) for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any Governmental Approvals necessary for the performance by any party to any Project Documents of their respective obligations, or the exercise of their respective rights, under the Project Documents, or for the construction, operation or maintenance of the Project in the manner contemplated by the Project Documents;

               (C) any proposal by any Governmental Authority to acquire compulsorily the Partnership, any of the Project Collateral or a substantial part of the Partnership's business or assets;

               (D) any fire or other casualty affecting the Site or the Plant;

               (E)  any substantial dispute between the
Partnership, any Partner or Magma and any Governmental Authority relating to the Project;

               (F)  any change in (x) the authorized
representatives of the Partnership referred to in Section 3.1(m) above, which notice shall be accompanied by certified specimen signatures of any new representatives so appointed and, if requested by the VPCC Agent or OPIC, satisfactory evidence of the authority of such new representatives and (y) the Auditors, which notice shall be accompanied by a copy of an authorization to the replacement Auditors satisfying the requirements of Section 4.2(b);

               (G)  any actual or proposed termination,
rescission, discharge (otherwise than by performance), amendment or waiver or indulgence under, any material provision of any Project
Document;

               (H)  any material notice or correspondence
received or initiated by the Partnership relating to a Governmental Approval or other license or authorization necessary for the performance by it of its obligations under the Project Documents;

               (I)  any Lien (other than a Permitted Lien)
becoming enforceable over any of the Partnership's assets;

               (J) any proposed material change in the nature or scope of the Project or the business or operations of the Partnership and any one or more events, conditions or circumstances (including without limitation "Force Majeure" as defined in Section 14.1(a) of the Energy Conversion Agreement, "Political FM" as defined in Section 14.1(b) of the Energy Conversion Agreement or "Force Majeure" as defined in Section 1.46 of the Construction Contract) that exist or have occurred which are reasonably likely to have a Material Adverse Effect;

               (K) the occurrence of any event or act which could reasonably be expected to qualify as the basis for a claim by VPCC under the OPIC Lenders Insurance Contract or a claim by Magma or Magma Netherlands under the OPIC Equity Insurance
Contract;

               (L) and/or copies of: (x) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Partnership or any ERISA Affiliate with respect to such request; and (y) the failure of the Partnership or any ERISA Affiliate to make a required installment or payment under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan by the due date (other than the quarterly contributions described in Section 302(e) of ERISA or
Section 412(m) of the Code);

               (M) the occurrence of any Termination Event which has had or is reasonably likely to have a Material Adverse Effect and is in connection with any Pension Plan or any trust thereunder, specifying the nature thereof, what action the Partnership or the ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (N) and copies of: (x) all notices of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; and (y) all notices received by the Partnership from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

               (O) the filing of an intent to terminate any Pension Plan under a distress termination within the meaning of
Section 4041(c) of ERISA;

               (P) and a copy of each agreement, commitment or understanding (whether or not subject to the approval of any of the other parties to this Agreement pursuant to any other provision of this Agreement) executed by or on behalf of the Partnership (excluding the agreements set forth in clauses (i) through (vi) and clause (xvi) of the definition of the term "Operating Agreements" in Schedule X hereto but including replacements thereof), which notice shall specifically refer to this Section 4.1(h)(ii)(P) and request that the Bank Agent, the VPCC Agent and OPIC confirm whether or not such agreement, commitment or understanding shall constitute an Operating Agreement, in which case such agreement, commitment or understanding shall only constitute an Operating Agreement if the Bank Agent, the VPCC Agent or OPIC shall designate it as an Operating Agreement in a writing delivered to the Partnership within sixty (60) days of the Bank Agent's, the VPCC Agent's or OPIC's receipt thereof; and

               (Q) and copies of all communications between the Partnership and the Construction Contractor relating to any contest by the Construction Contractor as contemplated by Section 3.8.23 of the Construction Contract or by subparagraph (w) of the Construction Contractor Consent Agreement.

          (i) Reports to Governmental Authorities. (i) As soon as is practicable but in no event more than five (5) Business Days after the filing by the Partnership, and as soon as is practicable but in no event more than five (5) Business Days after receipt by the Partnership of knowledge of the filing by any party to any Project Document, of any material information or material report with any Governmental Authority regarding any Generating Unit, the Plant, the Project or any Project Document, or any of such party's obligations thereunder, a copy of such information or report, and
(ii) as soon as is practicable but in no event more than five (5) Business Days after receipt by the Partnership, copies of any material request for information by a Governmental Authority and of each material Governmental Approval obtained by the Partnership or by the Construction Contractor pursuant to the Construction Contract or PNOC-EDC pursuant to the Energy Conversion Agreement.

          (j) Base Case Forecasts. Not less than forty-five (45) days prior to the commencement of each calendar year, the Base Case Forecast for the Project proposed by the Partnership for the forthcoming Fiscal Years during the term of this Agreement, year by year. The Base Case Forecasts to be furnished by the Partnership and any significant assumptions related thereto shall (i) be prepared in good faith with due care, (ii) taken as a whole, fairly present, to the best of the Partnership's knowledge, the Partnership's expectations as to the matters covered thereby as of their date, (iii) be based on reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs), and (iv) be in all material respects consistent with the material provisions of the Project Documents. Each Base Case Forecast submitted by the Partnership pursuant to this Section 4.1(j) shall, among other things reasonably required by the Bank Agent, the VPCC Agent or OPIC, specify the estimated (i) electricity deliveries pursuant to the Energy Conversion Agreement, (ii) rates and revenues for electricity deliveries (with Dollar-denominated and Peso-denominated rates and revenues stated separately), (iii) periodic inspection, maintenance and repair schedule, (iv) cash flow projections, (v) amount of necessary capital expenditures and short term working capital needs in connection with the Project and (vi) income statements and balance sheets. Each Base Case Forecast submitted by the Partnership shall contain complete, fair and accurate projections taken as a whole (by principal component) of Debt Service, Operating and Maintenance Costs (with Dollar-denominated and Peso-denominated Operating and Maintenance Costs stated separately) and Delivery Proceeds (with Dollar-denominated and Peso-denominated Delivery Proceeds stated separately).

          (k) Insurance Report. Within thirty (30) days after the end of each Fiscal Year, a certificate signed by the Insurance Consultant (i) listing all insurance being carried by or on behalf of the Partnership pursuant to the Project Documents, (ii) certifying that all insurance required to be maintained pursuant to the Project Documents is in full force and effect and all premiums therefore have been fully paid and (iii) setting forth a summary of all losses in excess of $25,000 incurred with respect to the Plant or the Site during the preceding Fiscal Year.

          (l) Project Status Reports. Until the Conversion Date, as part of each Application for Funding or, if no Application for Funding shall have been submitted during any Month, not later than the last Business Day of such Month, a project status report with regard to the construction and operation of the Project for the preceding Month in such detail as the Bank Agent, the VPCC Agent, OPIC and the Independent Engineer may reasonably request from time to time, including (i) a report of any delay in construction or in achieving First Unit Performance Test Completion (as defined in the Construction Contract) by the First Unit Performance Test Completion Deadline (as defined in the Construction Contract), Second Unit Performance Test Completion (as defined in the Construction Contract) by the Second Unit Performance Test Completion Deadline (as defined in the Construction Contract), Third Unit Performance Test Completion (as defined in the Construction Contract) by the Third Unit Performance Test Completion Deadline (as defined in the Construction Contract), the Commercial Operation Date of any of Unit 1, Unit 2 or Unit 3 by the respective Guaranteed Completion Date for such Generating Unit or Final Completion of either of Unit 2 or Unit 3 by the Deadline Date, (ii) a report of any event of Force Majeure (as defined in the Construction Contract or the Energy Conversion Agreement) and any event of Political FM (as defined in the Energy Conversion Agreement) and (iii) copies of any reports received by the Partnership from any outside technical consultant identifying any matter that is of material adverse significance to the construction or operation of the Project.

          (m) Quarterly Operating Reports. On or before the 20th day after the commencement of each Quarter commencing after the Operation Date of Unit 1 (i) a report with respect to the operation of the Plant for the preceding Quarter substantially in the form of, and containing all matters required by, Schedule 4.1(m) hereto and (ii) a certificate of a Financial Officer of the Partnership certifying (A) that no withdrawals from the Dollar Project Control Account or from the O&M Peso Account to pay Operating and Maintenance Costs during any Month in the preceding Quarter required the prior written consent of the Required Project Secured Parties pursuant to Section 3.02(d) or 3.02(e) of the Disbursement Agreement or, if such consent was so required, that it was duly obtained and (B) as to whether or not the Partnership expects any withdrawals from the Dollar Project Control Account or from the O&M Peso Account to pay Operating and Maintenance Costs during the then current calendar year will require the prior written consent of the Required Project Secured Parties pursuant to Section 3.02(d) or 3.02(e) of the Disbursement Agreement. If such certificate certifies that the Partnership does expect that such withdrawals during the then current calendar year will require such consent, the Partnership shall submit to the Bank Agent, the VPCC Agent and OPIC concurrently therewith a proposed amendment to the Annual Budget (which will be subject to the consent of the Bank Agent, the VPCC Agent, OPIC, the Required Project Secured Parties and the Independent Engineer, as applicable, in accordance with Section 4.1(f) hereof).

          (n) Independent Engineering Report. On each annual anniversary of the Conversion Date, an engineering report prepared by the Independent Engineer, in form and scope reasonably satisfactory to the Bank Agent, the VPCC Agent and OPIC, assessing whether or not the construction, operation and maintenance of the Project during the preceding annual period was in compliance in all material respects with all Applicable Laws and the requirements of the Project Documents (it being understood that the Bank Agent, the VPCC Agent and OPIC shall have the right to request and receive an engineering report as described in this clause (n) more frequently than annually where circumstances reasonably require and that the Partnership shall not unreasonably deny any request by the Bank Agent, the VPCC Agent or OPIC for such more frequent reports).

          (o) Performance Tests. Reasonable advance notice of the commencement of all performance tests under the Construction
Contract.

          (p) Operation Date Notices. Promptly, and in any event within two (2) Business Days after the occurrence thereof, notice of (i) the occurrence of the Commercial Operation Date of any of Unit 1, Unit 2 or Unit 3 and (ii) the Commercial Operation Date (as defined in the Energy Conversion Agreement) of any of Unit 1, Unit 2 or Unit 3 having been deemed to occur pursuant to Section 5.4(h) of the Energy Conversion Agreement, together with information as to the circumstances giving rise to the same and the actions which the Partnership (and, to the extent known, PNOC-EDC) is taking or proposes to take with respect thereto (which information shall be updated periodically at the request of the Bank Agent, the VPCC Agent or OPIC with reports of the status of such actions and the implementation thereof).

          (q) Energy Conversion Agreement. As soon as practicable, but in no event more than five (5) Business Days after
(i) the Partnership delivers to PNOC-EDC any report pursuant to
Section 4.7.5(a) of the Energy Conversion Agreement, a copy of such report, (ii) the occurrence of any inability of the Partnership to deliver power to NAPOCOR other than as a result of a No Fault Outage (as defined in the Energy Conversion Agreement), notice thereof and an explanation of the cause thereof, (iii) the submission or receipt of any material notice under the Energy Conversion Agreement, a copy thereof and (iv) the occurrence of any event of Force Majeure (as defined in the Energy Conversion Agreement) or Political FM (as defined in the Energy Conversion Agreement), notice thereof and an explanation of the cause thereof.

          (r) Other Notices. As soon as is practicable but in no event more than five (5) Business Days after receipt thereof, a copy of each material notice, demand or other communication delivered to the Partnership pursuant to or concerning any Operating Agreement or delivered by the Partnership to any Partner under the Partnership Agreement.

          (s) Legal Opinions. Within 90 days after the end of each Annual Period, an opinion or opinions of counsel addressed to each Project Secured Party and each Bank Financing Secured Party
(i) stating that all action has been taken with respect to the filing, recording, re-filing and re-recording of the Project Security Documents and/or financing statements and continuation statements (and/or other instruments similar in effect under the laws of any jurisdiction) with respect thereto as is necessary to protect and preserve the rights and interests of the Collateral Agent or the Co-Collateral Agent, as the case may be, in and to the Project Collateral and the Liens on and in the Project Collateral created by the Project Security Documents and reciting the details of such action or referring to prior opinions of counsel in which such details are given and (ii) stating what, if any, filings, recordings, re-filings and re-recordings of the aforementioned agreements, statements and instruments may reasonably be expected to become necessary during the next fifteen months in order to protect and preserve the rights and interests of the Collateral Agent or the Co-Collateral Agent, as the case may be, in and to the Project Collateral and the Liens on and in the Project Collateral created by the Project Security Documents.

          (t) Annual Budget Reconciliations. As soon as available but, in any event, within ninety (90) days after (i) the close of the Fiscal Year in which the Operation Date of Unit 1 occurs and (ii) the close of each Fiscal Year commencing after the Operation Date of Unit 1 occurs, a certificate of the chief financial officer of the Managing General Partner which shall (i) state the Dollar amount and Peso amount, if any, by which the Delivery Proceeds during such Fiscal Year were in excess of or less than the estimate of the Dollar amount and Peso amount of such Delivery Proceeds contained in the Annual Budget for such Fiscal Year, (ii) state the Dollar amount and Peso amount, if any, by which, for each principal component, the Operating and Maintenance Costs incurred during such Fiscal Year were in excess of or less than the estimate of the Dollar amount and Peso amount of such Operating and Maintenance Costs contained in the Annual Budget for such Fiscal Year, (iii) state the Dollar amount, if any, by which Debt Service for such Fiscal Year was in excess of or less than the estimate of the Dollar amount of Debt Service contained in the Annual Budget for such Fiscal Year and (iv) contain an explanation of the cause of the variances, if any, described in clauses (i),
(ii) and (iii) of this Section 4.1(t).

          (u) Information Required Under OPIC Lenders Insurance Contract. Promptly after (i) receipt of notice from VPCC, the VPCC Agent, the Project Administrative Agent or the Bank Agent of OPIC's request therefor, such information as OPIC shall have requested be provided to it pursuant to numbered paragraph 5 of Section 9.01 of the OPIC Lenders Insurance Contract, (ii) obtaining knowledge thereof, notice of any circumstance which may render OPIC liable under the OPIC Lenders Insurance Contract and of any defaults (regardless of cause) in making scheduled payments (or any part thereof) under the Project Credit Agreement (which notices shall be updated periodically so as to permit VPCC to comply with its obligations under numbered paragraph 6 of Section 9.01 of the OPIC Lenders Insurance Contract to keep OPIC informed as to all relevant developments with respect to the foregoing matters) and (iii) the Partnership obtains any information or knowledge which leads it to believe that it will not be able to convert and/or transfer Pesos during the waiting period referred to in numbered paragraph 6 of
Section 9.01 of the OPIC Lenders Insurance Contract, notice thereof. In addition, the Partnership shall (i) provide the VPCC Agent and the Bank Agent updates of VPCC's good faith estimates of scheduled payments in Exhibit A to the OPIC Lenders Insurance Contract, at such frequency as is necessary to fulfill VPCC's obligations in said Exhibit A to provide such updates to OPIC, and
(ii) provide VPCC, the VPCC Agent and the Bank Agent such information as and when required to allow VPCC (and the VPCC Agent) to choose under Section 8.08 of the OPIC Lenders Insurance Contract the amount to be covered thereunder from time to time.

          (v) Additional Information. Within a reasonable time but in no event more than five (5) Business Days after request therefor, such additional information regarding the business, prospects, properties, condition (financial or otherwise) or operations, present or prospective, of the Partnership, any Partner, Magma or any Obligor as the Bank Agent, the VPCC Agent or OPIC may reasonably request, taking into account, in the case of such information regarding the business, prospects, properties, condition or operations of Magma, the nature and extent of its obligations under the Project Documents.

          Section 4.2 Books, Records and Inspections; Accounting and Audit Matters; Plans. (a) The Partnership will keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of the Partnership (including the progress of the Project) in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. The Partnership will permit officers and designated representatives of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC, the Banks, the Co-Collateral Agent, the Collateral Agent and/or the Independent Engineer to visit and inspect any of the properties of the Partnership, and to examine and make copies of the books of record and account of the Partnership and discuss the affairs, finances and accounts of the Partnership with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC, the Banks, the Co-Collateral Agent or the Collateral Agent may request (it being understood that officers and representatives of the
Independent Engineer shall be permitted to visit and inspect the properties of the Partnership at least three (3) times per Month during the period prior to the Conversion Date and at least annually thereafter, that officers and representatives of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC, the Banks, the Collateral Agent and the Co-Collateral Agent shall be permitted to visit and inspect the properties of the Partnership at least annually during the term of this Agreement, that the frequency of the aforesaid visits and inspections are subject to increase where circumstances reasonably require and that the reasonable out-of-pocket expenses (including, without limitation, travel and accommodation expenses) incurred by the aforesaid Persons (other than any Bank) in connection with any of the aforesaid visits and inspections shall be for the account of the Partnership).

          (b) The Partnership shall authorize the Auditors to communicate directly with the representatives of the Bank Agent, the VPCC Agent, the Project Administrative Agent, OPIC and the Independent Engineer at reasonable intervals, but if a Default or an Event of Default has occurred or is continuing, then at any time, regarding the Partnership's accounts and operations and furnish to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC a copy of such authorization, which shall be in form and substance satisfactory to the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC;
provided, however, that the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC will provide the Partnership with (i) copies of any correspondence between their respective representatives and the Auditors; and (ii) reasonable notice of any meeting between their respective representatives and the Auditors, with a description of the matters to be discussed at such meeting, and allow the Partnership to attend any such meeting.

          (c) The Partnership shall make arrangements reasonably satisfactory to the Required Project Secured Parties for oversight over the financial operations of the Partnership, including its cash management, accounting and financial reporting, and for oversight over the Partnership's relationship with its lenders and with the Auditors. Such arrangements may include, but shall not be limited to, employing a chief financial officer to oversee the financial operations of the Partnership.

          (d) The Partnership will at all times cause a complete set of the current and (when available) as-built plans (and all supplements thereto) relating to the Plant to be maintained at the Plant for inspection by the Independent Engineer, the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC.

          Section 4.3  Maintenance of Property; Insurance.  (a)
The Partnership will (i) keep all property useful and necessary in its business in good working order and condition and (ii) keep its present and future properties and business insured with financially sound and reputable insurers satisfactory to the Required Project Secured Parties against loss or damage in such manner, at such times and to the same extent as required in Parts 1 and 3 of
Schedule 3.1(b) hereto and pursuant to policies (w) naming the Collateral Agent as sole loss payee thereunder (except in the case of third-party liability, worker's compensation and automobile liability insurances), (x) naming, in the case of all insurances, the Collateral Agent as additional insured thereunder, (y) naming, in the case of third party liability insurances, the Collateral Agent, the Bank Agent, the VPCC Agent, the Project Administrative Agent, the Banks, VPCC and OPIC as additional insureds thereunder and (z) containing cut-through endorsements to reinsurers and provisions requiring that the Collateral Agent, OPIC the Bank Agent and the VPCC Agent shall receive notices of any non-payment of premiums. None of the policies for insurances referred to in subparagraphs (a), (b), (c) and (d) of Part 1 of Schedule 3.1(b) hereto shall contain any cancellation provision. The policies for the other insurances described in Part 1 of Schedule 3.1(b) hereto, if cancelable, shall only be cancelable for non-payment of premiums and then only upon sixty (60) days prior notice to the Collateral Agent, OPIC, the Bank Agent and the VPCC Agent. Evidence of payment of premiums for such policies shall be delivered to the Bank Agent, the VPCC Agent and OPIC at least ten (10) Business Days prior to the expiration thereof. Promptly upon the request of the Bank Agent, the VPCC Agent or OPIC, the Partnership will submit to the Bank Agent, the VPCC Agent and OPIC certificates of insurance relating to the insurances required by Parts 1 and 3 of Schedule 3.1(b) hereto (together with copies of such insurance policies) from the Partnership's insurers and insurance brokers, which certificates shall indicate the properties insured, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies and shall be accompanied by confirmation of premium payments.

          (b) The Partnership will cause the Construction Contractor to keep the insurances described in Part 2 of Schedule 3.1(b) hereto with financially sound and reputable insurers satisfactory to the Required Project Secured Parties against loss or damage in such manner, at such times and to the same extent as so described and pursuant to policies (w) naming the Collateral Agent as sole loss payee thereunder (except in the case of third-party liability, worker's compensation and automobile liability insurances), (x) naming, in the case of all insurances, the Collateral Agent as additional insured thereunder, (y) naming, in the case of third party liability insurances, the Collateral Agent, the Bank Agent, the Banks, the VPCC Agent, the Project Administrative Agent, VPCC and OPIC as additional insureds thereunder and (z) containing cut-through endorsements to reinsurers and provisions requiring that the Collateral Agent, OPIC, the Bank Agent and the VPCC Agent shall receive notices of any non-payment of premiums. None of the policies for insurances described in subparagraphs (a), (b), (c) and (d) of Part 2 of
Schedule 3.1(b) hereto shall contain any cancellation provision. The policies for the other insurances described in Part 2 of
Schedule 3.1(b) hereto, if cancelable, shall only be cancelable for non-payment of premiums and then only upon sixty (60) days prior written notice to the Bank Agent, the VPCC Agent, OPIC and the Collateral Agent. Evidence of payment of premiums for such policies shall be delivered to the Bank Agent, the VPCC Agent and OPIC at least ten (10) Business Days prior to the expiration thereof. Promptly upon the request of the Bank Agent, the VPCC Agent or OPIC, the Partnership will cause the Construction Contractor to submit to the Bank Agent, the VPCC Agent and OPIC certificates of insurance relating to the insurances required by
Part 2 of Schedule 3.1(b) (together with copies of such insurance policies, if and to the extent then available) from the insurers or insurance brokers for such insurances, which certificates shall indicate the type of insurance, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies and shall be accompanied by confirmation of premium payments.

          (c) In the event that any insurance whatsoever is purchased, taken or otherwise obtained by the Partnership with respect to the Project otherwise than as required hereunder or if not properly endorsed to the Collateral Agent as the sole loss payee and additional insured or beneficiary or otherwise made upon the terms required in this Section 4.3, without limitation to any provision of Part C of the Omnibus Security Agreement, such insurance shall be considered assigned hereunder to the Collateral Agent with the right of the Collateral Agent to make, settle, compromise and liquidate any and all claims thereunder, without prejudice to the exercise of any other rights and remedies that the Collateral Agent may have under any of the Financing Documents or under any Applicable Law.

          Section 4.4 Maintenance of Existence; Privileges; Etc. The Partnership shall at all times (a) preserve and maintain in full force and effect (i) its existence as a general partnership and good standing under the laws of the Republic, (ii) its qualification to do business in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary or desirable and (iii) all of its powers, rights, privileges and franchises necessary for the construction, ownership, maintenance and operation of the Project and the maintenance of its existence, (b) obtain in a timely manner and maintain in full force and effect (or where appropriate, renew) all Governmental Approvals (including, without limitation, those under Environmental Laws) and all other licenses, registrations, waivers, consents and approvals required at any time or advisable in connection with the construction, maintenance, ownership or good and orderly operation of the Project and all licenses, consents and approvals necessary for the conversion to Dollars of all Peso amounts payable under the Energy Conversion Agreement, the PNOC-EDC Consent Agreement, the Performance Undertaking and the Republic Consent Agreement and for the remittance to the Collateral Agent in the United States in Dollars of any amounts paid or payable in connection with any Project Document or the transactions contemplated thereby and (c) preserve and maintain good and marketable title to its properties and assets (it being understood that the Partnership's rights with respect to the Site are solely as set forth in the Energy Conversion Agreement) subject to no Liens other than Permitted Liens.

          Section 4.5 Compliance with Statutes and Regulatory Matters. (a) The Partnership will comply in all material respects with all Applicable Laws in respect of the conduct of its business and the ownership, construction, operation and use of its property (including, without limitation, Applicable Laws relating to environmental standards and controls and Applicable Laws (including, without limitation, the Board of Investments Approval) relating to the maintenance of debt to equity ratios).

          (b) The Partnership, at its sole cost and expense, shall make such alterations to the Plant as may be required from time to time to comply in all material respects with all Applicable Laws ("Required Alterations"). The Partnership shall install any Required Alterations promptly; provided, however, that the Partnership may at its sole cost and expense contest the validity and applicability of any Applicable Laws as may entail the installation of any such Required Alterations, if and so long as adequate reserves are maintained in accordance with applicable accounting principles with respect to such Required Alterations and if, in the reasonable opinion of the Required Project Secured Parties based on consultations with the Independent Engineer, failure to make such Required Alteration does not materially adversely affect the productive capacity, value, or utility or remaining useful life of the Plant or materially adversely affect the rights or interests of the Project Secured Parties. All such alterations shall comply in all material respects with all Applicable Laws.

          (c) If any litigation, investigation or proceeding is commenced which causes, or may reasonably be expected to cause, or any Governmental Authority issues any order, judgment, regulation, decision or interpretation the effect of which is, or may cause (i) a Material Adverse Effect or (ii) a rescission, termination, repeal, invalidation, suspension, injunction or a material amendment or modification of any Project Document, or any part thereof, then the Partnership shall so notify the Bank Agent, the VPCC Agent and OPIC and if, as a result of such regulatory change, there shall exist in the reasonable opinion of the Bank Agent, the VPCC Agent or OPIC a reasonable possibility that such litigation, investigation or proceeding or action by any Governmental Authority could have a Material Adverse Effect, the Bank Agent, the VPCC Agent or OPIC shall give the Partnership reasonable notice thereof and the Partnership shall diligently and in a timely fashion (i) make all filings, (ii) pursue all remedies and appeals and (iii) take such other lawful action, in each case as the Required Project Secured Parties in their reasonable opinion determine to be necessary or desirable to prevent such litigation, investigation or proceeding or such action by any Governmental Authority from becoming final and non- appealable or otherwise irrevocable, to attempt to postpone the effectiveness of such litigation, investigation or proceeding or such action by any Governmental Authority and to cause such litigation, investigation or proceeding or such action by any Governmental Authority to be terminated, revoked or amended or modified so as to eliminate the reasonable likelihood of such effect. If, no later than ten (10) days after the Bank Agent, the VPCC Agent or OPIC so notifies the Partnership, the Partnership notifies the Bank Agent, the VPCC Agent or OPIC that it has decided not to pursue any of the actions described in clause (i), (ii) or (iii) immediately above and the Required Project Secured Parties believe that there exists a reasonable probability of success if any such actions are taken, the Required Project Secured Parties may pursue such actions on behalf of the Partnership, at the Partnership's sole cost and expense, provided that so long as the Required Project Secured Parties are themselves pursuing such actions (prior to resolution thereof) no Event of Default shall exist based solely on the existence of such litigation, investigation or proceeding.

          (d) No part of the proceeds of the Project Loans or the OPIC Loan will be used to purchase "margin stock" (as defined in the regulations referred to below) or for any other purpose which would result in a violation (whether by the Partnership, VPCC, the Banks or OPIC) of Regulation G, T, U or X of the Board of Governors or to extend credit to others for any such purpose. Neither the Partnership nor any of its Affiliates is engaged in, nor will any of them engage in, the business of extending credit for the purpose of purchasing or carrying any "margin stock".

          (e) The Partnership shall comply, and shall cause the Construction Contractor and all tenants, licensees, invitees and occupants of the Project to comply, in all material respects, with every applicable Environmental Law. The Partnership shall not, and shall not permit any such other party to, generate, store, handle, process, transport, ship, dispose, or otherwise use Hazardous Materials at, in, on, under or from the Project, or onto any other property, in a manner that would lead to the imposition on the Partnership, any Project Secured Party, any Bank Financing Secured Party or the Project of any Environmental Claim or pose a material risk to human health or the environment. The Partnership shall promptly notify the Bank Agent, the VPCC Agent and OPIC when it becomes aware of any spill or any other release of any Hazardous Material (whether or not such spill or release occurred prior to, on or after the Effective Date) at, in, on, under or from the Project which is required to be reported to a Governmental Authority, which could result in any Environmental Claim or which could pose a material risk to human health or the environment. The Partnership shall promptly, but in no event later than two (2) Business Days, forward to the Bank Agent, the VPCC Agent and OPIC copies of any notices, complaints, summons, or any other notifications received by the Partnership relating to alleged violations of any applicable Environmental Law at the Plant or the Site which would have a Material Adverse Effect. The Partnership will promptly pay when due any fine, penalty, judgment, or assessment arising under any Environmental Law against either the Partnership or the Project or against any Project Secured Party or any Bank Financing Secured Party to the extent the same arises in connection with the Project, except to the extent subject to a Good Faith Contest by the Partnership. If, at any time, the condition, operation or use of the Project violates in any material respect any applicable Environmental Law or could reasonably be expected to result in any Environmental Claim, or there are Hazardous Materials located at, in, on, under or from the Project for which material cleanup or corrective action of any kind is required under any Environmental Law or because of any spill or release of Hazardous Material, material cleanup of or corrective action with respect to such Hazardous Material is authorized under any Environmental Law or may be necessary to prevent or eliminate a material risk to human health or the environment, the Partnership shall, within ten (10) days after discovering such condition, operation or use, notify the Bank Agent, the VPCC Agent and OPIC and promptly initiate, at its own sole cost and expense, such actions as may be necessary to comply in all material respects with all Environmental Laws and to alleviate any material risk to human health or the environment. Once the Partnership commences such actions, the Partnership shall thereafter diligently and expeditiously proceed to comply in all material respects and in a timely manner with all Environmental Laws and to eliminate any material risk to human health or the environment. If an Event of Default exists which in the reasonable determination of the Bank Agent, the VPCC Agent or OPIC would have a Material Adverse Effect, or the Project Secured Parties intend to commence an action to foreclose on the Project Collateral, the Bank Agent, the VPCC Agent or OPIC may cause an environmental audit of the Project or portions thereof to be conducted to confirm the Partnership's compliance with the provisions of this Section 4.5(e), and the Partnership shall cooperate in all reasonable ways with the Bank Agent, the VPCC Agent or OPIC in connection with any such audit, and all costs and expenses incurred in connection therewith shall be treated as set forth in Section 6.3 hereof. If the foreclosure occurs, the Partnership shall deliver the Project to the purchaser at foreclosure or to the Collateral Agent or the Co-Collateral Agent or the nominee of any of them, as the case may be, in a condition that complies in all material respects with all Environmental Laws, and that does not contain Hazardous Materials for which material cleanup or corrective action is required under any Environmental Law or because of any spill or release of Hazardous Material, cleanup of or corrective action with respect to such Hazardous Material is authorized under any Environmental Law or may be necessary to prevent or eliminate a material risk to human health or the environment.

          (f) In the event that any product, process, method, substance, part or other material sold, used or employed, or contemplated to be sold, used or employed, by the Partnership in connection with its business or the Project does or will infringe any patent, trademark, service mark, trade names, copyright, license or other right owned by any other Person or any claim or litigation is pending or threatened against or affecting the Partnership contesting the Partnership's right to sell, use or employ any such product, process, method, substance, part or other material, the Partnership shall give the Bank Agent, the VPCC Agent and OPIC notice promptly, but in no event more than five (5) days after obtaining knowledge thereof and the Partnership shall effectively eliminate such infringement within thirty (30) days of giving such notice to the Bank Agent, the VPCC Agent and OPIC or such longer period as in the reasonable judgment of the Required Project Secured Parties would not have a Material Adverse Effect unless such infringement is the subject of a Good Faith Contest by the Partnership, provided that such Good Faith Contest would not impair the value of the Project Secured Parties' security interest in the Project Collateral.

          Section 4.6 Consultations Regarding Independent Engineer's Reports. The Partnership agrees that (a) in addition to any other consultation required hereunder, following the end of each Month, upon the request of the VPCC Agent, the Bank Agent or OPIC, the Partnership shall consult with the VPCC Agent, the Bank Agent and OPIC regarding any materially adverse event or condition identified by the Independent Engineer in the reports provided by the Independent Engineer for such Month pursuant to the IE Engagement Agreement, (b) in addition to any other consultation required hereunder, upon the request of the VPCC Agent, the Bank Agent or OPIC, the Partnership shall consult with the VPCC Agent, the Bank Agent and OPIC regarding any materially adverse event or condition identified by the Independent Engineer in any report provided by the Independent Engineer as contemplated by Section 4.1(n) hereof or Part I.C. of the IE Engagement Agreement and (c) in the event the Partnership fails to hold any such consultations within thirty (30) days of such request, such event or condition shall be deemed to have a Material Adverse Effect.

          Section 4.7 Project Implementation. (a) The Partnership shall (i) carry out the Project and conduct its business with due diligence and efficiency and in accordance with sound engineering, financial and business practices, (ii) use the proceeds of all OPIC Disbursements and Project Construction Loans (excluding any portion of the outstanding principal amounts of the Project Construction Loans allocated to the payment of "value added taxes" with respect to the Project or import duties on capital equipment provided under the Construction Contract) only for the payment of Project Costs strictly in accordance with the Construction Budget, as the same may be amended in accordance with
Section 4.27 hereof and (iii) use the proceeds of all Project Construction Loans allocated (as specified in the Application for Funding with respect to such Project Construction Loans) to the payment of "value added taxes" with respect to the Project or import duties on capital equipment provided under the Construction Contract only for the payment of such "value added taxes" or import duties, as the case may be.

          (b) Without limiting the generality of the preceding clause (a), the Partnership will cause the construction of the Project to be prosecuted and completed with due diligence and continuity (except for interruptions due to events of force majeure, which the Partnership will use its best efforts to mitigate), in a good and workmanlike manner and (i) in accordance with sound generally accepted building and engineering practices,
(ii) in compliance in all material respects with all Governmental Approvals and Applicable Laws applicable to the Site, the Plant or the Partnership, (iii) in accordance with the Construction Contract and (iv) in accordance with the Construction Budget. In the Construction Budget, the Partnership will allocate $10.6 million to the Budget Category entitled "Hard Cost Contingency" and (w) except with the prior written approval of the Independent Engineer, will not make any expenditures of funds allocated to such Budget Category (x) except with the prior written approval of the Project Administrative Agent, will not make any expenditures of funds allocated to such Budget Category for any single line item within such Budget Category if, after giving effect thereto, the aggregate amount of all funds allocated to such Budget Category and expended for such line item would exceed $1 million, (y) except with the prior written approval of the Project Administrative Agent and OPIC, will not make any expenditures of funds allocated to such Budget Category for any single line item within such Budget Category if, after giving effect thereto, the aggregate amount of all funds allocated to such Budget Category and expended for such line item would exceed $3 million (it being understood that if the Project
Administrative Agent shall not have received a written notice from OPIC, on or before the date which is six (6) Business Days after the OPIC Confirmed Receipt Date with respect to the Partnership's proposal for the making of such expenditure, to the effect that OPIC has disapproved the making of such expenditure, then without prejudice to the independent approval rights of the Project Administrative Agent, OPIC shall be deemed to have given its prior written approval to the making of such expenditure) and
(z) except with the prior written approval of the Project Administrative Agent and OPIC, will not make any expenditures of funds allocated to such Budget Category if, after giving effect thereto, the aggregate amount of all expenditures of funds allocated to such Budget Category would exceed $7.5 million. In the Construction Budget, the Partnership will allocate an additional $10.4 million to the Budget Category entitled "Soft Cost Contingency". Subject to the prior written approval of the Project Administrative Agent and OPIC, the Partnership may make expenditures of up to $2.5 million of the funds allocated to such Budget Category (it being understood that if the Project Administrative Agent shall not have received a written notice from OPIC, on or before the date which is six (6) Business Days after the OPIC Confirmed Receipt Date with respect to the Partnership's proposal for the making of any such expenditure, to the effect that OPIC has disapproved the making of such expenditure, then without prejudice to the independent approval rights of the Project Administrative Agent, OPIC shall be deemed to have given its prior written approval to the making of such expenditure). If, after giving effect to any expenditure of funds allocated to the Budget Category entitled "Soft Cost Contingency", the aggregate amount of all expenditures of funds allocated to such Budget Category would exceed $2.5 million, the Partnership shall not make any such expenditure without the prior written approval of the Required Project Secured Parties.

          (c) With respect to the Construction Contract, (i) the Partnership shall, from time to time and upon the reasonable request of the VPCC Agent, the Bank Agent or OPIC, pursuant to
Section 6 of said contract request from the Construction
Contractor evidence of the Construction Contractor's tangible net worth and, to the extent permitted under such Section, upon the request of the Required Project Secured Parties request the performance and payment bonds contemplated in said Section; (ii) any approval by the Partnership of test procedures under Section
13.3.1 of the Construction Contract shall be subject to the prior approval of the Independent Engineer, the Bank Agent, the VPCC Agent and OPIC, such approval not to be unreasonably withheld or delayed; (iii) any approval by the Partnership of the Construction Contractor's request, under Section 14.1 of the Construction Contract, for extension of the Performance Test Completion Deadline(s) (as defined in the Construction Contract) and/or the Final Completion Deadline(s) (as defined in the Construction Contract) shall be subject to the prior approval of the Required Project Secured Parties, such approval not to be unreasonably withheld or delayed; (iv) in the event the Project Schedule (as defined in the Construction Contract) shall at any time and for any reason call for the Performance Test Completion Deadline (as defined in the Construction Contract) for any Generating Unit to occur later than the Guaranteed Completion Date for such Generating Unit, upon the request of the Required Project Secured Parties, the Partnership shall under Section 14.4.1 of the Construction Contract direct a change in the Project Schedule (as defined in the Construction Contract) so that the former deadline occurs no later than the latter deadline; (v) the Partnership shall not, without the consent of the Required Project Secured Parties, which consent shall not be unreasonably withheld or delayed, certify Performance Test Completion (as defined in the Construction Contract) of a Generating Unit pursuant to the last sentence of Section 17.1 of the Construction Contract; (vi) the Partnership's certification under Section 17.3 of the Construction Contract that Final Completion of any Generating Unit has occurred shall be subject to the prior approval of the Project Administrative Agent and the Independent Engineer, such approval not to be unreasonably withheld or delayed; (vii) the Partnership shall not take steps under Section 19.2.3 of the Construction Contract to reduce the Construction Contractor's obligation to repair or correct any Defects or Deficiencies (as defined in the Construction
Contract), or to have the Partnership, in lieu of the Construction Contractor, make such repairs or corrections, for a reduction of the Contract Price (as defined in the Construction Contract) without the prior written approval of the Project Administrative Agent and the Independent Engineer, such approval not to be unreasonably withheld or delayed; (viii) the Partnership shall not approve any bond issued by a surety pursuant to Section 20.3.1 of the Construction Contract without the prior approval of the Project Administrative Agent, such approval not to be unreasonably withheld or delayed; (ix) the Partnership shall exercise the option under clause (i) (rather than clause (ii)) of Section 20.3.2 of the Construction Contract to have the Construction Contractor pay the Buy-Down Amount rather than continue to attempt to meet the performance guaranty, unless otherwise instructed by the Required Project Secured Parties; provided, however, the Partnership shall have the right to elect the option under clause (ii) of Section
20.3.2 of the Construction Contract to have the Construction Contractor continue to attempt to meet the performance guaranty if the sum of (A) the Buy-Down Amount for such Generating Unit that would be computed on the basis of the most recently completed performance test and (B) the maximum amount of Delay Liquidated Damages (as defined in the Construction Contract) that could accrue with respect to such Generating Unit, is less than the Maximum Aggregate Damages (as defined in the Construction Contract) with respect to such Generating Unit; and (x) the Partnership shall obtain the consent of the Required Project Secured Parties with respect to any approval the "Lender" (as defined in the Construction Contract) is to provide under such contract.

          (d) Without limiting the generality of clause (a) of this Section 4.7, the Partnership will operate and maintain the Project, and retain and maintain staff sufficient to operate and maintain the Project, in accordance with the O&M Parameters and will otherwise comply with and satisfy the requirements of the O&M Parameters.

          (e) The Partnership shall use reasonable efforts to become a member of the multi-partite monitoring team described in paragraph 1 of Section IV of the Environmental Compliance Certificate; provided, however, that the Partnership need not become a member of such monitoring team if, in the reasonable judgment of the Partnership, after consultation with its counsel, the Partnership's participation in the activities conducted by such monitoring team could reasonably be expected to expose the Partnership to additional liability under Applicable Laws of the Republic.

          (f) Without limiting the generality of the foregoing clauses, the Partnership shall use, maintain and operate the Plant and the Site in compliance in all material respects with all Applicable Laws and Governmental Approvals, the Project Documents and the provisions of this Agreement. The Partnership shall inspect, maintain, service, preserve and repair the Plant so as to keep the Plant (i) in good operating condition (ordinary wear and tear excepted), (ii) in good order and repair in conformity with prudent alternative energy standards and commercial practice, (iii) in material compliance with any requirements under the Project Documents, and (iv) in such condition that the Plant will have the capacity and functional ability to perform, in normal commercial operation, the functions and at the nameplate ratings set forth in the Project Documents for the remaining useful life of the Plant. The Partnership shall comply with any standards imposed by any Commercial Insurance Contract in effect with respect to the Plant or the Site.

          (g) Provided the Collateral Agent has made available pursuant to Section 3.07(a) of the Disbursement Agreement the Insurance Proceeds, in the event of any damage to or destruction of the Plant or the Site, or any part thereof, by fire or other casualty, the Partnership shall, at its own expense and whether or not such damage or destruction is covered by a Commercial Insurance Contract, with reasonable promptness, repair, restore, replace or rebuild the same, except where such, in the reasonable judgment of the Required Project Secured Parties, is not necessary or advisable for the conduct of the Partnership's business, so that upon the completion of such repair, restoration, replacement or rebuilding, the Plant and Site shall be in the condition required by the foregoing provisions of this Section 4.7 and so that the productive capacity, value, utility and remaining useful life of the Plant shall be at least equal to the greater of (i) the actual productive capacity, value, utility and remaining useful life of the Plant immediately prior to the happening of such casualty, or (ii) the productive capacity, value, utility and remaining useful life the Plant would have had if it were used, maintained and operated in accordance with the requirements of this Section 4.7.

          (h) The Partnership shall, at its sole cost and expense (i) maintain at the Plant daily operating logs showing, among other things, the electrical output of the Plant, (ii) keep maintenance and repair reports in sufficient detail to indicate the nature and date of all work done, (iii) maintain a current operating manual and a complete set of plans, accounting records and specifications reflecting all alterations and (iv) maintain all other records, logs and other materials required to comply in all material respects with any Applicable Law or Governmental Approval.

          (i) The Partnership shall maintain a tracking system to monitor the status of, the conditions contained in, and compliance with, Governmental Approvals required to be obtained by or on behalf of the Partnership or required to be complied with by the Partnership. The Partnership shall promptly amend and deliver to the Bank Agent, the VPCC Agent and OPIC a revised Schedule 2.12 hereto in the event of any material change in the Governmental Approvals applicable to the Partnership or the Project.

          (j) The Partnership shall promptly inform the Project Administrative Agent and OPIC if at any time PNOC-EDC tenders or offers to tender Pesos in lieu of Dollars as payment under the Energy Conversion Agreement, and upon and to the extent described in the instruction of the Required Project Secured Parties, the Partnership shall accept such tender.

          Section 4.8  Auditors.  In the event that Coopers &
Lybrand should cease to be the Auditors of the Partnership for any reason, the Partnership shall appoint and maintain as the Auditors another firm of independent public accountants reasonably acceptable to the Required Project Secured Parties.

          Section 4.9 Taxes, Duties, Etc. The Partnership will pay and discharge all taxes, duties, fees, assessments and other governmental charges imposed on it, on its income or profits, on any of its property, or in connection with the execution, issue, delivery, registration, notarization, assignment or transfer of any interest in or for the legality, validity or enforceability of any Project Document prior to the date on which penalties attach thereto, and all claims, levies or liabilities (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or, if unpaid might become, a Lien upon the property of Partnership (or any part thereof). The Partnership shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, governmental charge or claim by proper proceedings timely instituted, and may permit the taxes, assessments, governmental charges or claims so contested to remain unpaid during the period of such contest if (i) the Partnership diligently prosecutes such contest, (ii) during the period of such contest the enforcement of any contested item is effectively stayed, (iii) in the case of (x) any contest involving not more than $2 million, adequate cash reserves or bonds in an amount reasonably satisfactory to the Project Administrative Agent are established in accordance with GAAP with respect to the contested items and (y) any contest involving more than $2 million, adequate cash reserves or bonds in an amount reasonably satisfactory to the Required Project Secured Parties are established in accordance with GAAP with respect to the contested items and (iv) such contest does not, in the reasonable discretion of the Project Administrative Agent (in the case of any contest involving not more than $2 million) or the Required Project Secured Parties (in the case of any contest involving more than $2 million), involve a material risk of the sale, forfeiture or loss of any of the Project Collateral (other than the cash reserved pursuant to clause (i) of this sentence). The Partnership will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, duty, fee, assessment, other governmental charge or claim and cause the same to be satisfied of record.

          Section 4.10 Independent Engineer; Insurance Consultant. The Partnership (a) agrees to the Independent Engineer carrying out the role described in the IE Engagement Agreement, (b) confirms and agrees to the terms of the provisions of the IE Engagement Agreement which are binding on it, which terms are incorporated herein by reference as if fully set forth herein and (c) will ensure that the Insurance Consultant will be provided with all information reasonably required by the Insurance Consultant and will exercise due care to ensure that any information which it may supply to the Insurance Consultant is materially accurate and not, by omission of information or otherwise, misleading in any material respect.

          Section 4.11 Performance of Obligations. The Partnership will perform all of its material obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and will perform all of its material obligations under the terms of the Financing Documents, the Energy Conversion Agreement and each of the other Project Documents. The Partnership will maintain in full force and effect each of the Project Documents to which it is a party. The Partnership will preserve, protect, defend and enforce the rights granted to it under or in connection with the Project Documents. The Partnership shall take all action within its control required or in the reasonable opinion of the Bank Agent, the VPCC Agent or OPIC advisable to ensure that each of the Project Documents is in proper legal form under the laws of the Republic or under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdictions without any further action on the part of the Bank Agent, the VPCC Agent, OPIC, the Project Administrative Agent, the Collateral Agent, the Co-Collateral Agent or the Banks.

          Section 4.12 Name Changes; Etc. The Partnership shall not change its name without the prior written consent of the Required Project Secured Parties. The Partnership shall not adopt or change any trade name or fictitious business name without the prior written consent of the Required Project Secured Parties. The Partnership shall execute and deliver to the VPCC Agent, OPIC, the Collateral Agent and the Co-Collateral Agent any additional documents or certificates necessary or advisable to reflect any permitted adoption of or change in its name, trade name or fictitious business name.

          Section 4.13 Consolidation, Merger, Sale of Assets, Transfers of Partnership Interests, Etc. The Partnership will not
(a) wind up, liquidate, terminate, dissolve or reorganize (or suffer any winding-up, liquidation, termination, dissolution or reorganization) or enter into any transaction of merger or consolidation; (b) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than electricity and any chemical by-products produced by the Plant) except, in the ordinary course of business, or sales of equipment which is uneconomic or obsolete or sales of assets that are no longer used by or useful to the Partnership and which are promptly replaced by adequate substitutes of substantially equivalent utility to the replaced assets; (c) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (other than purchases or other acquisitions of inventory or materials or capital expenditures, each in the ordinary course of business); (d) admit any additional partners into the Partnership other than by reason of a transfer of the general partnership interests in the Partnership, which transfer (x) is consummated with the prior written consent of the Required Project Secured Parties, (y) would not result in the occurrence of an Event of Default described in either of clauses (a) and (b) of Section 5.9 hereof and (z) is consummated simultaneously with a pledge, on terms substantially similar to those contained in Part D of the Omnibus Security Agreement, by the transferee to the Collateral Agent of all the general partnership interests in the Partnership which are the subject of such transfer and the execution and delivery of such documentation (including, without limitation, the documentation referred to in clause (w) of Section 7(a) of Part D of the Omnibus Security Agreement) to the Collateral Agent as the VPCC Agent, OPIC or the Collateral Agent may reasonably request in connection therewith; or (e) permit or consent to the transfer (by sale, assignment or otherwise) of any partnership interest in the Partnership other than in connection with a transfer of the general partnership interests in the Partnership, which transfer (x) s consummated with the prior written consent of the Required Project Secured Parties, (y) would not result in the occurrence of an Event of Default described in either of clauses (a) and (b) of Section
5.9 hereof and (z) is consummated simultaneously with a pledge, on terms substantially similar to those contained in Part D of the Omnibus Security Agreement, by the transferee to the Collateral Agent of all the general partnership interests in the Partnership which are the subject of such transfer and the execution and delivery to the Collateral Agent of such documentation (including, without limitation, the documentation referred to in clause (w) of
Section 7(a) of Part D of the Omnibus Security Agreement) as the VPCC Agent, OPIC or the Collateral Agent may reasonably request in connection therewith.

          Section 4.14  Distributions to Partners.  The
Partnership will not return any capital to its Partners or authorize or make or incur or assume any obligation to make any other distribution, payment or delivery of property or cash including, without limitation, for salaries, commissions, bonuses, management fees, consulting fees, technical assistance fees or debt service, to any Partner or any other Affiliate, except for distributions (including, if and to the extent the Partnership shall have received the approval of the Board of Investments of the Republic for the same, distributions in the form of loans) of monies permitted to be withdrawn and transferred to or at the direction of the Partnership pursuant to the terms of priority EIGHTH of Section 3.02(d)(ii) of the Disbursement Agreement or the last sentence of Section 3.05 of the Disbursement Agreement, distributions of monies permitted to be withdrawn and transferred to or as directed by Magma (through the Partnership) pursuant to the terms of priority SECOND of Section 3.04(b) of the Disbursement Agreement and distributions of monies permitted to be withdrawn and transferred pursuant to the terms of the Disbursement Agreement for payments under the Administrative and Technical Services Agreement and the O&M Agreement (if such agreement shall then be in effect).

          Section 4.15  Leases.  The Partnership will not enter
into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, except lease arrangements permitted pursuant to Section 4.16(b) hereof.

          Section 4.16  Indebtedness.  The Partnership will not
contract, create, incur, assume or suffer to exist any Indebtedness, except for the following types of Indebtedness
("Permitted Indebtedness"):

          (a) Indebtedness of the Partnership incurred under the Financing Documents;

          (b) Indebtedness incurred after the Operation Date of Unit 1 with respect to equipment financing, conditional sales or lease arrangements entered into in the ordinary course of business, which Indebtedness shall not exceed $1 million in the aggregate at any one time; and

          (c) Indebtedness incurred after the Operation Date of Unit 1 which is not at any time in an aggregate amount in excess of $1 million and is accrued expenses or current trade accounts payable incurred in the ordinary course of business, or obligations under trade letters of credit incurred by the Partnership in the ordinary course of business, which are to be repaid in full not more than ninety (90) days after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Partnership.

          Section 4.17 Liens. The Partnership will not, and will not agree to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real, personal or mixed, tangible or intangible) of the Partnership, whether now owned or hereafter acquired, provided that the provisions of this Section 4.17 shall not prevent the creation, incurrence, assumption or existence of the following Liens (each, a "Permitted Lien"):

          (a) Liens for current taxes, assessments and other governmental charges, the payment of which is being contested by a Good Faith Contest as permitted pursuant to Section 4.9;

          (b)  Liens created pursuant to the Project Security
Documents;

          (c) purchase money security interests in discrete items of equipment acquired after the Operation Date of Unit 1 and not comprising an integral part of the Project when the obligation secured is incurred for the purchase of such equipment and does not exceed one hundred percent (100%) of the lesser of cost or fair market value thereof at the time of acquisition, and the security interest does not extend beyond the equipment involved; provided, that such Liens and the amount of materials, equipment and fixtures supplied or purchased pursuant to Section
4.16 hereof shall not, taken together, at any time exceed the maximum aggregate amount of $1 million; and

          (d) mechanics', materialmen's, carrier's and similar Liens securing obligations incurred in the ordinary course of business which (i) are not past due or which are the subject of a Good Faith Contest by the Partnership (unless during the pendency of such contest or as a result thereof there is a reasonable possibility that the Liens of the Project Security Documents could be endangered or there is a reasonable possibility that any material portion of the Site, the Plant or the Project could become subject to loss or forfeiture) and (ii) which do not in the aggregate detract from the value of the Site, the Plant or the Project or other assets of the Partnership or materially impair the use thereof; provided that upon the commencement of any proceeding to foreclose or enforce any such Permitted Lien, the Collateral Agent or the Co-Collateral Agent, as appropriate, may take such action as it reasonably deems necessary to protect its interest in the Site, the Plant or the Project including, without limitation, payment of amounts reasonably necessary to release any such Lien, and in such event the Partnership shall reimburse the Collateral Agent or the Co-Collateral Agent, as appropriate, upon demand for the cost thereof together with interest thereon at the rate per annum equal to the Default Rate.

          Section 4.18 Guarantees. The Partnership will not enter into any Contingent Obligations including, without limitation, any agreement or arrangement to guarantee or, in any way or under any condition, become obligated for all or any part of any Indebtedness or other obligation of another Person;
provided, however, that nothing in this Section 4.18 shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Partnership of the Assignment and Assumption Agreement or any Financing Document.

          Section 4.19 Subsidiaries; Advances, Investments and Loans. The Partnership will not form or have any Subsidiaries, lend money or credit or make deposits (other than deposits in the Accounts and deposits in relation to the payment for goods and equipment in the ordinary course of business) with or advances (except as specifically required by the Construction Contract) to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the Partnership may
(a) use idle cash to acquire and hold Cash Equivalents solely to give employment to its idle resources in accordance with the Disbursement Agreement and (b) make loans to its Affiliates of monies permitted to be withdrawn and transferred to or at the direction of the Partnership pursuant to the terms of priority EIGHTH of Section 3.02(d)(ii) of the Disbursement Agreement or the last sentence of Section 3.05 of the Disbursement Agreement, if and to the extent the Partnership shall have received the approval of the Board of Investments of the Republic for such loans.

          Section 4.20 Transactions. The Partnership will not (a) enter into any transaction or series of related transactions with any Person other than in the ordinary course of business and on an arm's-length basis or (b) establish any sole and exclusive purchasing or sales agency, or enter into any transaction whereby the Partnership might receive less than the full ex-works commercial price (subject to normal trade discounts) for electricity or pay more than ex-works commercial price for products of others, provided, however, that nothing in this Section
4.20 shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Partnership of the Energy Conversion Agreement, the Construction Contract, the Administrative and Technical Services Agreement, the O&M
Agreement and any Financing Document. Without limiting the generality of the immediately preceding sentence, the Partnership shall not, directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, or enter into any agreement with, any of its Affiliate or any of its own officers, directors or employees or any of the officers, directors or employees of any of its Affiliates, except for the transactions expressly provided for under the Equity Funding Agreement, the Administrative and Technical Services Agreement, the Assignment and Assumption Agreement, the Omnibus Security Agreement, any other Financing Document and the O&M Agreement or transactions entered into with the prior written consent of the Required Project Secured Parties in the ordinary course of business and upon fair and reasonable terms no less favorable than the Partnership could obtain, or could become entitled to, in an arm's-length transaction with a Person which is not an Affiliate. In addition, the Partnership shall not select any arbitrator under any arbitration clause in any Project Document to which an Affiliate of the Partnership is party without the prior written consent of the Required Project Secured Parties, which consent shall not be unreasonably withheld or delayed.

          Section 4.21 Other Transactions. The Partnership will not enter into any partnership, profit-sharing, or royalty agreement or other similar arrangement whereby the Partnership's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person, provided, however, that nothing in this Section 4.21 shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Partnership of the Administrative and Technical Services Agreement, the O&M
Agreement, the Equity Funding Agreement  and any other Financing
Document.

          Section 4.22  Fiscal Year; Modifications and
Assignments of Agreements; Additional Agreements; Etc.  (a)  The
Partnership will not change its Fiscal Year.

          (b) The Partnership will not, without the prior written consent of (i) the Project Administrative Agent, become a party to any agreement, contract or commitment (other than (x) the agreements identified in clauses (i) through (vi), clause (ix) and clause (xvi) of the definition of the term Operating Agreements set forth in Schedule X hereto, but not replacements thereof, (y) the Financing Documents and (z) agreements, contracts or commitments in respect of Permitted Indebtedness) which, individually, creates an annual financial obligation of the Partnership in excess of $100,000 (or the equivalent in other currency) or which would cause the aggregate annual financial obligations of the Partnership under all agreements, contracts and commitments (other than those specified in clauses (x) through (z) immediately above) to which the Partnership is a party to exceed $300,000 (or the equivalent in other currency) and (ii) the Required Project Secured Parties, become a party to any agreement, contract or commitment (other than (x) the agreements identified in clauses (i) through (vi), clause
(ix) and clause (xvi) of the definition of the term Operating Agreements set forth in Schedule X hereto, but not replacements thereof, (y) the Financing Documents and (z) agreements, contracts or commitments in respect of Permitted Indebtedness) which, individually, creates an annual financial obligation of the Partnership in excess of $300,000 (or the equivalent in other currency) or which would cause the aggregate annual financial obligations of the Partnership under all agreements, contracts and commitments (other than those specified in clauses (x) through (z) immediately above) to which the Partnership is a party to exceed $500,000 (or the equivalent in other currency).

          (c) The Partnership shall not issue, direct, authorize, consent to or permit to be effective any Change Order under the Construction Contract without the prior written approval of the Independent Engineer and the Required Project Secured Parties, except for Change Orders which (i) do not change the plans and specifications therein in any material respect, (ii) do not materially alter the construction schedule and do not postpone or cause a postponement of the First Unit Performance Test Completion Deadline (as defined in the Construction Contract) beyond June 1, 1996, the Second Unit Performance Test Completion Deadline (as defined in the Construction Contract) beyond June 1, 1997 or the Third Unit Performance Test Completion Deadline (as defined in the Construction Contract) beyond June 1, 1997, (iii) do not alter in any respect the performance or availability guarantees set forth in the Construction Contract or the test methods for determining any Generating Unit's capability to meet such performance or availability guarantees, (iv) do not change the Contract Price (as defined in the Construction Contract) by more than $3 million in the aggregate (taking into account all previous Change Orders under the Construction Contract) and (v) do not violate any material provision of any Project Document. The Partnership shall not issue, direct, authorize, consent to or permit to be effective any Change Order under the Construction Contract which does not require the consent of the Required Project Secured Parties pursuant to the preceding sentence and which changes the Contract Price (as defined in the Construction Contract) by more than $1 million as to any one change without the prior written approval of the Independent Engineer and the Project Administrative Agent (which approvals shall not be unreasonably withheld or delayed).

          (d) Without the prior written consent of the Bank Agent, the VPCC Agent and OPIC, the Partnership shall not, directly or indirectly, terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any of the Project Documents and, without the prior written consent of the Required Banks, the Partnership shall not exercise its option under Section 2.03 of the OPIC Finance Agreement to cancel all or any part of the Commitment (as defined in the OPIC Finance Agreement). The Partnership shall not, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any of the Project Documents, except for Change Orders under the Construction Contract (provided that the provisions of clause (c) of this Section 4.22 are complied with in each case), without (i) first submitting to the VPCC Agent, the Bank Agent, the Project Administrative Agent and OPIC a copy of such proposed amendment, supplement, waiver, or consent and (ii) the prior written consent of the VPCC Agent, the Bank Agent, the Project Administrative Agent and OPIC (it being understood that if the Project Administrative Agent shall not have received a written notice from OPIC, on or before the date which is ten (10) Business Days after the OPIC Confirmed Receipt Date with respect to such proposed amendment, supplement, waiver or consent, to the effect that OPIC is withholding its consent to (or requires additional time to examine) such proposed amendment, supplement, waiver or consent, then without prejudice to the independent consensual rights of the VPCC Agent, the Bank Agent and the Project Administrative Agent under this sentence, OPIC shall be deemed to have given its prior written consent to such proposed amendment, supplement, waiver or consent); provided, however, that (x) if in any Project Document, the consent of the Partnership to an assignment by the other party thereto cannot be unreasonably withheld, the consent of the VPCC Agent, the Bank Agent, OPIC and the Project Administrative Agent to such an assignment shall not be unreasonably withheld and (y) the
Partnership need not obtain the prior written consent of the VPCC Agent, the Bank Agent, OPIC and the Project Administrative Agent to an amendment to the Partnership Agreement (but shall provide the VPCC Agent, the Bank Agent, the Project
Administrative Agent and OPIC with copies of any such amendment prior to execution thereof) made solely to memorialize the changes in ownership interests in the Partnership in connection with a transfer of partnership interests permitted pursuant to Sections 4.13(d) and (e) hereof. Notwithstanding the foregoing,
(A) without the prior written consent of each of the Bank Agent, the VPCC Agent, the Banks and OPIC, the Partnership shall not, (i) directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, (x) any provision of Article 9 of the Energy
Conversion Agreement or (y) any other provision of the Energy Conversion Agreement governing the terms and conditions of, or the events or circumstances giving rise to the Partnership's or PNOC-EDC's right to require, a Buyout or (ii) enter into or permit or grant any amendment or modification of the Energy Conversion Agreement or any supplement to or waiver thereunder which is reasonably likely to have an adverse financial impact on the Partnership (including, without limitation, on the amounts of, currency of or timing of payments to the Partnership under the Energy Conversion Agreement) and (B) without the prior written consent of the Banks, the Partnership shall not modify or amend the Energy Conversion Agreement, the PNOC-EDC Consent Agreement, the Assignment and Assumption Agreement or the Performance Undertaking without first obtaining any consent of OPIC required under numbered paragraph 12 of Section 9.01 of the OPIC Lenders Insurance Contract or numbered paragraph 11 of Section 9.01 of the OPIC Equity Insurance Contract.

          (e) Other than the assignment as security of the Project Documents to the Collateral Agent as security for the benefit of the Project Secured Parties, the Partnership will not assign (except with respect to Permitted Liens) any of its rights or obligations under any Project Document without the prior written consent of the Required Project Secured Parties.

          (f)  The Partnership will not take any action under
Article 9 of the Energy Conversion Agreement to require a Buyout without the prior written consent of the Required Project Secured
Parties.

          (g) The Partnership shall not claim for itself "Force Majeure" or "Political FM" as provided in Article 14 of the Energy Conversion Agreement without the prior written consent of the Project Administrative Agent and the Independent Engineer, which consents shall not be unreasonably withheld or delayed.

          Section 4.23 No Other Business. Without the prior written consent of the Required Project Secured Parties, except as contemplated by Section 4.19 hereof, the Partnership will not carry on any business other than the development, design, ownership, financing, construction and operation of the Project strictly in accordance with the Project Documents and will take no action whether by acquisition or otherwise which would constitute or result in any alteration to the nature of that business or the nature or scope of the Project.

          Section 4.24 Abandonment. The Partnership will not abandon or agree to abandon the Project or place it or agree to place it on a "care and maintenance" basis for more than 14 days in any calendar year, provided, however, that (i) nothing in this
Section 4.24 shall prevent the Partnership from shut-downs necessary for repairs and maintenance at the Plant or from putting the Plant on a "care and maintenance basis" during any "Force Majeure" or "Political FM" (as defined in the Energy Conversion Agreement) not within the control of the Partnership, which "Force Majeure" or "Political FM" prevents the Partnership from developing, constructing or operating the Plant; and (ii) nothing in this Section 4.24 shall be deemed to waive or limit in any way the right of any of the Banks, the Bank Agent, OPIC or the VPCC Agent to declare an Event of Default as provided in Section 5 hereof including, without limitation, Sections 5.6 and 5.7 hereof.

          Section 4.25  Improper Use.  The Partnership will not
use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Site or the Project for any purpose:

          (a)which may be dangerous, unless safeguarded as required by Applicable Law (provided, however, that this clause (a) shall not be deemed to prohibit the Partnership from carrying out the Project in accordance with the terms of the Energy
Conversion Agreement and the Construction Contract in a reasonable and prudent manner);

          (b)which violates any Applicable Law in any material respect;

          (c)which may constitute a public or private nuisance resulting in a Material Adverse Effect;

          (d)which may make void, voidable, or cancelable or increase the premium of, any insurance then in force with respect to the Site or the Project or any part thereof unless, in the case of an increase in premium, the Partnership gives proof of payment of such increase; or

          (e)otherwise than for the intended purpose thereof in the construction, operation and maintenance of the Plant.

          Section 4.26 Capital Expenditures. The Partnership shall not, without the prior written consent of the Required Project Secured Parties, make any capital expenditures in excess of the amounts contemplated by the Construction Budget and the Annual Budget (it being understood that the Partnership shall not, without the prior written consent of the Required Project Secured Parties, make any discretionary capital expenditures in excess of the amounts contemplated by priority SEVENTH of Section 3.02(d)(ii) ofthe Disbursement Agreement).

          Section 4.27  Amendment of Construction Budget.   The
Partnership will not, directly or indirectly, amend, modify, allocate, re-allocate or supplement or permit or consent to the amendment, modification, allocation, re-allocation or supplement of, any of the provisions of the Construction Budget, except with the prior written approval of the Required Project Secured Parties. Notwithstanding the foregoing, the Partnership may make such allocations and re-allocations with respect to the Construction Budget (other than such portions thereof allocated to the Budget Categories entitled "Hard Cost Contingency" and "Soft Cost Contingency") as are approved in writing by the Project Administrative Agent and the Independent Engineer.

          Section 4.28 Bank Accounts. The Partnership shall maintain all its bank accounts with the Collateral Agent, except that the Partnership may maintain, in accordance with the Disbursement Agreement, (a) the Excess Peso Account, (b) the O&M Peso Account and (c) the Dollar Operating Cost Account. On each date prior to the Conversion Date on which any Cash Receipts from PNOC-EDC or the Republic are deposited into the Dollar Project Control Account, the Partnership shall notify each of the Bank Agent, the VPCC Agent, the Collateral Agent and OPIC of the portion, if any, of such Cash Receipts which represent Cash Receipts received from PNOC-EDC pursuant to Sections 8.6(a) and/or 8.6(d) of the Energy Conversion Agreement (or the Republic under the Performance Undertaking) on account of "value added taxes" with respect to the Project and/or import duties on capital equipment provided under the Construction Contract
(which, for the avoidance of doubt, shall include that portion of Cash Receipts received under the Energy Conversion Agreement and the Performance Undertaking representing a gross-up for "value added taxes" on the goods and services provided under the Energy Conversion Agreement which otherwise would have been remitted to the appropriate Governmental Authorities of the Republic but for the payment by the Partnership of other "value added taxes" with respect to the Project).

          Section 4.29 Syndication Efforts. During the period commencing on the Effective Date and terminating on the first anniversary of the Credit Date, the Partnership shall make itself reasonably available to assist the Bank Agent in syndicating the Total Bank Commitment under the Bank Credit Agreement. Without limiting the generality of the foregoing, the Partnership shall, at the request of the Bank Agent, assist the Bank Agent and otherwise cooperate with the Bank Agent in the preparation of the Information Memorandum (which assistance may include reviewing and commenting on drafts of the Information Memorandum and drafting portions thereof) to facilitate the preparation and printing of the Information Memorandum within twenty-one (21) days after the Effective Date.

          Section 4.30 Press Releases; Advertising. Neither the Partnership, nor the Bank Agent, the VPCC Agent, the Project Administrative Agent, any Bank nor any Affiliate of the Partnership shall issue or consent to the issuance of any press release or other announcement or advertisement that refers to the provision of financing by the Project Secured Parties or the Bank Financing Secured Parties for the Project without the prior written consent of the Partnership, OPIC, the VPCC Agent, the Project Administrative Agent and the Bank Agent, which consent shall not be unreasonably withheld or delayed, except that no consent shall be required where the issuance of any such press release, announcement or advertisement is required by Applicable Law.

          Section 4.31 Additional Documents; Filings and Recordings. The Partnership shall execute and deliver, from time to time as reasonably requested by the Bank Agent, the VPCC Agent, OPIC, the Collateral Agent or the Co-Collateral Agent, at the Partnerships expense, such other documents as shall be necessary or advisable or that the Bank Agent, the VPCC Agent, OPIC, the Collateral Agent or the Co-Collateral Agent may reasonably request in connection with the rights and remedies of the Project Secured Parties granted or provided for by the Project Documents, as applicable, and to consummate the transactions contemplated therein. The Partnership shall, at its own expense, take all reasonable actions that have been or shall be requested by the Bank Agent, the VPCC Agent, OPIC, the Collateral Agent or the Co-Collateral Agent or that the Partnership knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Project Secured Parties created by the Project Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable the Bank Agent, the VPCC Agent, OPIC and any other appropriate Project Secured Party to effect any such action. Without limiting the generality of the foregoing, the Partnership shall (a) execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for the Bank Agent, the VPCC Agent, OPIC, the Collateral Agent or the Co-Collateral Agent) to establish, maintain and perfect such security interests and in all other places that the Bank Agent, the VPCC Agent, OPIC, the Collateral Agent or the Co-Collateral Agent shall reasonably request and (b) do everything necessary in the reasonable judgment of the Bank Agent, the VPCC Agent, OPIC, the Collateral Agent or the Co-Collateral Agent to (i) create and perfect the Project Security with respect to future assets covered by Part B of the Omnibus Security Agreement, (ii) maintain the Project Security in full force and effect at all times and (iii) preserve and protect the Project Collateral and protect and enforce its rights and title and the rights and title of the Project Secured Parties to the Project Collateral.

          Section 4.32 Employees and Employee Plans. The Partnership shall not adopt, establish, maintain, sponsor, administer, contribute to, participate in, or incur any liability under or obligation to contribute to, any Plan or incur any liability to provide post-retirement welfare benefits other than liability resulting from the Partnership being an ERISA Affiliate with respect to such Plan.

          Section 4.33 Debt Service Coverage Ratio. On each Calculation Delivery Date, the Partnership shall deliver to the Project Administrative Agent, the VPCC Agent, the Bank Agent and OPIC its calculation of the Debt Service Coverage Ratio for the Principal Repayment Date immediately following such Calculation Delivery Date. A sample calculation of the Debt Service Coverage Ratio is contained in Schedule 4.33. Each such calculation shall be made by the Partnership reasonably and in good faith.

          Section 4.34 Optional Prepayments. The Partnership shall not make any optional prepayment of any of the Project Term Loans pursuant to Section 2.13 of the Project Credit Agreement or make any optional prepayment of the OPIC Term Loan pursuant to
Section 2.07 of the OPIC Finance Agreement unless, after giving effect to such prepayment, the outstanding principal amounts of the Project Term Loans and the OPIC Term Loan shall be reduced pro rata in proportion to the respective share of the Secured Principal Amount Outstanding which the Project Term Loans and the OPIC Term Loan represented immediately prior to such prepayment; provided, however, that nothing herein shall be deemed or construed to prohibit a prepayment of any of the Project Term Loans in connection with the application of proceeds of the OPIC Equity Insurance Contract or of amounts received under the Political Risk Agreement notwithstanding that no such proceeds are applied to the repayment of the OPIC Term Loan; and provided further that notwithstanding anything to the contrary contained herein, (x) in connection with any optional prepayment of the OPIC Term Loan pursuant to Section 2.07 of the OPIC Finance Agreement, the Required Banks shall have the sole right to waive the provisions of this Section 4.34 which would require that the Partnership also make a pro rata prepayment of the Project Term Loans and (y) in connection with any optional prepayment of the Project Term Loans pursuant to Section 2.13 of the Project Credit Agreement, OPIC shall have the sole right to waive the provisions of this Section 4.34 which would require that the Partnership also make a pro rata prepayment of the OPIC Term Loan.

          Section 4.35  Foreign Exchange Registrations.
Following the making of each Utilization, the Partnership shall promptly cause such Utilization to be duly registered or recorded with the Central Bank and shall furnish to the VPCC Agent and OPIC a copy of each such registration or recording.

          Section 4.36 Accommodation Village. The Partnership shall obtain the written consent of the Bank Agent, the VPCC Agent and OPIC prior to entering into any Accommodation Village Contracts, which consent shall not be unreasonably withheld. The Partnership shall demonstrate to the Bank Agent, the VPCC Agent and OPIC that the Partnership, or alternatively, the developer, joint venture, lessor and/or owner of the Accommodation Village, has insured the Accommodation Village and the construction thereof against loss or damage, in each case pursuant to policies issued by financially sound and reputable insurers satisfactory to the Bank Agent, the VPCC Agent and OPIC and containing provisions regarding the scope and amount of insurance coverage, the identity of loss payees and additional insureds and other insurance matters satisfactory to the Bank Agent, the VPCC Agent and OPIC. To the extent that the Partnership's interest in the Accommodation Village is mortgageable, the Bank Agent, the VPCC Agent and OPIC may require, but are not obligated to require, that the Partnership grant to or for the benefit of the Project Secured Parties a security interest in the Partnership's interest in the Accommodation Village and execute all documents necessary or reasonably advisable in connection therewith. In connection with the Partnership's execution and delivery of any Accommodation Village Contracts, the Partnership shall deliver to the Secured Parties such opinions of counsel and consents to assignment as may be reasonably requested by the Project Administrative Agent.

          Section 4A.  Covenants of VPCC

          VPCC covenants and agrees that until the Bank Financing
Termination Date, and unless otherwise waived in writing by the Required Banks:

          Section 4A.1  Information Covenants.  VPCC shall
furnish to the Bank Agent (in sufficient quantities for each of the Banks) and to OPIC:

          (a) Quarterly Financial Statements of VPCC. As soon as available but, in any event, within sixty (60) days after the close of each of the first three quarterly accounting periods in each Fiscal Year,

             (i) complete unaudited financial statements of VPCC as at the end of such quarterly period with related statements of income and retained earnings and statements of changes in financial position for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all of which shall be in form reasonably satisfactory to the Bank Agent and certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of VPCC, subject to normal year-end audit adjustments;

            (ii) a report on any event or condition which has had or which is reasonably likely to have a Material Adverse Effect;
and

           (iii) a statement of all financial transactions in such Quarter between VPCC and any Affiliate of VPCC, including a certification that such transactions were on ordinary commercial terms negotiated on an arm's-length basis.

          (b) Annual Financial Statements of VPCC. As soon as available but, in any event, within one hundred twenty (120) days after the close of each Fiscal Year, the following, all in form reasonably satisfactory to the Bank Agent: (i) financial statements of VPCC as at the end of such Fiscal Year with the related statements of income and retained earnings and statements of changes in financial position for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year and certified without material exception by independent certified public accountants of nationally recognized standing (all such statements being in agreement with VPCC's books of account and prepared in accordance with GAAP), and (ii) a report of VPCC's independent certified public accountants stating that in the course of its regular audit of the financial statements of VPCC, which audit was conducted in accordance with United States generally accepted auditing standards, the accountants obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of the accountants such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 4A.1(a) and (b), a certificate of a Financial Officer of VPCC to the effect that, to the best of his or her knowledge, (i) no Default or Event of Default has occurred and is continuing and (ii) no breach or default (or event that with the passage of time, the giving of notice or both would constitute a breach or default) with respect to VPCC under any of the other Financing Documents or Project Documents exists or is imminent on the date of such certificate or has occurred and is continuing since the date of the immediately preceding certificate, or if any such Default, Event of Default, breach, default or event has occurred or is imminent, setting forth the details thereof and what action VPCC has taken, is taking or proposes to take in response thereto.

          (d) Notice of Default, Litigation, etc. (i) As soon as practicable but in no event more than three (3) Business Days after the occurrence of any Default or Event of Default or any breach or default (or event that with the passage of time, the giving of notice or both would constitute a breach or default) hereunder or under any of the other Project Documents by VPCC or (where VPCC has knowledge) by any other party thereto, a certificate of the chief financial officer, treasurer or chief accounting officer of VPCC setting forth the details thereof and the action which VPCC is taking and proposes to take with respect thereto; and (ii) as soon as practicable but in no event more than five (5) Business Days after VPCC obtains knowledge thereof, written notice of:

               (A) any information, development or knowledge of any adverse change in the business, prospects, properties, condition (financial or otherwise) or operations, present or prospective, of VPCC;

               (B) (x) any material dispute involving VPCC (and promptly upon any decision relating to any such dispute having been made, a copy of such decision), and (y) any litigation, investigation, proceeding, material claim or material controversy
(1) involving or affecting VPCC or any of its properties, revenues or assets, (2) which could cause a Default or an Event of Default, or (3) for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any Governmental Approvals necessary for the performance by VPCC of its obligations, or the exercise by VPCC of its rights, under the Project Documents;

               (C) any proposal by any Governmental Authority to acquire compulsorily VPCC, any of the Bank Financing Collateral or any part of VPCC's business or assets;

               (D) any substantial dispute between VPCC and any Governmental Authority relating to the Project;

               (E) any change in the authorized representatives of VPCC referred to in Section 3.1(m) above, which notice shall be accompanied by certified specimen signatures of any new representatives so appointed and, if requested by the Bank Agent, satisfactory evidence of the authority of such new representatives;

               (F)  any actual or proposed termination,
rescission, discharge (otherwise than by performance), amendment or waiver or indulgence under, any material provision of any Project
Document to which VPCC is a party;

               (G)  any material notice or correspondence
received or initiated by VPCC relating to a Governmental Approval or other license or authorization necessary for the performance by it of its obligations under the Project Documents;

               (H) any Lien (other than a Lien permitted to be created, assumed or incurred, or permitted to exist, in accordance with Section 4A.13 hereof) becoming enforceable over any of VPCC's assets;

               (I) any proposed material change in the nature or scope of the business or operations of VPCC and any one or more events, conditions or circumstances that exist or have occurred which are reasonably likely to have a Material Adverse Effect;

               (J) the occurrence of any event or act which could reasonably be expected to qualify as the basis for a claim by VPCC under the OPIC Lenders Insurance Contract;

               (K) and/or copies of: (x) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by VPCC or any ERISA Affiliate with respect to such request; and (y) the failure of VPCC or any ERISA Affiliate to make a required installment or payment under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan by the due date (other than the quarterly contributions described in Section 302(e) of ERISA or Section 412(m) of the Code);

               (L) the occurrence of any Termination Event which has or could result in any liability of VPCC in connection with any Pension Plan or any trust thereunder, specifying the nature thereof, what action VPCC or the ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (M) and copies of: (x) all notices of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; and (y) all notices from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

               (N) the filing of an intent to terminate any Pension Plan under a distress termination within the meaning of
Section 4041(c) of ERISA; and

               (O) and a copy of each agreement, commitment or understanding (whether or not subject to the approval of any party hereto pursuant to any other provision of this Agreement) executed by or on behalf of VPCC.

          (e) Reports to Governmental Authorities. (i) As soon as is practicable but in no event more than five (5) Business Days after the filing by VPCC of any material information or material report with any Governmental Authority, a copy of such information or report and (ii) as soon as is practicable but in no event more than five (5) Business Days after receipt by VPCC, copies of any material request for information by a Governmental Authority and of each material Governmental Approval obtained by VPCC.

          (f) Legal Opinions. Within 90 days after the end of each Annual Period, an opinion or opinions of counsel addressed to each Bank Financing Secured Party (i) stating that all action has been taken with respect to the filing, recording, re-filing and re-recording of the Bank Financing Security Documents and/or financing statements and continuation statements (and/or other instruments similar in effect under the laws of any jurisdiction) with respect thereto as is necessary to protect and preserve the rights and interests of the Bank Agent in and to the Bank
Financing Collateral and the Liens on and in the Bank Financing Collateral created by the Bank Financing Security Documents and reciting the details of such action or referring to prior opinions of counsel in which such details are given and (ii) stating what, if any, filings, recordings, re-filings and re-recordings of the aforementioned agreements, statements and instruments may reasonably be expected to become necessary during the next fifteen months in order to protect and preserve the rights and interests of the Bank Agent in and to the Bank
Financing Collateral and the Liens on and in the Bank Financing Collateral created by the Bank Financing Security Documents.

          (g) Additional Information. Within a reasonable time but in no event more than five (5) Business Days after request therefor, such additional information regarding the business, prospects, properties, condition (financial or otherwise) or operations, present or prospective, of VPCC as the Bank Agent or OPIC may reasonably request.

          Section 4A.2 Books and Records. VPCC will keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of VPCC in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. VPCC will permit officers and designated representatives of the Bank Agent and the Banks to examine and make copies of the books of record and account of VPCC and discuss the affairs, finances and accounts of VPCC with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Bank Agent or the Banks may request.

          Section 4A.3 Maintenance of Existence; Privileges; Etc. VPPC shall at all times (a) preserve and maintain in full force and effect (i) its existence as a corporation and good standing under the laws of the State of Delaware, (ii) its qualification to do business in and good standing under the laws of the State of New York and of each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary or desirable and (iii) all of its powers, rights, privileges and franchises necessary for the financing by VPCC of the Project in the manner contemplated by the Financing Documents and the maintenance of its existence, (b) obtain in a timely manner and maintain in full force and effect (or where appropriate, renew) all Governmental Approvals and all other licenses, registrations, waivers, consents and approvals required at any time or advisable in connection with the financing by VPCC of the Project in the manner contemplated by the Financing Documents and (c) preserve and maintain good and marketable title to its properties and assets subject to no Liens other than any Lien permitted to be created, incurred or assumed or permitted to exist pursuant to Section 4A.13 hereof.

          Section 4A.4  Compliance with Statutes and Regulatory
Matters. (a) VPCC will comply in all material respects with all Applicable Laws in respect of the conduct of its business and the ownership and use of its property.

          (b) No part of the proceeds of the Bank Loans will be used to purchase "margin stock" (as defined in the regulations referred to below) or for any other purpose which would result in a violation (whether by VPCC or the Banks) of Regulation G, T, U or X of the Board of Governors or to extend credit to others for any such purpose. Neither VPCC nor any of its Affiliates is engaged in, nor will any of them engage in, the business of extending credit for the purpose of purchasing or carrying any "margin stock".

          Section 4A.5  Business Implementation.  (a)  VPCC shall
(i) conduct its business with due diligence and efficiency and in accordance with sound financial and business practices and
(ii) use the proceeds of all Bank Construction Loans only for the purpose of making Project Construction Loans strictly in accordance with the Financing Documents.

          (b) VPCC shall maintain a tracking system to monitor the status of, the conditions contained in, and compliance with, Governmental Approvals required to be obtained by or on behalf of VPCC or required to be complied with by VPCC. VPCC shall promptly amend and deliver to the Bank Agent, the VPCC Agent and OPIC a revised Schedule 2.12 hereto in the event of any material change in the Governmental Approvals applicable to VPCC.

          Section 4A.6 Taxes, Duties, Etc. VPCC will pay and discharge all taxes, duties, fees, assessments and other governmental charges imposed on it, on its income or profits, on any of its property, or in connection with the execution, issue, delivery, registration, notarization, assignment or transfer of any interest in or for the legality, validity or enforceability of any Project Document prior to the date on which penalties attach thereto, and all claims, levies or liabilities for sums which have become due and payable and which have or, if unpaid might become, a Lien upon the property of VPCC (or any part thereof). VPCC shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, governmental charge or claim by proper proceedings timely instituted, and may permit the taxes, assessments, governmental charges or claims so contested to remain unpaid during the period of such contest if (i) VPCC diligently prosecutes such contest,
(ii) during the period of such contest the enforcement of any contested item is effectively stayed, (iii) adequate cash reserves or bonds in an amount reasonably satisfactory to the Bank Agent are established with respect to the contested items and (iv) such contest does not, in the reasonable discretion of the Bank Agent, involve a material risk of the sale, forfeiture or loss of any of the Bank Financing Collateral (other than the cash reserved pursuant to clause (iii) of this sentence). VPCC will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, duty, fee, assessment, other governmental charge or claim and cause the same to be satisfied of record.

          Section 4A.7 Performance of Obligations. VPCC will perform all of its obligations under the terms of the Project Documents to which it is a party. VPCC will maintain in full force and effect each of the Project Documents to which it is a party. VPCC will preserve, protect, defend and enforce the rights granted to it under or in connection with the Project Documents to which it is a party. VPCC shall take all action within its control required or in the reasonable opinion of the Bank Agent advisable to ensure that each of the Project Documents to which it is a party is in proper legal form under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdictions without any further action on the part of the Bank Agent, the Project Administrative Agent or the Banks.

          Section 4A.8 Name Changes; Etc. VPCC shall not change its name without the prior written consent of the Required Banks. VPCC shall not adopt or change any trade name or fictitious business name without the prior written consent of the Required Banks. VPCC shall execute and deliver to the Bank Agent any additional documents or certificates necessary or advisable to reflect any permitted adoption of or change in its name, trade name or fictitious business name.

          Section 4A.9  Consolidation, Merger, Sale of Assets.
VPCC will not (a) wind up, liquidate, terminate, dissolve or reorganize (or suffer any winding-up, liquidation, termination, dissolution or reorganization) or enter into any transaction of merger or consolidation; (b) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets; or (c) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person.

          Section 4A.10 Dividends; Capital Stock. VPCC will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by VPCC with respect to its capital stock), or set aside any funds for any of the foregoing purposes. VPCC shall not allow the capital stock of VPCC to be other than as follows: (a) the authorized capital stock of VPCC shall consist of 1,000 shares of common stock, par value $1.00 per share, all of which 1,000 shares will be issued and outstanding and (b) all such outstanding shares will be duly and validly issued, fully paid and non-assessable.

          Section 4A.11  Leases.  VPCC will not enter into any
agreement or arrangement to acquire by lease the use of any property or equipment of any kind.

          Section 4A.12  Indebtedness.  VPCC will not contract,
create, incur, assume or suffer to exist any Indebtedness, except
Indebtedness of VPCC incurred under the Financing Documents.

          Section 4A.13 Liens. VPCC will not, and will not agree to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real, personal or mixed, tangible or intangible) of VPCC, whether now owned or hereafter acquired, provided that the provisions of this Section 4A.13 shall not prevent the creation, incurrence, assumption or existence of the following Liens:

          (a) Liens for current taxes, assessments and other governmental charges, the payment of which is being contested by a Good Faith Contest as permitted pursuant to Section 4A.6; and

          (b)  Liens created pursuant to the Bank Financing
Security Documents.

          Section 4A.14 Guarantees. VPCC will not enter into any Contingent Obligations including, without limitation, any agreement or arrangement to guarantee or, in any way or under any condition, become obligated for all or any part of any Indebtedness or other obligation of another Person; provided, however, that nothing in this Section 4A.14 shall be deemed to prohibit the execution, delivery, declaring effective and performance by VPCC of any Financing Document.

          Section 4A.15 Subsidiaries; Advances, Investments and Loans. VPCC will not form or have any Subsidiaries, lend money or credit or make deposits with or advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that VPCC may perform its obligations under the Financing Documents strictly in accordance with the terms thereof.

          Section 4A.16 Transactions. VPCC will not (a) enter into any transaction or series of related transactions with any Person or (b) establish any sole and exclusive purchasing or sales agency, provided, however, that nothing in this Section 4A.16 shall be deemed to prohibit the execution, delivery, declaring effective and performance by VPCC of any Financing Document or of the Management Agreement or the Loan Services Agreement. Without limiting the generality of the immediately preceding sentence, VPCC shall not, directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, or enter into any agreement with, any Person, except for the transactions expressly provided for under the Financing
Documents, the Management Agreement or the Loan Services
Agreement or transactions entered into with the prior written consent of the Required Banks.

          Section 4A.17 Other Transactions. VPCC will not enter into any partnership, profit-sharing, or royalty agreement or other similar arrangement whereby VPCC's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person, provided, however, that nothing in this Section 4A.17 shall be deemed to prohibit the execution, delivery, declaring effective and performance by VPCC of any Financing Document, the Management Agreement and the Loan Services Agreement strictly in accordance with the terms thereof.

          Section 4A.18  Fiscal Year; Modifications and
Assignments of Agreements; Additional Agreements; Etc. (a) VPCC will not (i) amend or modify its Articles of Incorporation or By-
Laws or (ii) change its Fiscal Year.

          (b) VPCC will not, without the prior written consent of the Bank Agent, become a party to any agreement, contract or commitment (other than the Financing Documents to which it is a party on the date hereof, the Management Agreement and the Loan Services Agreement).

          (c) Without the prior written consent of the Required Banks, VPCC shall not, directly or indirectly, terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any of the Project Documents. VPCC shall not, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any of the Project Documents without (i) first submitting to the Bank Agent a copy of such proposed amendment, supplement, waiver, or consent and (unless waived by the Required Banks) obtaining any and all consents required to be obtained under numbered paragraph 9 of Section 9.01 of the OPIC Lenders Insurance Contract and numbered paragraph 11 of Section
9.01 of the OPIC Equity Insurance
Contract and (ii) the prior written consent of the Bank Agent, unless in the reasonable judgment of the Bank Agent, such proposed amendment, supplement, waiver, or consent is reasonably likely to have a Material Adverse Effect, in which case, the express prior written consent of the Required Banks thereto.

          (d) Other than pursuant to the VPCC Assignment and Security Agreement, VPCC will not assign any of its rights or obligations under any Project Document without the prior written consent of the Required Banks.

          Section 4A.19 No Other Business. VPCC will not carry on any business other than the financing of the Project strictly in accordance with the Financing Documents and will take no action whether by acquisition or otherwise which would constitute or result in any alteration to the nature of that business.

          Section 4A.20 Press Releases; Advertising. Neither VPCC, nor the Bank Agent, the VPCC Agent, the Project Administrative Agent, any Bank nor any Affiliate of VPCC shall issue or consent to the issuance of any press release or other announcement or advertisement that refers to the provision of financing by the Project Secured Parties or the Bank Financing Secured Parties for the Project without the prior written consent of VPCC, OPIC, the VPCC Agent, the Project Administrative Agent and the Bank Agent, which consent shall not be unreasonably withheld or delayed, except that no consent shall be required where the issuance of any such press release, announcement or advertisement is required by Applicable Law.

          Section 4A.21 Additional Documents; Filings and Recordings. VPCC shall execute and deliver, from time to time as reasonably requested by the Bank Agent, at VPCC's expense, such other documents as shall be necessary or advisable or that the Bank Agent may reasonably request in connection with the rights and remedies of the Bank Financing Secured Parties granted or provided for by the Project Documents and to consummate the transactions contemplated therein. VPCC shall, at its own expense, take all reasonable actions that have been or shall be requested by the Bank Agent or that VPCC knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Bank Financing Secured Parties created by the Bank Financing Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable the Bank Agent and any other appropriate Bank Financing Secured Party to effect any such action. Without limiting the generality of the foregoing, VPCC shall (a) execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for the Bank Agent) to establish, maintain and perfect such security interests and in all other places that the Bank Agent shall reasonably request and (b) do everything necessary in the reasonable judgment of the Bank Agent to (i) maintain the Bank Financing Security in full force and effect at all times and (ii) preserve and protect the Bank Financing Collateral and protect and enforce its rights and title and the rights and title of the Bank Financing Secured Parties to the Bank Financing Collateral.

          Section 4A.22 Employees and Employee Plans. Neither VPCC nor any ERISA Affiliate shall adopt, establish, maintain, sponsor, administer, contribute to, participate in, or incur any liability under or obligation to contribute to, any Plan or incur any liability to provide post-retirement welfare benefits.

          Section 5.  Events of Default

          Notwithstanding anything herein or in any of the Financing Documents or elsewhere to the contrary, upon the occurrence of any of the following events (each of the following events, an "Event of Default"):

          Section 5.1 Payments. (a) The Partnership shall default in the payment when due of any principal of, or interest (including the OPIC Spread (as defined in the OPIC Finance Agreement)) on, any Project Loan or the OPIC Loan or of any other amounts owing to any of the Project Secured Parties under the Project Credit Agreement, the Project Construction Note, the Project Term Note, the OPIC Finance Agreement, the OPIC Construction Note, the OPIC Term Note or any other Financing Document; or

          (b) VPCC shall default in the payment when due of any principal of, or interest on, any Bank Loan or of any other amounts owing to any of the Bank Financing Secured Parties under the Bank Credit Agreement, any of the Bank Construction Notes, any of the Bank Term Notes, or any other Financing Document; or

          Section 5.2 Representations, Etc. Any statement, representation or warranty by the Partnership, VPCC or any Affiliate of the Partnership or VPCC in any of the Financing Documents, any of the other Project Documents, any financial statement or any other writing delivered to any of the Project Secured Parties or any of the Bank Financing Secured Parties in connection with any of the Financing Documents and the transactions contemplated herein and in the other Project Documents shall prove to have been false, incorrect, incomplete or misleading in any material respect on or as of the date made, deemed made, confirmed or furnished; or

          Section 5.3 Covenants. (a) The Partnership shall fail to perform or observe any covenant, term or agreement contained in Sections 4.4(a) (Maintenance of Existence;
Privileges; Etc.), 4.13 (Consolidation, Merger, Sale of Assets, Transfers of Partnership Interests, Etc.), 4.14 (Distributions to Partners), 4.15 (Leases), 4.16 (Indebtedness), 4.17 (Liens), 4.18 (Guarantees), 4.19 (Subsidiaries; Advances, Investments and Loans),
4.20 (Transactions), 4.21 (Other Transactions), 4.22 (Fiscal Year; Modifications and Assignments of Agreements;
Additional Agreements; Etc.), 4.23 (No Other Business), 4.24 (Abandonment), 4.25 (Improper Use), 4.26 (Capital Expenditures) or
4.32 (Employees and Employee Plans) hereof, any covenant, term or agreement contained in Section 3 of the Disbursement
Agreement, any covenant, term or agreement contained in Section
6.04 (Worker Rights) of the OPIC Finance Agreement or any covenant, term or agreement contained in Section 4.17 (Special OPIC Representations of the Partnership) of the Project Credit Agreement; or

          (b) The Partnership shall fail to perform or observe any covenant, term or agreement contained in the Energy
Conversion Agreement; provided, however, that such failure shall not be deemed an Event of Default if the Partnership commences to diligently cure such failure within ten (10) days of the occurrence thereof and the Partnership cures such failure within thirty (30) days of the occurrence thereof; or

          (c) VPCC shall fail to perform or observe any covenant, term or agreement contained in Sections 4A.3(a) (Maintenance of Existence; Privileges; Etc.), 4A.9
(Consolidation, Merger, Sale of Assets), 4A.10 (Dividends;
Capital Stock), 4A.11 (Leases), 4A.12 (Indebtedness), 4A.13 (Liens), 4A.14 (Guarantees), 4A.15 (Subsidiaries; Advances, Investments and Loans), 4A.16 (Transactions), 4A.17 (Other Transactions), 4A.18 (Fiscal Year; Modifications and Assignments of Agreements; Additional Agreements; Etc.), 4A.19 (No Other Business) or 4A.22 (Employees and Employee Plans) hereof or any covenant, term or agreement contained in Section 4.16 of the Bank Credit Agreement; or

          (d) The Partnership, VPCC or any Obligor which is an Affiliate of the Partnership or VPCC shall fail to perform or observe any other covenant, term or agreement binding on it and contained in this Agreement or any other Project Document and such failure shall not be remediable or, if remediable, shall continue unremedied beyond the period of cure or grace, if any, extended to such Person with respect to such covenant, term or agreement, as specified in the Project Document in which such covenant, term or agreement is contained; provided that if (i) such failure cannot be cured within the period of cure or grace, if any, extended to such Person with respect to such covenant, term or agreement, as specified in the Project Document in which such covenant, term or agreement is contained, or, in the case of any term covenant or agreement contained in this Agreement (other than those specified in clause (a) or clause (c) of this Section 5.3), as to which no period of cure or grace is extended to the Partnership or VPCC, as the case may be, (ii) such failure is susceptible of cure, (iii) the Partnership, VPCC or such Obligor, as the case may be, is proceeding with diligence and in good faith to cure such failure,
(iv) the existence of such failure in the reasonable judgment of each of the Bank Agent, the VPCC Agent or OPIC has not had and is not reasonably likely to have a Material Adverse Effect and (v) the Project Administrative Agent shall have received an officer's certificate signed by a Financial Officer of the Partnership, VPCC or such Obligor, as the case may be, to the effect of clauses (i), (ii) and (iii) above and stating what action the Partnership, VPCC or such Obligor, as the case may be, is taking to cure such failure, then, so long as the Partnership, VPCC or such Obligor, as the case may be, shall be diligently proceeding to cure such failure, the Partnership, VPCC or such Obligor, as the case may be, shall have such additional time, not to exceed (x) in the case of any such failure on the part of VPCC, fifteen (15) days and (y) in the case of any such failure on the part of the Partnership or such Obligor, ninety (90) days, in each case as shall be reasonably necessary for such Person to diligently cure such failure; and provided, further, that notwithstanding anything contained in the immediately preceding proviso, if an Event of Default shall occur as a result of the Partnership's failure to operate and maintain the Plant in accordance with the O&M Parameters and the others terms and conditions of this Agreement, the Required Project Secured Parties shall have the right to require that the Partnership enter into the O&M Agreement, regardless of any other action the Partnership may have taken, be taking or propose to take with respect to such failure, whereupon the Partnership shall execute and deliver the O&M Agreement and provide and/or cause to be provided to the Secured Parties such opinions of counsel and consents to assignment as the Project Administrative Agent shall reasonably request in connection therewith; or

          Section 5.4 Default Under Other Agreements. (a) The Partnership, VPCC or any Partner shall (i) default in any payment of any Indebtedness For Borrowed Money (other than the Project Loans, the Bank Loans or the OPIC Loan) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii) default (other than in the manner referred to in clause (i)) in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money (other than the Project Loans, the Bank Loans or the OPIC Loan) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition shall exist, the effect of which such default or other event or condition is to (x) cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity or (y) permit the Person to whom such Indebtedness For Borrowed Money is owed to declare the same due and payable prior to the stated maturity thereof; or

          (b)  any Indebtedness For Borrowed Money of the
Partnership, VPCC or any Partner shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (c) the Construction Contractor, at any time prior to the date on which it shall cease to be an Obligor, shall (i) default in any payment of any Indebtedness For Borrowed Money in an aggregate amount exceeding 50 billion yen (or the equivalent in other currency) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money in an aggregate amount exceeding 50 billion yen (or the equivalent in other currency) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money in an aggregate amount exceeding 50 billion yen (or the equivalent in other currency) to become due prior to its stated maturity; provided, however, that notwithstanding the occurrence of one or more of the events described in this clause (c), the occurrence of such event or events shall not be deemed an Event of Default unless, in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC, the occurrence of such event or events has had or is reasonably likely to have a Material Adverse Effect; or

          (d) at any time prior to the date on which the Construction Contractor shall cease to be an Obligor, any Indebtedness For Borrowed Money in an aggregate amount exceeding 50 billion yen (or the equivalent in other currency) of the Construction Contractor shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof and the existence of the aforesaid event, in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC, has had or is reasonably likely to have a Material Adverse Effect; or

          (e) at any time prior to the later to occur of (i) the date on which Required Equity Contributions in an aggregate amount equal to the Funding Amount shall have been contributed to the Partnership by the Partners, (ii) the date on which all obligations of Magma under Sections 3 and 8(h) of the Equity Funding Agreement shall have been satisfied in full or expired, (iii) the date on which the ECA Construction Performance Bond shall no longer be required to be in full force and effect and (iv) the date on which all obligations of Magma under the Project Completion Agreement shall have been satisfied in full or expired, Magma shall (x) default in any payment of any Indebtedness For Borrowed Money in an aggregate amount exceeding $5 million (or the equivalent in other currency) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money in an aggregate amount exceeding $5 million (or the equivalent in other currency) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money in an aggregate amount exceeding $5 million (or the equivalent in other currency) to become due prior to its stated maturity; or

          (f) at any time prior to the later to occur of (i) the date on which Required Equity Contributions in an aggregate amount equal to the Funding Amount shall have been contributed to the Partnership by the Partners, (ii) the date on which all obligations of Magma under Sections 3 and 8(h) of the Equity Funding Agreement shall have been satisfied in full or expired, (iii) the date on which the ECA Construction Performance Bond shall no longer be required to be in full force and effect and (iv) the date on which all obligations of Magma under the Project Completion Agreement shall have been satisfied in full or expired, any Indebtedness For Borrowed Money in an aggregate amount exceeding $5 million (or the equivalent in other currency) of Magma shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          Section 5.5 Bankruptcy, Etc. (a) the Partnership or any Partner shall fail to discharge (or to post an adequate bond or other security acceptable to the Required Project Secured Parties in their sole discretion) or VPCC shall fail to discharge (or to post an adequate bond or other security acceptable to the Required Banks in their sole discretion), in each case within a period of sixty (60) days of any attachment, sequestration or similar writ levied upon any material property or assets of the Partnership, any Partner or VPCC, as the case may be; or

          (b)  the Partnership, VPCC or any Obligor (other than
PNOC-EDC):

             (i)  becomes insolvent or does not pay its
Indebtedness as it becomes due or is unable to pay, or admits in writing its inability to pay its Indebtedness as it becomes due or makes an assignment for the benefit of creditors; or

            (ii) commences any case, proceeding or other action under any Debtor Relief Law; or

           (iii) in any involuntary case, proceeding or other action commenced against it under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (B) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (C) is the subject of an order for relief or an adjudication or appointment is made under any Debtor Relief Law; or

            (iv) conceals, removes or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

             (v) makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

            (vi) suffers or permits, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings which are not vacated within sixty (60) days from the date thereof; or

           (vii) commences any case, proceeding or other action for the appointment of a trustee, receiver, custodian or other official for or to take possession of all or any part of its property or assets or to have any court take jurisdiction of any of its property or assets; or

          (viii) takes any corporate, partnership or other (as the case may be) action indicating its authorization of, consent to, approval of or acquiescence in any case, proceeding, action or event described in clause (i), (ii), (iii), (iv), (v), (vi) or
(vii) above; or

            (ix) has a trustee, receiver, custodian or other official appointed for or take possession of all or any part of its property or assets or has any court take jurisdiction of any of its property or assets, which action remains undismissed for a period of sixty (60) days; or

          Section 5.6 Project Events. (a) The Partnership shall cease to have the right to possess and use the Site; or

          (b) Any event shall have occurred which entitles the Partnership or PNOC-EDC to give a notice which will result in a Buyout; or

          (c) The Partnership shall (except as permitted by Section 4.13 hereof) sell or otherwise dispose of any of its interest in the Project; or

          (d)  An event or circumstance described in subclause (a),
(b), (c) or (d) of Section 15.4.1 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this Section 5.6(d), (i) the words "one-hundred twenty
(120)" contained in subclauses (b) and (c) of Section 15.4.1 of the Energy Conversion Agreement shall be replaced with the words "sixty
(60)" in each place where such words appear, the words "ninety
(90)" contained in subclause (d) of Section 15.4.1 of the Energy Conversion Agreement shall be replaced with the words "forty-five
(45)" in each place where such words appear and the words "thirty
(30) months" contained in subclause (b) of Section 15.4.1 of the Energy Conversion Agreement shall be replaced by the words "twenty four (24) months" in each place in subclause (b) of Section 15.4.1 of the Energy Conversion
Agreement in which such words appear; or

          (e)  An event or circumstance described in subclause (a),
(b) or (c) of Section 15.4.2 of the Energy Conversion
Agreement shall have occurred, it being understood that for purposes of this Section 5.6(e), the words "one hundred twenty
(120)" contained in subclauses (b) and (c) of Section 15.4.2 of the Energy Conversion Agreement shall be replaced with the words "sixty
(60)" in each place where such words appear; or

          (f)  Any suspension under Section 15.2(a) of the Energy
Conversion Agreement has occurred and has continued for thirty (30) consecutive days, or for forty-five (45) days within any consecutive 365-day period; or

          (g) PNOC-EDC shall have delivered to the Partnership a notice of termination pursuant to Section 15.2(c) of the Energy
Conversion Agreement; or

          Section 5.7 Material Adverse Effect. One or more events, conditions or circumstances (including without limitation "Force Majeure" as defined in Section 14.1(a) of the Energy Conversion Agreement and "Political FM" as defined in Section 14.1(b) of the Energy Conversion Agreement) shall exist or shall have occurred which, in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC, is reasonably likely to have a Material Adverse Effect; or

          Section 5.8 Project Documents. (a) This Agreement or any of the other Financing Documents or any provision hereof or thereof (i) is or becomes invalid, illegal or unenforceable or any party thereto shall so assert, or (ii) ceases to be in full force and effect, or shall cease to give the Project Secured Parties the Liens, rights, powers and privileges purported to be created thereby or hereby or any party thereto shall so assert or shall cease to give the Bank Financing Secured Parties the Liens, rights, powers and privileges purported to be created thereby or hereby or any party thereto shall so assert; or

          (b) Except as permitted by Section 4.17 hereof, the Project Security or any material portion thereof for any reason fails to constitute a valid and perfected first priority Lien or ceases to be in full force and effect or the Partnership or the grantor or pledgor thereof shall so assert; or

          (c) The Bank Financing Security or any portion thereof for any reason fails to constitute a valid and perfected first priority Lien or ceases to be in full force and effect or VPCC or the grantor or pledgor thereof shall so assert; or

          (d)  (i) Any Operating Agreement (other than an
Operating Agreement described in clause (vii) of the definition of the term "Operating Agreement" in Schedule X hereto), or any material provision thereof, shall (x) at any time for any reason cease to be valid and binding or in full force and effect (except upon expiration of its stated term or upon a termination permitted in accordance with Section 4.22 hereof), (y) be declared by an arbitrator, court or other Governmental Authority of competent jurisdiction to be null and void or (z) be terminated (except upon expiration of its stated term or upon a termination permitted in accordance with Section 4.22 hereof) or
(ii) any party (other than the Partnership, VPCC or any Obligor which is an Affiliate of the Partnership or VPCC) shall be in material default under any Operating Agreement (other than an Operating Agreement described in clause (vii) of the definition of the term "Operating Agreement" in Schedule X hereto);
provided, however, that no Event of Default shall be declared as a result of the occurrence of any event described in this Section 5.8(d) if: (A) the Partnership or VPCC, as the case may be, obtains a Replacement Operating Agreement for the affected Operating Agreement within 90 days of the occurrence of such event and (B) in the reasonable judgment of each of the Bank Agent, the VPCC Agent and OPIC, the occurrence of such event has not had a Material Adverse Effect and does not have a Material Adverse Effect prior to the Partnership's or VPCC's, as the case may be, so obtaining a Replacement Operating Agreement; or

          Section 5.9 Ownership of the Partnership and VPCC; Operations of the Project. (a) Magma shall cease to maintain Control (as defined below) of the Partnership or shall cease to own, directly or indirectly, at least 51% of the ownership interests in the Partnership free and clear of all Liens (it being understood that for purposes of this Section 5.9(a), (x) "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise and (y) if Magma owns ownership interests in the Partnership indirectly, the percentage of its ownership in the Partnership shall be the product of the percentage ownership it has in any intermediate subsidiary or other entity and the percentage ownership which the subsidiary or other entity owning ownership interests in the Partnership directly has in the Partnership); or

          (b) Magma shall cease to have control, direct or indirect, over the management and operation of the Project; or

          (c) Except as permitted pursuant to Section 4.13 hereof, either of the Partners shall convey, pledge or otherwise encumber any of its interests in the Partnership other than pursuant to Part D of the Omnibus Security Agreement; or

          (d) Broad Street shall cease to maintain Control (as defined below) of VPCC or shall cease to own, directly, 100% of the shares of capital stock of VPCC free and clear of all Liens other than the Liens created pursuant to the VPCC Stock Pledge Agreement (it being understood that for purposes of this Section 5.9(d), (x) "Control" means the possession, directly, of the power to direct or cause the direction of the management and policies of a Person, through ownership of voting securities and (y) no Event of Default shall be declared as a result of the occurrence of an event described in the foregoing provisions of this Section 5.9(d) which occurs as a result of a sale of the Pledged Collateral made in accordance with Section 7C(g) of the VPCC Stock Pledge Agreement); or

          (e) VPCC shall, without the prior consent of the Required Banks, issue or have outstanding any securities convertible into or exchangeable for its capital stock or issue or grant or have outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock; or

          Section 5.10 Judgments. (a) One or more judgments or decrees shall be entered (a) against the Partnership or any Obligor which is an Affiliate of the Partnership involving in the aggregate a liability of $500,000 (or the equivalent in other currency) or more; or (b) against VPCC; or (c) prior to the date on which the Construction Contractor shall cease to be an Obligor, against the Construction Contractor involving in the aggregate a liability (not paid or fully covered by insurance) of 50 billion yen (or the equivalent in other currency) or more; and (i) in any such case all such judgments or decrees shall not have either been discharged or stayed pending appeal within 30 days after the entry thereof or
(ii) in the case of any such judgment or decree which has been stayed pending appeal, such judgment shall not have been discharged within 30 days after the expiration of such stay; provided, however, that not withstanding the occurrence of an event described in clause (c) of this Section 5.10, the occurrence of such event shall not be deemed an Event of Default unless, in the reasonable judgment of the Required Project Secured Parties, the occurrence of such event has had or is reasonably likely to have a Material Adverse Effect; or

          (b) Any order or decree is entered by any court or Governmental Authority of competent jurisdiction directly or indirectly enjoining the construction or operation of the Project or any substantial portion thereof and such order or decree is not vacated or dismissed, and the proceedings out of which such order or decree arose are not dismissed or stayed, in each case within thirty (30) days after the entry of such order or decree; or

          Section 5.11 Governmental Action. Any government or Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property or other assets of the Partnership or VPCC or of the ownership interests in the Partnership or VPCC or shall have assumed custody or control of such property or other assets or of the business or operations of the Partnership or VPCC or of the ownership interests in the Partnership or VPCC or shall have taken any action for the dissolution or disestablishment of the Partnership or VPCC or any action that would prevent the Partnership, the Partners or its or their officers from carrying on the business or operations of the Partnership or a substantial part thereof or any action that would prevent VPCC or its officers from carrying on the business or operations of VPCC or any part thereof; or

          Section 5.12 Permits and Other Regulatory Matters. (a) Any of the material Governmental Approvals required or obtained in connection with the Bank Loans, the Project Loans, the OPIC Loan, this Agreement or any Project Document or any of the material Governmental Approvals required to be obtained or obtained by any Obligor in connection with the full performance of the Project Documents to which it is a party shall be rejected or otherwise denied or shall expire (without being timely renewed) or be revoked, rescinded, suspended, held invalid or otherwise limited in effect; provided, however, that (i) if the applicable rejection, denial, expiration, revocation, suspension, invalidation or limitation, as the case may be, is reasonably susceptible of cure, (ii) the Partnership is proceeding with diligence and in good faith to effect such cure, (iii) the occurrence of such rejection, denial, expiration, revocation, suspension, invalidation or limitation, as the case may be, could not reasonably be expected to have a Material Adverse Effect and
(iv) the Project Administrative Agent shall have received an officer's certificate signed by a Financial Officer of the Partnership to the effect of clauses (i), (ii) and (iii) above and stating what actions the Partnership is taking to effect such cure, then the Required Project Secured Parties shall grant the Partnership such additional time, not to exceed a period of ninety
(90) days from the date of the occurrence of the applicable rejection, denial, expiration, revocation, suspension, invalidation or limitation, as the case may be, as shall be reasonably necessary for the Partnership diligently to effect such cure; or

          (b) The passage or promulgation of, or any change in any statute, ordinance or regulation affecting the Project that, in the reasonable judgment of the VPCC Agent, the Bank Agent or OPIC, has a Material Adverse Effect; or

          (c) Any of the Partnership, its Affiliates, VPCC, its Affiliates, any of the Project Secured Parties or any of the Bank Financing Secured Parties shall, solely as a result of the participation by such parties, separately or as a group, in any transaction contemplated hereby or by any other Project Document, become subject to regulation by any Governmental Authority of the United States as an "electric utility," "electrical corporation," "electric company," "public utility," "electric utility holding company," "holding company" or "public utility holding company" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the United States (including, without limitation, PUHCA and FPA) or by any Governmental Authority of the Republic as a "public utility" under any Applicable Law of the Republic; or

          (d) Any requirement or any modification not previously approved by the Required Project Secured Parties (including, without limitation, establishment of new requirements or revocation of any exemption or waiver) of any Governmental
Approval which, in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC, could reasonably be expected to have a Material Adverse Effect; or

          Section 5.13 Transfer of Collateral; Event of Loss; Diminution of Property Rights. (a) Title to or any right in all or any part of (i) the Mortgage Collateral, (ii) the Plant, (iii) any other Project Collateral purported to be covered by the Project Security Documents (other than as permitted pursuant to this Agreement, including Section 4.13 hereof) shall become vested in any party other than the party named as owner and/or holder thereof in the applicable Project Security Documents, whether by operation of law or otherwise; or

          (b) Title to or any right in all or any part of any Bank Financing Collateral purported to be covered by the Bank Financing Security Documents shall become vested in any party other than the party named as owner and/or holder thereof in the applicable Bank Financing Security Document, whether by operation of law or otherwise; or

          (c)  There shall have occurred an Event of Loss; or

          (d) Except as otherwise permitted pursuant to this Agreement, the Partnership hereafter grants any easement or dedication, files any plat, declaration or restriction or enters into any lease or sub-lease concerning the Site, the Mortgage Collateral or the Plant and the effect thereof is determined by the Required Project Secured Parties, in their reasonable discretion, to be material and adverse to the Site, the Mortgage Collateral, the Plant or the Partnership; or

          Section 5.14 Costs; Construction Progress. A determination by the Required Project Secured Parties or the Independent Engineer, in each case in their reasonable judgment, that (a) the Project is not reasonably likely to be completed within the Construction Budget, (b) Final Completion with respect to either of Unit 2 or Unit 3 is not likely to occur by the Deadline Date, (c) the Commercial Operation Date for Unit 1 is not likely to occur by the Guaranteed Completion Date for Unit 1, (d) the Commercial Operation Date for Unit 2 is not likely to occur by the Guaranteed Completion Date for Unit 2 or (e) the Commercial Operation Date for Unit 3 is not likely to occur by the Guaranteed Completion Date for Unit 3; provided, that such Event of Default shall be waived if all of the following conditions are met: (i) within 30 days after notice by the Project Administrative Agent to the Partnership of such determination, the Partnership submits to the Project Administrative Agent a plan, in form and substance acceptable to the Required Project Secured Parties, specifying the plan of action the Partnership intends to take to remedy the condition described herein that would result in an Event of Default and (ii) the Partnership proceeds diligently in implementing such plan to the Required Project Secured Parties' reasonable satisfaction, provides periodic reports to the Bank Agent, the VPCC Agent and OPIC of the status of such implementation and from time to time amends such plan with the Required Project Secured Parties' consent (which shall not be unreasonably withheld) so that such plan remains likely to achieve its aims; or

          Section 5.15 Equity Funding Agreement; Project Completion Agreement; Political Risk Agreement. (a) The failure by Magma to cause the Partners to make any Required Equity Contribution or any other equity contribution required to be made in accordance with Sections 8(g), 8(h)(i), 8(h)(ii) and 8(h)(iii) of the Equity Funding Agreement or the failure by Magma to pay any amount required to be paid by it under or otherwise to comply with any of the terms of the Equity Funding Agreement, the VPCC Stock Pledge Agreement or the Project Completion Agreement; or

          (b) The Required Banks shall have given written notice to Magma or Magma Netherlands that its failure to pay any amount required to be paid by it under the Political Risk Agreement and/or its failure to comply with any one or more of the terms of the Political Risk Agreement has resulted in the occurrence of an Event of Default; or

          Section 5.16 Regulatory Status. The Partnership shall fail to remain continuously exempt from all regulation under PUHCA as a result of being a "foreign utility company" under Section 33 of PUHCA or otherwise; or

          Section 5.17 ERISA. (a) Any of the following events occur or exist with respect to the Partnership or, in the case of
(i) through (v) below, any ERISA Affiliate: (i) any Termination Event with respect to any Plan; or (ii) any event or circumstance that is reasonably likely to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the imposition of liability in respect of any Pension Plan (other than a liability to the PBGC for insurance premiums the payment of which is not yet due); (iii) any Pension Plan shall have an accumulated funding deficiency as defined in Section 412 of the Code or Section 302 of ERISA; (iv) any Plan intended to be qualified under Section 401(a) or 401(k) of the Code shall be disqualified; (v) any Plan shall be subject to an excise tax pursuant to Code Section 4980B or shall fail to comply with Sections 601-606 (inclusive) of ERISA; (vi) the Partnership provides employee welfare benefits to retirees other than statutorily required or pursuant to Section 601 et seq. of ERISA and Section 4980B of the Code; or (vii) the Partnership incurs liability under or relating to any Plan resulting from a violation of ERISA, the Code and/or any other applicable law, including without limitation the Age Discrimination in Employment Act, the Americans With Disabilities Act and Title VII of the Civil Rights Act, each as amended; and in each case above, such event or condition, individually or in the aggregate together with all other such events or conditions, if any, is reasonably likely to subject the Partnership to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate, in the reasonable judgment of the Bank Agent, the VPCC Agent or OPIC, has had or is reasonably likely to have a Material Adverse
Effect; or the Partnership or any ERISA Affiliate shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV or ERISA or as a contribution to a Pension Plan and/or Multiemployer Plan which, as a result, has had or is reasonably likely to have a Material Adverse Effect; or

          (b) Any of the following events occur or exist with respect to VPCC or any ERISA Affiliate: (i) any Termination Event with respect to any Plan; or (ii) any event or circumstance that could constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the imposition of liability in respect of any Pension Plan (other than a liability to the PBGC for insurance premiums the payment of which is not yet due); (iii) any Pension Plan shall have an accumulated funding deficiency as defined in Section 412 of the Code or Section 302 of ERISA; (iv) any Plan intended to be qualified under Section 401(a) or 401(k) of the Code shall be disqualified; (v) any Plan shall be subject to an excise tax pursuant to Code Section 4980B or shall fail to comply with Sections 601-606 (inclusive) of ERISA;
(vi) VPCC or any ERISA Affiliate provides employee welfare benefits to retirees; or (vii) VPCC or any ERISA Affiliate incurs liability under or relating to any Plan resulting from a violation of ERISA, the Code and/or any other applicable law, including without limitation the Age
Discrimination in Employment Act, the Americans With Disabilities Act and Title VII of the Civil Rights Act, each as amended; and in each case above, such event or condition, individually or in the aggregate together with all other such events or conditions, if any, could subject VPCC to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which potential tax, penalty or liability is not bonded or otherwise collateralized to the satisfaction of the Required Banks within five (5) calendar days; or VPCC or any ERISA Affiliate shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV or ERISA or as a contribution to a Pension Plan and/or Multiemployer Plan; or

          Section 5.18 Authorities to Construct. Prior to the Credit Date, the Authorities to Construct shall not have been obtained by or on behalf of the Partnership on terms free from conditions or requirements not contemplated by the Construction Budget; or

          Section 5.19  Dissolution of the Partnership or VPCC.
The liquidation, dissolution or termination of the Partnership or VPCC or the merger or consolidation of the Partnership or VPCC with or into any other Person; or

          Section 5.20 Environmental Claims. Any Environmental Claim shall have been asserted against the Partnership or any other party to any Financing Document and such Environmental Claim could have a Material Adverse Effect; then, and in any such event, and at any time thereafter, if such event is continuing,

          (i) the Bank Agent, on behalf of the Bank Financing Secured Parties, upon receiving the consent of the Required Banks, may, and upon the request of the Required Banks, shall (w) take any actions necessary to cure such Event of Default and/or declare an Event of Default, (x) declare, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by VPCC, the Bank Commitment of each Bank terminated, irrespective of any other provision of any Financing Document, whereupon such Bank Commitment of each Bank shall immediately terminate (provided, that if an Event of Default specified in Section 5.5 shall have occurred or a Buyout shall have occurred, all such Bank Commitments shall automatically be immediately terminated without any declaration, presentment, demand, protest or notice or any act of any kind by any of the Bank Financing Secured Parties whatsoever), (y) declare, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by VPCC, the entire amount of VPCC's outstanding Bank Financing Secured Obligations to be immediately due and payable, irrespective of any other provision of any Financing Document, whereupon the same shall be and become immediately due and payable (provided, that if an Event of Default specified in Section 5.5 shall have occurred or a Buyout shall have occurred, the entire amount of VPCC's outstanding Bank Financing Secured Obligations shall be automatically immediately due and payable without any declaration, presentment, demand, protest or notice or other act of any kind by the Bank Agent or any of the Bank Financing Secured Parties whatsoever) and (z) proceed to enforce any remedies provided to the Bank Agent or the Bank Financing Secured Parties under any of the Financing Documents; and/or

         (ii) the VPCC Agent, on behalf of the VPCC Secured Parties, upon receiving the consent of the Required Banks, may, and upon the request of the Required Banks, shall (w) take any actions necessary to cure such Event of Default and/or declare an Event of Default, (x) declare, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Partnership, the VPCC Commitment terminated, irrespective of any other provision of any Financing Document, whereupon the VPCC Commitment shall immediately terminate (provided, that if an Event of Default specified in Section 5.5 shall have occurred or a Buyout shall have occurred, the VPCC Commitment shall automatically be terminated without any declaration, presentment, demand, protest or notice or any act of any kind by the VPCC Agent whatsoever), (y) declare, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Partnership, the entire amount of the Partnership's outstanding VPCC Financed Secured Obligations to be immediately due any payable, irrespective of any other provision of any Financing Document, whereupon the same shall be and become immediately due and payable (provided, that if an Event of Default specified in Section 5.5 shall have occurred or a Buyout shall have occurred, the entire amount of the Partnership's outstanding VPCC Financed Secured Obligations shall be automatically immediately due and payable without any declaration, presentment, demand, protest or notice or other act of any kind by the VPCC Agent whatsoever) and (z) subject to the terms of the Collateral Agency Agreement, proceed to enforce or cause or instruct the Collateral Agent to enforce any remedies provided to the Collateral Agent or the VPCC Secured Parties, as the case may be, under any of the Financing Documents; and/or

        (iii) OPIC may (w) take any actions necessary to cure such Event of Default and/or declare an Event of Default, (x) declare, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Partnership, the OPIC Commitment terminated, irrespective of any other provision of any Financing Document, whereupon the OPIC Commitment shall immediately terminate (provided, that if an Event of Default specified in Section 5.5 shall have occurred or a Buyout shall have occurred, the OPIC Commitment shall automatically be terminated without any declaration, presentment, demand, protest or notice or any act of any kind by OPIC whatsoever), (y) declare, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Partnership, the entire amount of the Partnership's outstanding OPIC Secured Obligations to be immediately due any payable, irrespective of any other provision of any Financing Document, whereupon the same shall be and become immediately due and payable (provided, that if an Event of Default specified in Section 5.5 shall have occurred or a Buyout shall have occurred, the entire amount of the Partnership's outstanding OPIC Secured Obligations shall be automatically immediately due and payable without any declaration, presentment, demand, protest or notice or other act of any kind by OPIC whatsoever) and (z) subject to the terms of the Collateral Agency Agreement, proceed to enforce or cause or instruct the Collateral Agent to enforce any remedies provided to the Collateral Agent or the OPIC Secured Parties, as the case may be, under any of the Financing Documents; and/or

         (iv) the Required Project Secured Parties may, if the Operation Date of Unit 1 shall have occurred, require the Partnership to enter into one or more interest rate cap or collar agreements, in which event the Partnership shall use its best efforts to enter into any and all of such agreements as required by the Required Project Secured Parties.

          If an event or occurrence constitutes an Event of Default or Default under more than one of the provisions of this Section 5, each of the Bank Agent (on behalf of the Bank Financing Secured Parties), the VPCC Agent (on behalf of the VPCC Secured Parties) and OPIC, may during the continuance of such Event of Default take all actions and remedies provided to such party hereunder and/or under the other Financing Documents upon expiration of the shortest grace period, if any, applicable to such Default or Event of Default (subject, in the case of the taking of such action and remedies by the Bank Agent, to any consent or request of the Required Banks and, in the case of the taking of such action and remedies by the VPCC Agent, to any consent or request of VPCC given or made with the consent or at the direction of the Required Banks).

          Section 6.  Miscellaneous

          Section 6.1 Notices. Except as otherwise expressly provided herein, (a) all notices and other communications provided for hereunder shall be provided in writing (including telegraphic, telex, facsimile or cable communication) and shall be sent by telecopy, telex, telegraph or cable with the original of such communication dispatched by (if inland) overnight or (if overseas) international courier and, if such courier service is not available, by registered airmail (or, if inland, registered first-class mail) with postage prepaid to the Partnership, VPCC, the Bank Agent, the VPCC Agent, the Project Administrative Agent and OPIC at their respective addresses specified below and to the Banks at their respective addresses specified on the signature pages hereto, or at such other address as shall be designated by such Person in a written notice to the other parties hereto and (b) all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective seven (7) days after being deposited in the mails in the manner as aforesaid, when delivered to the telegraph company or cable company (if inland), one (1) day or (if overseas) three (3) days after delivery to a courier in the manner as aforesaid, as the case may be, or when sent by telex (with the correct answer back) or telecopier:

          If to the Partnership:

          VISAYAS GEOTHERMAL POWER COMPANY
          c/o Magma Netherlands B.V.
          6750 Ayala Avenue Building
          24th Floor
          Makati, Metro Manila, Philippines

          Attn:  President
          Tel :  011-632-892-0276
          Fax :  011-632-892-5825

with copies to:

          Magma Power Company
          4365 Executive Drive
          Suite 900
          San Diego, California  92122

          Attn:  General Counsel
          Tel :  (619) 622-7800
          Fax :  (619) 622-7822

If to VPCC:

          VISAYAS POWER CAPITAL CORPORATION
          c/o Lord Securities Corporation
          Two Wall Street, 19th Floor
          New York, New York  10005

          Attn:  Kevin P. Burns, Vice President
          Tel :  (212) 346-9000
          Fax :  (212) 346-9012


with copies to the VPCC Agent at:

          CREDIT SUISSE
          Tower 49
          12 East 49th Street
          New York, New York  10017

          Attn:  Project Finance
          Tel :  (212) 238-2000
          Fax :  (212) 238-5390
          Telex:  420149

If to OPIC:

          OVERSEAS PRIVATE INVESTMENT CORPORATION
          1100 New York Avenue, N.W.
          Washington, D.C.  20527

          Attn:  Vice President for Finance
                  (with a copy to the Treasurer
                   and to Ms. Tracey Webb)
          Tel :  (202) 336-8485
          Fax :  (202) 408-9866

          Section 6.2 English Language. All documents to be furnished or communications to be given or made under this Agreement or any other Financing Document shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Partnership or VPCC, as the case may be, which translation shall be the governing version among the Partnership or VPCC, as the case may be, and the other parties hereto or to such other
Financing Document.

          Section 6.3 Indemnities and Expenses. (a) The Partnership shall, whether or not the transactions herein contemplated are consummated, pay or reimburse promptly following demand by OPIC or the VPCC Agent (on behalf of itself or VPCC), as the case may be, (i) all costs and expenses (including legal fees and disbursements) incurred by or charged to OPIC, the VPCC Agent or VPCC (including costs and expenses charged to VPCC pursuant to Section 4.3 of the Bank Credit Agreement) in connection with the preparation, printing, execution, delivery, administration, registration (where appropriate) or enforcement of this Agreement, the Project Credit Agreement, the Bank Credit Agreement, the OPIC Finance Agreement, the OPIC Funding Documents, the Project Construction Note, the Project Term Note, the Bank Construction Notes, the Bank Term Notes, the OPIC Construction Note, the OPIC Term Note and the other Project Documents or the protection or preservation of any right or claim of OPIC, the VPCC Agent or VPCC against the Partnership or of any right or claim of the Bank Agent and/or the Banks against VPCC, in each case arising out of this Agreement, the Project Credit Agreement, the Bank Credit Agreement, the OPIC Finance Agreement, the OPIC Funding Documents, the Project Construction Note, the Project Term Note, the Bank Construction Notes, the Bank Term Notes, the OPIC Construction Note, the OPIC Term Note or any other Financing Document, (ii) the fees of the Independent Engineer and the Insurance Consultant and (iii) all costs and expenses (including legal fees and disbursements) incurred by or charged to OPIC, the VPCC Agent or VPCC (including costs and expenses charged to VPCC pursuant to Section 4.3 of the Bank Credit Agreement) in connection with, in respect of or incident to the maintenance, administration and enforcement of this Agreement, the Project Credit Agreement, the Bank Credit
Agreement, the OPIC Finance Agreement, the OPIC Funding
Documents, the Project Construction Note, the Project Term Note, the Bank Construction Notes, the Bank Term Notes, the OPIC Construction Note, the OPIC Term Note and the other Project Documents and the consummation of the transactions contemplated by this Agreement and the other Project Documents after the Effective Date (including, without limitation, in connection with, in respect of or incident to any amendment or modification to, preservation of rights under, or waiver or consent relating to any Financing Document or any other documents relating thereto or in connection with the syndication of the Total Bank
Commitment).

          (b) Subject to Section 6.3(j) below and without limiting the indemnity obligations of the Partnership under the Project Credit Agreement, the Partnership shall, whether or not the transactions herein contemplated are consummated, pay and hold each of the Project Secured Parties harmless from and against any and all present and future stamp and other similar taxes and documentary or registration fees with respect to the foregoing matters and save each of the Project Secured Parties harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Project Secured Party) to pay such taxes or fees.

          (c) Without limiting the application of Section 6.3(b) above and Section 6.3(j) below and without limiting the indemnity obligations of the Partnership under the Project Credit
Agreement, the Partnership shall indemnify, reimburse and hold each Project Secured Party and their respective successors and assigns and their respective officers, directors, employees, representatives, attorneys and agents (hereinafter in this Section 6.3 referred to individually as "Indemnitee" and collectively as "Indemnitees"), harmless on demand from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorney's fees and disbursements) (for the purposes of this Section 6.3 in its entirety, the foregoing are collectively called "Expenses") of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees as a result or by reason of or in any way relating to or arising out of their entering into, or the performance or enforcement by any Person of its rights under this Agreement, any Project Security Document, any Bank Financing Security Document, any other Project Document or the documents executed in connection herewith and therewith or in any other way connected with the performance or the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of or the preservation or enforcement of any rights, powers and remedies under any thereof, or in any way relating to or arising out of the ownership, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale or other disposition or use of the Project Collateral or the Bank
Financing Collateral including, without limitation, the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any person (including any Indemnitee), or for property damage) or any contract claim; provided that no Indemnitee shall be indemnified pursuant to this
Section 6.3(c) for Expenses to the extent caused solely by the gross negligence or willful misconduct of such Indemnitee, as finally and unappealably determined by a court of competent jurisdiction, except that VPCC shall be indemnified pursuant to this Section 6.3(c) notwithstanding its own gross negligence or willful misconduct or the gross negligence or willful misconduct of its officers, directors, employees, representatives and agents, if and to the extent that the action or actions taken or omitted to be taken by such Persons which gave rise to Expenses were taken or omitted to be taken otherwise than at the direction of the Bank Financing Secured Parties having the right to direct VPCC with respect to the taking or refraining from taking such actions pursuant to the terms of any Financing Document or the Intercreditor Agreement.

          (d) Without limiting the application of Sections 6.3(b) and 6.3(c) above and Section 6.3(j) below or the indemnity obligations of the Partnership under the Project Credit
Agreement, the Partnership shall pay or reimburse each Indemnitee, for, any and all fees, taxes and Expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Project Collateral or the Bank Financing Collateral, and the Collateral Agent's, the Co-Collateral Agent's or the Bank Agent's, as the case may be, security interest in the Project Collateral or the Bank Financing Collateral, or incurred in connection with the liquidation or sale of any of the Project Collateral or the Bank Financing Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Project Collateral or the Bank Financing Collateral, premiums for insurance with respect to the Project Collateral or the Bank Financing Collateral and all other fees, taxes and Expenses in connection with protecting, maintaining, preserving, liquidating or selling any of the Project Collateral or the Bank Financing Collateral and the Collateral Agent's, the Co-Collateral Agent's or the Bank
Agent's, as the case may be, interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Project Collateral or the Bank Financing Collateral.

          (e) Without limiting the application of Sections 6.3(b), 6.3(c) and 6.3(d) above and Section 6.3(j) below or the indemnity obligations of the Partnership under the Project Credit Agreement, the Partnership shall pay, indemnify, reimburse and hold each Indemnitee, harmless on demand from and against any and all Expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Partnership in this Agreement, in any officer's certificate, statement or writing delivered on or before the Effective Date or in any statement or writing made or delivered after the Effective Date pursuant to or in connection with this Agreement. Without limitation to the foregoing provisions of this paragraph, the indemnity provided hereunder shall cover any loss, liability or expense reasonably incurred arising out of or in connection with claims by third parties (including without limitation any Bank), to whom a copy of the Information Memorandum has been distributed with the knowledge of the Partnership, against VPCC, the VPCC Agent, the Bank Agent or any other Bank relating to any alleged inaccuracy of the factual information (taken as a whole) which, for the avoidance of doubt shall not include any information by way of projections, estimates or other expressions of view as to future circumstances (provided that such projections, estimates or other expression of view are expressed in good faith and on the basis of assumptions that when made were viewed by the Partnership to be reasonable) contained in, or any alleged omission of information which will render such aforesaid factual information (taken as a whole) inaccurate or misleading in a material respect from, the Information Memorandum and the Project Documents.

          (f)  Without limiting the application of
Sections6.3(b), 6.3(c), 6.3(d) and 6.3(e) above and Section6.3(j) below or the indemnity obligations of the Partnership under the Project Credit Agreement, the Partnership shall indemnify each Indemnitee on demand from and against any and all Expenses growing out of or resulting from any refund or adjustment of any amount paid or payable to any Project Secured Party or Bank Financing Secured Party or their successors or assigns under or in respect of any Project Collateral or Bank Financing
Collateral, or any interest thereon, which may be ordered or otherwise required by any Person.

          (g) Without limiting the application of clauses (b) through (f) of this Section 6.3 or the indemnity obligations of the Partnership under the Project Credit Agreement, the
Partnership agrees to defend, protect, indemnify and hold each Indemnitee harmless on demand against any and all Expenses (including removal and remedial actions and consultants' fees and disbursements) imposed on or asserted against such Indemnitee directly or indirectly based on, or arising or resulting from, (i) the actual or alleged presence of Hazardous Materials on, under or at the Plant or the Site, (ii) any Environmental Claim relating to the Partnership or the Project or arising out of the use of the Plant or the Site or (iii) the proper exercise of such Indemnitee's rights under any of the provisions of this Section 6.3 regardless of when any such matters arise, but excluding any matter based solely on the gross negligence or willful misconduct of such Indemnitee, as finally and unappealably determined by a court of competent jurisdiction, except that VPCC shall be indemnified pursuant to this Section 6.3(g) notwithstanding its own gross negligence or willful misconduct or the gross negligence or willful misconduct of its officers, directors, employees, representatives and agents, if and to the extent that the action or actions taken or omitted to be taken by such Persons which gave rise to Expenses were taken or omitted to be taken otherwise than at the direction of the Bank Financing Secured Parties having the right to direct VPCC with respect to the taking or refraining from taking such actions pursuant to the terms of any Financing Document or the Intercreditor Agreement.

          (h) If and to the extent that any of the obligations of the Partnership under clauses (b) through (g) of this Section 6.3 are unenforceable for any reason, the Partnership hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible by it under Applicable Law.

          (i) Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement, together with any and all interest thereon, shall constitute Project Secured Obligations. The indemnity obligations of the Partnership contained in clauses (b) through (g) of this Section 6.3 shall continue in full force and effect notwithstanding the (i) full repayment of the Project Secured Obligations and the discharge thereof, and (ii) prior termination of this Agreement or any other Project Document.

          (j)If (i) the Project Secured Parties are entitled to indemnification and reimbursement under this Section 6.3 for Expenses actually incurred, and (ii) the amount of such Expenses incurred by one or more Project Secured Parties is in excess of its or their respective share of the aggregate amount of Expenses of the Project Secured Parties based on its or their proportionate share of the Project Secured Obligations, calculated without giving effect to such excess amount of expenses incurred by such Project Secured Parties (the "Proportionate Share"), then prior to the payment of any indemnification and reimbursement amounts to any other Project Secured Party, the Partnership shall first pay to the Project Secured Party or Project Secured Parties that incurred Expenses in an amount greater than its or their respective Proportionate Share of the aggregate amount of the Expenses of the Project Secured Parties an amount equal to the amount of their Expenses in excess of their respective Proportionate Share thereof. Once such payment has been made in full, the Partnership shall pay to the Project Secured Parties all indemnification and reimbursement amounts on a pro rata basis based on their respective Proportionate Share.

          (k) In case any action, suit or proceeding shall be brought against any Project Secured Party which may result in the Partnership being required to perform any of its indemnity obligations under this Section 6.3, such Project Secured Party shall notify the Partnership of the commencement thereof, and the Partnership shall be entitled, at its expense, acting through counsel acceptable to such Project Secured Party, to participate in, and, to the extent that the Partnership desires, to assume and control the defense thereof (except that the Partnership shall have no right to assume and control the defense of any action, suit or proceeding on behalf of OPIC). Such Project Secured Party shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by the Partnership. Notwithstanding the foregoing, the Partnership shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, in the opinion of such Project Secured Party and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Project Secured Party or a conflict of interest between such Project Secured Party and the Partnership or between such Project Secured Party and another Project Secured Party or a Bank Financing Secured Party, and in such event (other than with respect to disputes solely between such Project Secured Party and another Project Secured Party or a Bank Financing Secured Party) the Partnership shall pay the reasonable expenses (including, without limitation, attorneys' and consultants' fees and disbursements) of such Project Secured Party in such defense.

          (l) The Partnership shall report to such Project Secured Party on the status of any such action, suit or proceeding as developments shall occur and at least within sixty
(60) days of the previous report. The Partnership shall deliver to such Project Secured Party a copy of each document filed or served on any party in any such action, suit or proceeding, and each material document which the Partnership possesses relating to such action, suit or proceeding.

          (m) Notwithstanding the Partnership's rights hereunder to control certain actions, suits or proceedings, any Project Secured Party against whom any claim is made shall be entitled, upon consultation with legal counsel wherein such Project Secured Party is advised that such claim is reasonably meritorious, and, except in the case of claims that could give rise to criminal liability, after consultation with the Partnership, to compromise or settle any such claim if such Project Secured Party determines in its reasonable discretion that failure to compromise or settle such claim is likely to have a material adverse effect on such Project Secured Party, the Project or such Project Secured
Party's interest in the Project. Any such compromise or settlement shall be binding upon the Partnership for purposes of this Section 6.3. The foregoing provisions shall not restrict the control by OPIC of any litigation against it.

          (n) Upon payment of any claim by the Partnership pursuant to this Section 6.3 or other similar indemnity provisions contained herein to or on behalf of a Project Secured Party, the Partnership, without any further action, shall be subrogated to any and all claims that such Project Secured Party may have relating thereto, and such Project Secured Party shall cooperate with the Partnership to enable the Partnership vigorously to pursue such claims; provided, however, that the Partnership's subrogation rights under this Section 6.3(n) shall be limited to any claims that any Project Secured Party may have against any Person other than a Project Secured Party or a Bank Financing Secured Party and in no event shall the Partnership be subrogated to any rights of the Collateral Agent or the Co-Collateral to indemnification, contribution or other reimbursement from the Secured Parties pursuant to the Collateral Agency Agreement or otherwise, any rights of the Project Administrative Agent to indemnification, contribution or other reimbursement from the Secured Parties pursuant to the Intercreditor Agreement or otherwise or any rights of any Project Secured Party to reimbursement or contribution from any other Project Secured Party or any Bank Financing Secured Party.

          (o) Any amounts payable by the Partnership pursuant to this Section 6.3 shall be regularly payable within the later to occur of (i) thirty (30) days after the Partnership receives an invoice for such amounts from any applicable Project Secured Party or (ii) thirty (30) days prior to the date on which such Project Secured Party reasonably expects to pay such costs on account of which the Partnership's indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the Default Rate.

          Section 6.4  Survival.  All indemnities,
representations and warranties set forth herein shall survive the execution and delivery of this Agreement, the Project Credit Agreement, the Bank Credit Agreement, the OPIC Finance Agreement, the OPIC Funding Documents, the Project Construction Note, the Project Term Note, the Bank Construction Notes, the Bank Term Notes, the OPIC Construction Note, the OPIC Term Note and the other Financing Documents, the making and repayment of the OPIC Loan, the making and repayment of the Project Loans and the making and repayment of the Bank Loans.

          Section 6.5  Governing Law; Submission to Jurisdiction.
(a) This Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof.

          (b) Any legal action or proceeding against the Partnership or VPCC with respect to this Agreement or any other Financing Document may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York or, in the case of the Partnership, in any competent court in Makati, Metro Manila, Republic of the Philippines and, by execution and delivery of this Agreement, each of the Partnership and VPCC hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Partnership and VPCC agree that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Partnership or VPCC, as the case may be, and may be enforced in any other jurisdiction, including, in the case of the Partnership, the Republic, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each of the Partnership and VPCC hereby irrevocably designates, appoints and empowers The Prentice-Hall Corporation System Inc., with offices on the date hereof at 15 Columbus Circle, New York, New York 10023, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding brought in any of the aforementioned New York courts.
If for any reason such designee, appointee and agent shall cease to be available to act as such, each of the Partnership and VPCC agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision by written notice to the Bank Agent, the VPCC Agent, OPIC and the Collateral Agent, which designee, appointee and agent shall be satisfactory to the Required Project Secured Parties, and to notify the Bank Agent, the VPCC Agent, OPIC and the Collateral Agent in writing of such new designees, appointee and agent. Each of the Partnership and VPCC further irrevocably consents to the service of process out of any of the aforementioned New York courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Partnership or VPCC, as the case may be, at its respective address set forth in Section 6.1 hereof, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of any Project Secured Party or Bank Financing Project Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Partnership or VPCC in the Republic or in any other jurisdiction.

          (c)  Each of the Partnership and VPCC hereby
irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Financing Document brought in the New York or Philippine courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (d)  WITH REGARD TO THIS AGREEMENT, THE PARTNERSHIP,
VPCC, THE BANK AGENT, THE VPCC AGENT, THE PROJECT ADMINISTRATIVE
AGENT, OPIC AND EACH BANK HEREBY WAIVES THE RIGHT TO A TRIAL BY
JURY.

          Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, except that the Partnership may not assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of OPIC and each Bank and VPCC may not assign all or any part of its rights and obligations under this Agreement without the prior written consent of each Bank; provided, however, that it is understood and agreed that the provisions of this Section 6.6 shall not be deemed to prohibit the execution, delivery and performance by VPCC under the VPCC Assignment and Security Agreement.

          Section 6.7  Counterparts.  This Agreement may be
executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          Section 6.8  No Waiver; Remedies Cumulative.  No
failure or delay on the part of any Project Secured Party or Bank Financing Secured Party in exercising any right, power or privilege hereunder or under any other Financing Document and no course of dealing between the Partnership or VPCC and any Project Secured Party or Bank Financing Secured Party shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Financing Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Project Secured Party or Bank Financing Secured Party would otherwise have. No notice to or demand on the Partnership or VPCC in any case shall entitle the Partnership or VPCC to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Project Secured Party or Bank Financing Secured Party to any other or further action in any circumstances without notice or demand.

          Section 6.9 Severability. Any provision of this Agreement and any other Financing Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement or any other Financing Document or affect such provision in any other jurisdiction.

          Section 6.10 Calculation. All financial calculations to be made under, or for the purposes of, this Agreement shall be determined in accordance with United States generally accepted accounting principles, applied on a consistent basis and, except as otherwise required to conform to the definitions contained in
Schedule X of this Agreement or any other provisions of this Agreement, shall be calculated from the then most recently issued quarterly financial statements which the Partnership is obligated to furnish hereunder from time to time, as provided hereunder; provided, however, that (a) if the relevant quarterly financial statements should be in respect of the last quarter of a Fiscal Year then, at the option of the Required Project Secured Parties, such calculations may instead be made from the audited financial statements for the relevant Fiscal Year, and (b) if there should occur any material adverse change in the financial condition or results of operations of the Partnership after the end of the period covered by the relevant financial statements, then such material adverse change shall also be taken into account in calculating the relevant figures.

          Section 6.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 6.12 Amendment or Waiver. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in a writing signed by the Bank Agent, the VPCC Agent, the Project Administrative Agent, VPCC, the Required Banks and OPIC and (unless waived by the Required Banks) any and all consents required to be obtained under numbered paragraph 9 of
Section 9.01 of the OPIC Lenders Insurance Contract and numbered paragraph 11 of Section 9.01 of the OPIC Equity Insurance
Contract shall have been obtained; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each Bank, (i) amend, modify or waive any provision of this
Section 6.12 or Section 6.3, 6.6 or 6.8, (ii) reduce the respective percentages specified in the definitions of the terms Required Project Secured Parties or Required Banks set forth in Schedule X hereto or otherwise amend the definition of the term Required Project Secured Parties set forth in Schedule X hereto or (iii) consent to the assignment or transfer by the Partnership or VPCC of any of its rights and obligations under this Agreement.

          Section 6.13 No Recourse. The obligations of VPCC hereunder are solely the corporate obligations of VPCC and no recourse shall be had against any stockholder, employee, officer, director, incorporator, Affiliate, agent or servant of VPCC with respect to this Agreement, any of the obligations of VPCC hereunder or any obligation of VPCC for the payment of any fee or other amount payable hereunder for any claim based on, arising out of or relating to this Agreement or any Financing Document; provided, however, that nothing in this Section 6.13 shall be deemed to affect or diminish (i) the rights and remedies of the Bank Financing Secured Parties (or any of them) with respect to (and to the extent of) the Pledged Collateral as set forth in the VPCC Stock Pledge Agreement or (ii) those express respective obligations of certain Affiliates of VPCC enumerated in the last sentence of Section 28 of the VPCC Stock Pledge Agreement. The provisions of this Section 6.13 shall survive the termination of this Agreement.

          IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first above written.


Signed on:  December 21, 1994


VISAYAS GEOTHERMAL POWER COMPANY

By:    Magma Netherlands B.V.,
       as Managing General Partner


By:    /s/  Jon R. Peele
       Name:  Jon R. Peele
       Title:  Managing Director


VISAYAS POWER CAPITAL CORPORATION


By:  /s/  Andrew L. Stidd
     Name:  Andrew L. Stidd
     Title:  President


CREDIT SUISSE, as Bank Agent, as
Project Administrative Agent and as VPCC Agent


By:  /s/  Markus Christensen
     Name:  Markus Christensen
     Title:  Member of Senior Management


By:  /s/  Henry Park
     Name:  Henry Park
     Title:  Associate

OVERSEAS PRIVATE INVESTMENT CORPORATION


By:  /s/  Tracey Webb
     Name:  Tracey Webb
     Title:  Financial Analyst


BANKS:

CREDIT SUISSE


By:  /s/  Markus Christensen
     Name:  Markus Christensen
     Title:  Member of Senior Management


By:  /s/  Henry Park
     Name:  Henry Park
     Title:  Associate


                         Address for Notices:

                         Tower 49
                         12 East 49th Street
                         New York, New York  10017

                         Attn :  Project Finance
                         Tel  :  (212) 238-2000
                         Fax  :  (212) 238-5390
                         Telex:  420149